                                U.S. $290,000,000

                      DEBTOR IN POSSESSION CREDIT AGREEMENT

                          Dated as of November 17, 2000

                                      Among

                         WHEELING-PITTSBURGH CORPORATION

                      WHEELING-PITTSBURGH STEEL CORPORATION

                          W-P STEEL VENTURE CORPORATION

                            CONSUMERS MINING COMPANY

                                W-P COAL COMPANY

                              MINGO OXYGEN COMPANY

                      MONESSEN SOUTHWESTERN RAILWAY COMPANY

                             WHEELING EMPIRE COMPANY

                         PITTSBURGH-CANFIELD CORPORATION

                                  as Borrowers

                                       and

                            THE LENDERS PARTY HERETO

                                   as Lenders

                                       and

                                 CITIBANK, N.A.

                             as Initial Issuing Bank

                                       and

                               CITICORP USA, INC.

                                    as Agent

                                TABLE OF CONTENTS

Section                                                                   Page
                                                                          ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                                   ARTICLE II
                         AMOUNTS AND TERMS OF THE LOANS

2.1.    The Loans............................................................27
2.2.    Making the Loans.....................................................28
2.3.    Fees  29

2.15.   Taxes 36

                                   ARTICLE III
                              CONDITIONS PRECEDENT

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1.    Corporate Existence; Compliance with Law.............................49
4.2.    Corporate Power; Authorization; Enforceable Obligations..............49
4.3.    Taxes 50

4.9.    ERISA 52
4.10.   Liens 54

4.20.   Title 57

                                    ARTICLE V
                               FINANCIAL COVENANT

5.1.    Limitation on Capital Expenditures...................................59
5.2.    Excess Availability..................................................60

                                   ARTICLE VI
                        ADDITIONAL AFFIRMATIVE COVENANTS

                                   ARTICLE VII
                               NEGATIVE COVENANTS

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

                                   ARTICLE IX
                                    THE AGENT

                                    ARTICLE X
                                  MISCELLANEOUS

SCHEDULES
Schedule I       -  List of Issuers

Schedule II      -  Commitments

Schedule III     -  List of Applicable Lending Offices and Addresses for Notices

Schedule IV      -  Term Priority Collateral

Schedule 2.2     -  List of Eligible Signatories

Schedule 3.1     -  UCC Filing Jurisdictions

Schedule 4.3     -  Taxes

Schedule 4.6     -  Litigation

Schedule 4.8     -  List of Subsidiaries

Schedule 4.9     -  List of Plans

Schedule 4.10    -  List of Liens

Schedule 4.12    -  Joint Ventures

Schedule 4.15    -  Labor

Schedule 4.18    -  Environmental Protection

Schedule 4.20(a) -  List of Owned Real Estate

Schedule 4.20(b) -  List of Leased Real Estate

Schedule 4.20(c) -  Existing Options

Schedule 7.2     -  Existing Indebtedness

Schedule 7.3     -  Leases

Schedule 7.4     -  Restricted Payments

Schedule 7.6     -  Existing Investments

Schedule 7.10    -  Transactions with Affiliates

Schedule 7.16    -  Permitted Bank Accounts

EXHIBITS

Exhibit A-1 -    Form of Revolving Credit Note

Exhibit A-2 -    Form of Term Note

Exhibit B   -    Form of Notice of Borrowing

Exhibit C   -    Form of Letter of Credit Request

Exhibit D   -    Form of Notice of Conversion or Continuation

Exhibit E   -    Form of Assignment and Acceptance

Exhibit F   -    Form of Borrowing Base Certificate

Exhibit G-1 -    Form of Interim Order

Exhibit G-2 -    Form of Final Order

Exhibit H   -    Form of Security Agreement

Exhibit I   -    Form of Mortgage

Exhibit J-1 -    Opinion of Debevoise & Plimpton
              -- Special Counsel for the Borrowers

Exhibit J-2 -    Opinion of Reed Smith Shaw & McClay LLP
              -- Local Counsel for the Borrowers

Exhibit K   -    Form of Cash Collateral Account Agreement

                      DEBTOR IN POSSESSION CREDIT AGREEMENT

            DEBTOR IN  POSSESSION  CREDIT  AGREEMENT,  dated as of November  17,
2000, among  Wheeling-Pittsburgh  Corporation,  a Delaware  corporation ("WPC"),
Wheeling-Pittsburgh  Steel Corporation,  a Delaware  corporation  ("WPSC"),  W-P
Steel Venture Corporation,  a Delaware corporation ("Steel Venture"),  Consumers
Mining Company, a Pennsylvania  corporation  ("Consumers"),  W-P Coal Company, a
West Virginia corporation ("WP Coal"), Mingo Oxygen Company, an Ohio corporation
("Mingo"),  Monessen  Southwestern  Railway Company, a Pennsylvania  corporation
("Monessen"),  Wheeling-Empire  Company, a West Virginia corporation ("Empire"), and  Pittsburgh-Canfield  Corporation,  a Pennsylvania  corporation  ("PCC", and together with WPC, WPSC, Steel Venture,  Consumers, WP Coal, Mingo, Monessen and
Empire,   the  "Borrowers",   and  each,  a  "Borrower"),   each  a  debtor  and
debtor-in-possession  under Chapter 11 of the Bankruptcy Code 11 U.S.C.  Section
101 et seq., the  "Bankruptcy  Code") the financial  institutions  listed on the signature  pages  hereof (each  individually  a "Lender"  and  collectively  the
"Lenders"),  Citibank,  N.A.  ("Citibank"),  as issuer of letters of credit (the
"Initial Issuing Bank"), and Citicorp USA, Inc. ("Citicorp"), as agent hereunder for the  Lenders  (in  such  capacity,  together  with any  successor  appointed pursuant to Article IX, the "Agent").

PRELIMINARY STATEMENTS:

            1. On November 16, 2000 (the "Filing  Date"),  the  Borrowers  filed petitions  under  Chapter  11 of  the  Bankruptcy  Code  in  the  United  States
Bankruptcy Court for the Northern District of Ohio (the "Bankruptcy Court").

            2.  The  Borrowers  have  continued  to  operate  their   respective
businesses pursuant to Section 1107 and 1108 of the Bankruptcy Code.

            3.  The  Pre-Petition   Agent  (as  hereinafter   defined)  and  the
Pre-Petition  Lenders (as hereinafter  defined) entered into a Third Amended and
Restated  Credit  Agreement  dated  as  of  April  30,  1999,  as  amended  (the
"Pre-Petition  Credit  Agreement"),  with  WPSC  and  WPSC  and  certain  of its
Affiliates (as hereinafter defined) entered into the Pre-Petition Securitization
Program (as hereinafter  defined),  each of which  transactions  were secured by certain of the Pre-Petition Collateral (as hereinafter defined).

            4. The Borrowers and their  Subsidiaries  have an immediate need for funds to continue to operate their businesses.

            5.  The  Borrowers  have  requested  that  the  Lenders  lend to the
Borrowers up to $290,000,000  pursuant to Sections  105(a),  362, and 364(c)(1),
(2) and (3) of the  Bankruptcy  Code in  order  to  refinance  the  Pre-Petition
Obligations (as hereinafter defined),  provide working capital for the Borrowers and their Subsidiaries, and for other general corporate purposes.

            6. The Borrowers have agreed to secure the Obligations  with,  inter alia,  first priority  liens on and security  interests in (subject to Permitted
Liens (as hereinafter  defined)) all property and interests,  real and personal, tangible and  intangible,  of the  Borrowers,  whether now owned or  hereinafter acquired,  all on the terms and  conditions  set forth in the Loan Documents (as hereinafter defined), in accordance with Sections 105(a), 362 and 364(c)(1), (2)
and (3) of the Bankruptcy Code.

            7. The Lenders have indicated their willingness to lend such amounts pursuant to Sections 105(a),  362, and 364(c)(1),  (2) and (3) of the Bankruptcy
Code on the terms and conditions of this Agreement.

            NOW,  THEREFORE,  in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            1.1.  Defined Terms. As used in this Agreement,  the following terms have the following  meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate"  means, as to any Person,  any Subsidiary of such Person and any other Person which,  directly or indirectly,  controls, is controlled by or is under  common  control  with such  Person  and  includes  each  officer or director or general partner of such Person, and each Person who is the direct or indirect  beneficial  owner of 15% or more of any class of voting  Stock of such
Person or,  with  respect to any  Borrower,  of WHX.  For the  purposes  of this definition,  "control"  means the possession of the power to direct or cause the direction  of  management  and  policies  of such  Person,  whether  through the ownership of voting securities, by contract or otherwise.

            "Agent" has the meaning  specified in the recital of parties to this
Agreement.

            "Agent's  Account" means the account of the Agent  maintained by the
Agent at Citibank at its office at 399 Park  Avenue,  New York,  New York 10043,
Account No. 3682 2248, Attention: Keith Karako.

            "Agreement"  means  this  Debtor  in  Possession  Credit  Agreement, together  with all Exhibits and  Schedules  hereto,  as the same may be amended, supplemented or otherwise modified from time to time.

            "Applicable  Lending  Office"  means,  with  respect to each  Lender
Party,  its  Domestic  Lending  Office in the case of a Base Rate Loan or a Term
Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

            "Applicable  Margin"  means,  as of any date, a percentage per annum determined by reference to the  Performance  Level in effect on such date as set forth below:

Performance    Applicable Margin for     Applicable Margin for     Applicable Margin for
   Level          Base Rate Loans        Eurodollar Rate Loans     Letter of Credit Fees
   -----          ---------------        ---------------------     ---------------------

    I                   1.75%                   2.75%                     2.50%
    II                  2.00%                   3.00%                     2.75%
    III                 2.25%                   3.25%                     3.00%

provided  that,  for the period  commencing on the Effective  Date and ending on
June 30, 2001, the Applicable Margin shall be as set forth opposite  Performance
Level II.  Commencing with the month ending July 31, 2001, the Applicable Margin shall be  adjusted  monthly  as of the first day of each  month  based  upon the
Excess  Availability as of such date and the average Excess Availability for the immediately  preceding month. If the Excess Availability on the first day of any
month   corresponds  to  the  same  Performance  Level  as  the  average  Excess
Availability  for the previous month,  such  Performance  Level shall be used to determine the Applicable  Margin;  otherwise the Applicable Margin for any month shall be that which  corresponds to the higher of such Performance  Levels (with
Level III being the highest level and Level I the lowest).

Notwithstanding   anything  to  the  contrary   herein   contained,   if  Excess
Availability  is less than  $30,000,000 on any day, the Applicable  Margin shall immediately  be adjusted to that rate set forth in Level III and shall remain at such rate  (regardless of compliance  with any  Performance  Level) until Excess
Availability has exceeded $30,000,000 for thirty (30) consecutive days.

            "Applicable  Percentage"  means,  as of any date, a  percentage  per annum determined by reference to the Performance Level in effect on such date as set forth below:

         Performance Level                      Applicable Percentage
         -----------------                      ---------------------
                I                                      0.500%
                II                                     0.500%
                III                                    0.625%

provided  that,  for the period  commencing on the Effective  Date and ending on
June  30,  2001,  the  Applicable  Percentage  shall  be as set  forth  opposite
Performance  Level II.  Commencing  with the month  ending  July 31,  2001,  the
Applicable  Percentage  shall be  adjusted  monthly  as of the first day of each month based upon  Excess  Availability  as of such date and the  average  Excess
Availability for the immediately  preceding month. If the Excess Availability on the first  day of any month  corresponds  to the same  Performance  Level as the average daily Excess Availability for the previous month, such Performance Level shall be used to determine the Applicable Percentage;  otherwise, the Applicable
Percentage  for any month shall be that which  corresponds to the higher of such
Performance  Levels  (with  Level III being  the  highest  level and Level I the lowest).

Notwithstanding   anything  to  the  contrary   herein   contained,   if  Excess
Availability  is less than  $30,000,000  on any day, the  Applicable  Percentage shall  immediately  be  adjusted  to that  rate set forth in Level III and shall remain at such rate (regardless of compliance with any Performance  Level) until
Excess Availability has exceeded $30,000,000 for thirty (30) consecutive days.

            "Appropriate  Lender" means,  at any time,  with respect to the Term
Facility or the Revolving Credit  Facility,  a Lender that has a Commitment with respect to such Facility at such time.

            "Approved  Fund"  means,  with  respect to any Lender that is a fund that  invests in bank  loans,  any other fund that  invests in bank loans and is advised  or  managed  by the same  investment  advisor  as such  Lender or by an
Affiliate of such investment advisor.

            "Assignment  and  Acceptance"  means an  assignment  and  acceptance entered into by a Lender and an Eligible Assignee,  and accepted by the Agent in accordance with Section 10.7 and in substantially the form of Exhibit E.

            "Assuming Lender" has the meaning specified in Section 2.20(d).

            "Assumption Agreement" has the meaning specified in Section 2.20(d).

            "Availability  Reserves"  means such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral.

            "Bankruptcy  Code"  has the  meaning  specified  in the  Preliminary
Statements.

            "Bankruptcy  Court" has the  meaning  specified  in the  Preliminary
Statements.

            "Base Rate" means, for any period,  a fluctuating  interest rate per annum as shall be in effect  from time to time,  which  rate per annum  shall be equal at all times to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York,
New York, from time to time, as Citibank's base rate; and

            (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent,  to the next higher 1/4 of one percent) of (i)
1/2 of one percent per annum,  plus (ii) the rate per annum obtained by dividing
(A) the latest  three-week  moving average of secondary  market morning offering rates in the United  States  for  three-month  certificates  of deposit of major
United States money market banks,  such three-week  moving average  (adjusted to the basis of a year of 360 days) being determined  weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal
Reserve  Bank of New  York  or,  if  such  publication  shall  be  suspended  or terminated,  on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by
Citibank,  by (B) a  percentage  equal to 100%  minus the  average  of the daily percentages specified during such three-week period by the Board of Governors of the  Federal  Reserve  System (or any  successor)  for  determining  the maximum reserve requirement (including, without limitation, any emergency,  supplemental or other marginal  reserve  requirement)  for Citibank in respect of liabilities consisting of or including  (among other  liabilities)  three-month  U.S. dollar nonpersonal  time deposits in the United  States,  plus (iii) the average during such three-week  period of the annual assessment rates estimated by Citibank for determining  the then  current  annual  assessment  payable by  Citibank  to the
Federal  Deposit  Insurance  Corporation  (or any  successor)  for insuring U.S.
dollar deposits of Citibank in the United States; and

            (c) the sum  (adjusted to the nearest one percent or, if there is no nearest  one  percent,  to the next  higher one  percent) of (i) one percent per annum plus (ii) the Federal Funds Rate.

            "Base Rate Loan" means any outstanding principal amount of the Loans of any Lender Party that bears interest with reference to the Base Rate.

            "Blocked Account" has the meaning specified in Section 2.19.

            "Blocked  Account Letter" means the letter  agreement,  dated August
17, 1994,  executed by WPSC and the Agent and  acknowledged and agreed to by PNC
Bank,   National   Association,   as  such  letter  agreement  may  be  amended,
supplemented  or otherwise  modified  from time to time in  accordance  with the terms hereof.

            "Borrower   Consolidated   Group"   means  each   Borrower  and  its
Subsidiaries.

            "Borrowers'  Professionals" means all Persons retained or engaged by any Borrower as  professional  persons  within the meaning of Section 327 of the
Bankruptcy Code.

            "Borrowing" means each of a Revolving Credit Borrowing, a Swing Loan
Borrowing and a Term Borrowing.

            "Borrowing Base" means, at any time of calculation,  an amount equal to

            (a) up to 85% of (i) the face amount of Eligible  Receivables  minus
(ii) Receivables Reserves, plus

            (b) up to a  percentage  of the  lower  of cost or  market  value of various  categories of Eligible  Inventory at such time, as set forth in Exhibit
F, minus (ii)  Inventory  Reserves;  provided  that,  in no event shall  amounts available  to be  borrowed  under  this  clause  (b) ever  constitute  more than
$175,000,000, minus

            (c) the then amount of all Availability Reserves, minus

            (d) the Term Loan To Value Reserve.

            "Borrowing  Base  Certificate"  means a certificate of the Borrowers substantially in the form of Exhibit F.

            "Business  Day"  means a day of the  year  on  which  banks  are not required or authorized  by law to close in New York City and, if the  applicable
Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

            "Capital  Expenditures"  means,  for any Person for any period,  the aggregate  of all  expenditures  by such  Person  and its  Subsidiaries,  except interest capitalized during construction, during such period for property, plant
or   equipment,   including,   without   limitation,   renewals,   improvements,
replacements  and capitalized  repairs,  that would be reflected as additions to property,  plant or equipment on a consolidated balance sheet of such Person and its  Subsidiaries  prepared  in  accordance  with GAAP.  For the purpose of this definition,  the purchase  price of equipment  which is acquired  simultaneously with the  trade-in  of  existing  equipment  owned by such  Person or any of its
Subsidiaries   or  with   insurance   proceeds  shall  be  included  in  Capital
Expenditures  only to the extent of the gross amount of such purchase price less the amount of the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "Capitalized  Lease" means, as to any Person,  any lease of property by such Person as lessee which would be  capitalized  on a balance sheet of such
Person prepared in accordance with GAAP.

            "Capitalized  Lease  Obligations"  means,  as  to  any  Person,  the capitalized  amount of all obligations of such Person or any of its Subsidiaries under Capitalized  Leases,  as determined on a consolidated  basis in accordance with GAAP.

            "Carve-Out"  means  an  amount  not  exceeding  the  sum of (a)  the
Mandatory  Fees and (b)  $3,500,000,  which amount may be used by the  Borrowers after  the  occurrence  and  during  the  continuance  of an Event  of  Default, notwithstanding  the Agent's  security  interests for the benefit of the Secured
Parties in the  Collateral  and the  Agent's  rights  hereunder,  to pay fees or expenses that have been awarded by the Bankruptcy Court (whether before or after such Event of  Default)  and are unpaid or that are  incurred  by the  Borrowers
constituting   (i)  allowances  of   compensation   for  services   rendered  or
reimbursement or expenses awarded by the Bankruptcy Court under Sections 330 and
331 of the  Bankruptcy  Code or  otherwise,  to Borrowers'  Professionals,  (ii)
allowances of compensation  for services  rendered or  reimbursement of expenses awarded by the Bankruptcy Court under Section 330 or 331 of the Bankruptcy Code, to other  Professionals,  (iii)  fees  required  to be paid to the Office of the
United States Trustee under Section  1930(a),  Title 28, United States Code, and
(iv) the actual, necessary expenses, other than compensation,  and reimbursement pursuant to Section 503(b)(4) of the Bankruptcy Code,  incurred by a member of a committee  appointed under Section 1102 of the Bankruptcy Code, if such expenses are incurred in the  performance of the duties of such committee and are allowed by the Bankruptcy Court; provided,  however, that such dollar limitation on fees and  disbursements  shall not include any retainer  fees paid to the  Borrowers'
Professionals prior to the Filing Date and shall not be reduced by the amount of any  compensation  and  reimbursement  of expenses awarded and paid prior to the occurrence  of the Event of Default in respect of which the Carve-Out is invoked or any fees,  expenses,  indemnities  or other  amounts  paid to the Agent,  the
Lenders and their attorneys and agents under this Agreement or otherwise.

            "Cases" means the cases of the  Borrowers  pursuant to Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

            "Cash Collateral  Account  Agreement" means the amended and restated
cash collateral agreement, dated as of the date hereof, executed by WPSC and the

Agent,  substantially in the form of Exhibit L, as such agreement may be further amended, supplemented or modified from time to time.

            "Cash  Equivalents" means (i) securities with maturities of one year or less from the date of  acquisition  issued or fully  guaranteed or insured by the United States  government or any agency thereof and backed by the full faith and credit of the United States,  (ii) certificates of deposit,  eurodollar time deposits,  overnight bank deposits and bankers'  acceptances of any Lender Party having  maturities  of one  year or less  from the  date of  acquisition,  (iii)
commercial  paper of an issuer  rated at least A-1 by Standard & Poor's  Ratings
Group or P-1 by Moody's  Investors  Service,  Inc.,  or carrying  an  equivalent rating by a nationally  recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and (iv) repurchase agreements and reverse  repurchase  agreements  relating to marketable  direct  obligations issued or  unconditionally  guaranteed by the United States Government or issued by any  agency  thereof  and  backed by the full  faith and credit of the United
States,  in each case  maturing  within  one year from the date of  acquisition, provided that (x) the terms of such  agreements  comply with the  guidelines set forth in the  Federal  Financial  Agreements  of  Depository  Institutions  with
Securities  and Others,  as adopted by the  Comptroller  of the Currency and (y)
such agreements are entered into with the Agent or any Lender Party.

            "Citibank"  has the meaning  specified  in the recital of parties to this Agreement.

            "Citicorp"  has the meaning  specified  in the recital of parties to this Agreement.

            "Code"  means the Internal  Revenue  Code of 1986 (or any  successor legislation thereto), as amended from time to time.

            "Co-Generation   Agreement"   means  that  certain  Energy  Services
Agreement  dated as of  October  3,  1994 by and  between  Air  Liquide  America
Corporation (as successor to National Power Exchange Group, Inc. pursuant to the
Asset Purchase  Agreement  between Air Liquide America  Corporation and National
Power  Exchange  Group,  Inc. dated March 25, 1996) and WPSC, as the same may be amended, modified or supplemented from time to time.

            "Collateral"  means all  "Collateral"  referred to in the Collateral
Documents and all other property and interests in property and proceeds  thereof that is or is  intended  to be  subject  to a Lien in favor of the Agent for the benefit of the Secured Parties.

            "Collateral  Documents"  means  the  Security  Agreement,  the  Cash
Collateral Account Agreement,  the Blocked Account Letter, the Mortgages and any
other  document  that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties in connection with the Loan Documents.

            "Commitment"   means  a  Revolving  Credit   Commitment  or  a  Term
Commitment.

            "Commitment Date" has the meaning specified in Section 2.20(b).

            "Commitment Fee" has the meaning specified in Section 2.3(a).

            "Commitment Increase" has the meaning specified in Section 2.20(a).

            "Computation Date" has the meaning assigned to it in Section 2.18.

            "Concentration  Account"  has  the  meaning  specified  in the  Cash
Collateral Account Agreement.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Contaminant"  means any substance regulated or forming the basis of liability under any Environmental Law, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or  petroleum-derived  substance or waste,  or any constituent of such substance or waste.

            "Contingent  Obligation" means, as applied to any Person, any direct or indirect liability,  contingent or otherwise,  of such Person with respect to any Indebtedness or Contractual  Obligation of another Person, if the purpose or intent of such  Person in  incurring  the  Contingent  Obligation  is to provide assurance to the obligee of such  Indebtedness  or Contractual  Obligation  that such Indebtedness or Contractual Obligation will be paid or discharged,  or that any agreement relating thereto will be complied with, or that any holder of such
Indebtedness  or Contractual  Obligation will be protected (in whole or in part)
against loss in respect  thereof.  Contingent  Obligations of a Person  include, without  limitation,  (a) the direct or indirect  guarantee,  endorsement (other than for collection or deposit in the ordinary  course of business),  co-making, discounting  with recourse or sale with recourse by such Person of an obligation of another  Person,  and (b) any  liability of such Person for an  obligation of another Person through any agreement  (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor,  or to provide  funds for the payment or discharge of such  obligation  (whether in the form of a loan,  advance,  stock purchase,  capital  contribution or otherwise),
(ii) to maintain  the  solvency or any  balance  sheet item,  level of income or financial  condition of another  Person,  (iii) to make  take-or-pay  or similar payments,  if  required,  regardless  of  non-performance  by any other party or parties to an agreement,  (iv) to purchase,  sell or lease (as lessor or lessee)
property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make  payment of such  obligation  or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other  Person  (including,  without  limitation,  to pay for property or services  irrespective of whether such property is received or such services are rendered),  if in the case of any agreement described under subclause (i), (ii),
(iii),  (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding  sentence.  The amount of any  Contingent  Obligation shall be equal to the  amount  of the  obligation  so  guaranteed  or  otherwise supported,  except to the extent exposure of the contingent obligor is expressly limited to a lesser amount.

            "Contractual   Obligation"  of  any  Person  means  any  obligation,
agreement,  undertaking  or similar  provision  of any  security  issued by such
Person or of any agreement,  undertaking,  contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

            "Default"  means an Event of  Default  or any event  which  with the passing  of time or the  giving  of  notice  or both  would  become  an Event of
Default.

            "DOL" means the United States  Department of Labor, or any successor thereto.

            "Dollars"  and the sign "$" each mean the lawful money of the United
States of America.

            "Domestic  Lending Office" means,  with respect to any Lender Party, the office of such Lender  Party  specified  as its  "Domestic  Lending  Office"
opposite  its  name  on  Schedule  III or in  the  Assumption  Agreement  or the
Assignment  and  Acceptance  pursuant to which it became a Lender Party,  as the case may be, or such other  office of such Lender Party as such Lender Party may from time to time specify in writing to the Borrowers and the Agent.

            "Effective  Date"  means the first  date that all of the  conditions contained in Article III are satisfied.

            "Eligible  Assignee" means (a) with respect to the Revolving  Credit
Facility:  (i) a Lender, (ii) any Affiliate of a Lender, (iii) a commercial bank or finance company organized under the laws of the United States of America,  or any state thereof,  and having total assets in excess of $1,000,000,000;  (iv) a commercial  bank organized under the laws of any other country which is a member of the  Organization  for Economic  Cooperation and Development  ("OECD"),  or a
political  subdivision of any such country, and having total assets in excess of
$3,000,000,000,  provided  that such  bank is  acting  though a branch or agency located in the country in which it is  organized or another  country  which is a member of the OECD; (v) the central bank of any country which is a member of the
OECD;  and (vi) any other  financial  institution  approved  in  writing  by the
Borrowers and the Agent as an Eligible  Assignee for purposes of this Agreement;
provided that the  Borrowers'  approval  shall not be  unreasonably  withheld or delayed and, if a Default shall have occurred and be continuing, approval of the
Borrower shall not be required; and (b) with respect to the Term Facility: (i) a
Lender,  (ii) any Affiliate of a Lender,  (iii) an Approved Fund of a Lender and
(iv) such other Persons that engage in or purchase loans of the same type as the
Term Loans and are acceptable to the Agent. Without limitation on the foregoing, the Borrowers may withhold their consent of any such other financial institution if the  proposed  assignment  of any  portion of any Lender  Party's  rights and obligations  under this  Agreement  to such other  financial  institution  would materially increase the amount of Taxes required to be deducted by the Borrowers from or in respect of any sum payable under the Loan Documents (determined as of the date on which such  other  financial  institution  is  proposed  to become a
Lender Party hereunder).

            "Eligible  Inventory"  means such of the  Inventory of the Borrowers valued  at the  lower of  market  or cost on a first in first  out  basis as the
Agent, in its sole discretion  consistent with its customary  business practices and generally  applicable  criteria for  comparable  secured  financings,  deems eligible, less all reserves as the Agent, in its sole discretion consistent with
its  customary  business  practices  and  generally   applicable   criteria  for
comparable  secured  financings,  from time to time deems  appropriate.  For the purposes of this definition, the Agent will not treat the following Inventory as eligible:

            (a) Inventory in transit;

            (b) Inventory held by a bailee or Inventory held on leased  premises where  the  landlord  thereof  has not  executed  a waiver  and  financing statement in form and substance satisfactory to the Agent; and

            (c)  Inventory  subject to a Lien prior in right to that of the Lien in favor of the Secured Parties or subject to any other Lien not permitted by Section 7.1.

            Nothing contained in the preceding  sentence shall limit the Agent's right, in its sole discretion  consistent with its customary  business practices and generally  applicable criteria for comparable secured  financings,  to treat any item of Inventory as ineligible.

            "Eligible   Receivables"  means  such  of  the  Receivables  of  the
Borrowers as the Agent,  in its sole  discretion  consistent  with its customary business  practices and generally  applicable  criteria for  comparable  secured financings,  deems  eligible,  less  all  reserves  as the  Agent,  in its  sole discretion  consistent  with its  customary  business  practices  and  generally applicable criteria for comparable secured  financings,  from time to time deems appropriate.  For the purposes of this definition,  the Agent will not treat the following Receivables as eligible:

            (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Borrowers (other than Receivables owing from Thyssen Inc. as the result of the provision of conversion services by the Borrowers);

            (b) Receivables on terms other than those normal or customary in the business of the Borrowers (other than Receivables  owing from Thyssen Inc.
      as the result of the provision of conversion services by the Borrowers);

            (c)  Receivables  owing from any Person that is an  Affiliate of any
      Borrower or any of its Subsidiaries, other than Wheeling-Nisshin, Unimast,
      Inc. and Subsidiaries of Handy & Harman and, when circumstances related to ownership, management and financial condition of Ohio Coatings Company are acceptable to the Agent, Ohio Coatings Company;

            (d) Receivables  more than 90 days past the original invoice date or more than 60 days past the date due;

            (e) Receivables owing from any Person from which an aggregate amount of more than 50% of the Receivables owing is more than 60 days past due;

            (f)  Receivables  owing  from  any  Person  that  (i)  has  disputed liability for any Receivable owing from such Person,  to the extent of the amount in  dispute or (ii) has  otherwise  asserted  any claim,  demand or liability against any Borrower,  whether by action, suit,  counterclaim or otherwise, to the extent of the amount of such claim, demand or liability;

            (g) Receivables  owing from any Person that is at such time a debtor in any action or proceeding under the Bankruptcy Code or any similar state statute;

                                       10

            (h) Receivables (i) owing from any Person that is also a supplier to or  creditor  of any  Borrower to the extent of the amount of any right of set-off,  unless  such Person has waived all rights of set-off in a manner acceptable  to the  Agent  or  (ii)  representing  any  manufacturer's  or supplier's  credits,  discounts,  incentive plans or similar  arrangements entitling any Borrower to discounts on future purchase therefrom;

            (i) Receivables  arising out of sales to account debtors outside the
      United  States or Canada  other than account  debtors in the  provinces of
      Quebec  and other  provinces  identified  by the  Agent in its  reasonable discretion  unless such  Receivables  are fully  backed by an  irrevocable letter  of  credit  on  terms,  and  issued  by a  financial  institution, acceptable  to the Agent and such  irrevocable  letter of credit is in the possession of the Agent;

            (j) Receivables arising out of sales on a bill-and-hold,  guaranteed sale, sale-or-return,  sale on approval or consignment basis or subject to any right of return or charge-back (to the extent of such right);

            (k)  Receivables  owing  from an account  debtor  that is an agency, department or instrumentality of the United States or any State thereof;

            (l)  Receivables  the full and timely  payment of which the Agent in its sole discretion believes to be doubtful; and

            (m)  Receivables in respect of which the Security  Agreement,  after giving  effect to the related  filings of financing  statements  that have then  been  made,  if any,  does not or has  ceased  to create a valid and perfected first priority Lien in favor of the Agent for the benefit of the
      Secured Parties securing the Secured Obligations.

            Nothing contained in the preceding  sentence shall limit the Agent's right, in its sole discretion  consistent with its customary  business practices and generally  applicable criteria for comparable secured  financings,  to treat any Receivable as ineligible.

            "Environmental  Laws"  means all  federal,  state  and  local  laws, statutes,  ordinances and regulations,  now or hereafter in effect,  and in each case as  amended  or  supplemented  from  time to  time,  and  any  judicial  or
administrative   interpretation  thereof,  including,  without  limitation,  any judicial or  administrative  order,  consent decree or judgment  relating to the regulation and protection of human health,  safety,  the  environment or natural
resources   (including,   without   limitation,   ambient  air,  surface  water,
groundwater,  wetlands,  land surface or subsurface  strata,  wildlife,  aquatic species and vegetation).

            "Environmental  Liabilities and Costs" means, as to any Person,  all liabilities, obligations,  responsibilities,  Remedial Actions, losses, damages, punitive  damages,  consequential  damages,  treble damages,  costs and expenses
(including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants,  and costs of investigation  and feasibility  studies), fines, penalties, sanctions and interest incurred (either as an expense or other charge  or as would be  included  on the  liabilities  side of the  consolidated balance  sheet of such  Person  and its  Subsidiaries  or, if the amount and the liability is fixed,  in a footnote  thereto) or reserved  against as a result of

                                       11

any claim or  demand  by any other  Person,  whether  based in  contract,  tort, implied  or express  warranty,  strict  liability,  criminal  or civil  statute, including,  without limitation, any thereof arising under any Environmental Law,
Permit, order or agreement with any Governmental  Authority or other Person, and which relate to any environmental,  health or safety condition,  or a Release or threatened  Release,  and result from the past,  present or future operations of such Person or any of its Subsidiaries.

            "Environmental  Lien"  means  any Lien in favor of any  Governmental
Authority for Environmental Liabilities and Costs.

            "ERISA" means the Employee  Retirement  Income  Security Act of 1974
(or any successor  legislation  thereto),  as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA  Affiliate"  means  any  trade or  business  (whether  or not incorporated)  under common control with any Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

            "ERISA  Event" means (i) a Reportable  Event with respect to a Title
IV Plan or a Multiemployer Plan (other than the Reportable Event under PBGC Reg.
ss.4043.35 as a result of the commencement of the Cases); (ii) the withdrawal of any Borrower or any of its  Subsidiaries  or any ERISA Affiliate from a Title IV
Plan  subject  to  Section  4063 of ERISA  during a plan  year in which it was a substantial  employer,  as  defined in Section  4001(a)(2)  of ERISA;  (iii) the complete or partial withdrawal of any Borrower or any of its Subsidiaries or any
ERISA  Affiliate  from any  Multiemployer  Plan;  (iv) the filing of a notice of intent to terminate a Title IV Plan or the  treatment  of a plan  amendment as a termination  under Section 4041 of ERISA;  (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make  required  contributions  to a  Qualified  Plan;  (vii) any other  event or condition which might reasonably be expected to constitute grounds under Section
4042 of ERISA  for the  termination  of,  or the  appointment  of a  trustee  to administer,  any Title IV Plan or  Multiemployer  Plan or the  imposition of any liability  under  Title  IV of  ERISA,  other  than  PBGC  premiums  due but not delinquent under Section 4007 of ERISA, excluding any such event or condition to the  extent  that the PBGC has,  prior to the date  hereof,  (A) waived any such termination,  appointment  or  imposition as a result of such event or condition and each of the  Borrowers  and their  respective  Subsidiaries  and each of the
ERISA Affiliates are in compliance with all applicable  requirements of any such waiver or (B) consented to the occurrence of such event or the existence of such condition in  circumstances  that could not  reasonably be expected to result in any liability of any Borrower or any of its  Subsidiaries or any ERISA Affiliate
after the date hereof; (viii) a prohibited  transaction (as described in Section
4975 of the Code or Section 406 of ERISA) that occurs with  respect to any Plan;
(ix) the request by any Borrower, any of its Subsidiaries or any ERISA Affiliate
for a minimum  funding  waiver from the IRS with respect to any Pension Plan; or
(x) the  occurrence of a transaction in the  circumstances  described in Section
4069 of ERISA with respect to a Title IV Plan.

            "Equipment" has the meaning specified in the Security Agreement

            "Eurocurrency  Liabilities" has the meaning assigned to that term in
Regulation  D of the Board of  Governors of the Federal  Reserve  System,  as in
effect from time to time.

                                       12

            "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule III or in the Assignment  and  Acceptance  pursuant to which it became a Lender  Party,  as the case may be (or, if no such office is specified, its Domestic Lending Office),  or such other office of such Lender Party as such
Lender Party may from time to time specify in writing to the  Borrowers  and the
Agent.

            "Eurodollar  Rate" means, for any Interest Period,  an interest rate per  annum  equal to the rate per annum  obtained  by  dividing  (a) the rate of interest  determined  by the  Agent to be the  average  (rounded  upward  to the nearest  whole  multiple of 1/16 of 1% per annum,  if such average is not such a multiple) of the rate per annum at which  deposits in Dollars are offered by the principal  office of  Citibank  in London,  England to prime banks in the London interbank  market at 11:00 A.M. (London time) two Business Days before the first day for such Interest Period in an amount  substantially equal to the Eurodollar
Rate Loan of Citicorp during such Interest Period and for a period equal to such
Interest  Period by (b) a  percentage  equal to 100% minus the  Eurodollar  Rate
Reserve Percentage for such Interest Period.

            "Eurodollar Rate Loan" means any outstanding principal amount of the
Loans of any Lender Party that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

            "Eurodollar  Rate Reserve  Percentage" for any Interest Period means the reserve percentage applicable two Business Days before the first day of such
Interest  Period  under  regulations  issued  from  time to time by the Board of
Governors of the Federal  Reserve System (or any successor) for  determining the maximum  reserve  requirement  (including,  without  limitation,  any emergency, supplemental  or other marginal  reserve  requirement)  for a member bank of the
Federal  Reserve  System in New York City with respect to  liabilities or assets consisting  of or  including  Eurocurrency  Liabilities  (or with respect to any other category of liabilities  which includes deposits by reference to which the
Eurodollar Rate is determined) having a term equal to such Interest Period.

            "Event of Default" has the meaning specified in Section 8.1.

            "Excess  Availability"  means, as of any date of determination,  the excess of (a) the lesser of the Borrowing Base or the aggregate Revolving Credit
Commitments,  over (b) the sum of the outstanding  Revolving Credit Loans, Swing
Loans and Letter of Credit Obligations on such date.

            "Fabricating   Joint  Ventures"  means,   collectively,   the  joint
ventures,  corporations or partnerships owned by any Borrower (or a wholly owned
Subsidiary  of any Borrower)  which may make  acquisitions  of businesses  whose primary  operations  are  fabricating,  coating  or  other  processing  of steel products.

            "Fair Market  Value" means (i) with respect to any asset (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such  asset at such  date  assuming  a sale by a  willing  seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and  characteristics  of

                                       13

such  asset or,  if such  asset  shall  have been the  subject  of a  relatively contemporaneous  appraisal by an independent  third party  appraiser,  the basic assumptions  underlying which have not materially changed since its date, as set forth in such appraisal, and (ii) with respect to any marketable security at any date,  the closing sale price of such security on the business day (on which any national  securities  exchange is open for the normal  transaction  of business)
next  preceding  such date, as appearing in any  published  list of any national securities  exchange or in the National Market List of the National  Association
of Securities  Dealers,  Inc. or, if there is no such closing sale price of such security,  the  average  of the asked and bid prices  for the  purchase  of such security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type.

            "Federal Funds Rate" means, for any period,  a fluctuating  interest rate per annum equal for each day during such period to the weighted  average of the rates on overnight  Federal funds  transactions  with members of the Federal
Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next  preceding  Business Day) by the
Federal  Reserve Bank of New York,  or, if such rate is not so published for any day which is a Business Day, the average of the  quotations for such day on such transactions  received  by  the  Agent  from  three  Federal  funds  brokers  of recognized standing selected by it.

            "Filing  Date"  has  the  meaning   specified  in  the   Preliminary
Statements.

            "Final Order" has the meaning specified in Section 3.3(b).

            "First Day Orders"  means those orders  presented to the  Bankruptcy
Court in the Cases for  consideration on the first day of the Cases,  regardless of  whether  such  orders  are  entered on the first day of the Cases or shortly thereafter.

            "Fiscal Month" means one calendar month.

            "Fiscal  Quarter"  means each three month period ending on March 31,
June 30, September 30 or December 31.

            "Fiscal Year" means the 12 month period ending on December 31.

            "GAAP" means generally accepted accounting  principles in the United
States of  America as in effect  from time to time as set forth in the  opinions and pronouncements of the Accounting Principles Board and the American Institute
of Certified  Public  Accountants and the statements and  pronouncements  of the
Financial  Accounting Standards Board, which are applicable to the circumstances as of the date of  determination  except  that,  for purposes of Article V, GAAP shall be determined on the basis of such principles in effect on the date hereof and  consistent  with those used in the  preparation  of the  audited  financial statements referred to in Section 4.5.

            "Governmental  Authority" means any nation or government,  any state or other  political  subdivision  thereof and any entity  exercising  executive, legislative,  judicial,  regulatory or administrative functions of or pertaining to government.

            "Increase Date" has the meaning specified in Section 2.20(a).

                                       14

            "Increasing Lender" has the meaning specified in Section 2.20(d).

            "Indebtedness"  of any  Person  means (i) all  indebtedness  of such
Person for borrowed money (including, without limitation,  reimbursement and all other  obligations with respect to surety bonds,  letters of credit and bankers'
acceptances,  whether or not  matured)  or for the  deferred  purchase  price of property or services,  (ii) all  obligations of such Person  evidenced by notes, bonds, debentures or similar instruments,  (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with  respect to property  acquired by such Person  (even  though the rights and remedies of the seller or lender  under such  agreement  in the event of default are limited to  repossession  or sale of such  property),  (iv) all  Capitalized
Lease Obligations of such Person, (v) all Contingent Obligations of such Person,
(vi) all  obligations  of such Person to purchase,  redeem,  retire,  defease or otherwise  acquire  for  value  any Stock or Stock  Equivalent  of such  Person, valued,  in the  case of  redeemable  preferred  stock,  at the  greater  of its
voluntary  or  involuntary   liquidation  preference  plus  accrued  and  unpaid
dividends,  (vii)  all  obligations  of such  Person  under  any  interest  rate contract,  (viii) all Indebtedness referred to in clause (i), (ii), (iii), (iv),
(v),  (vi)  or  (vii)  above  secured  by (or  for  which  the  holder  of  such
Indebtedness has an existing right,  contingent or otherwise,  to be secured by)
any Lien  upon or in  property  (including,  without  limitation,  accounts  and general  intangibles)  owned by such  Person,  even  though  such Person has not assumed or become liable for the payment of such  Indebtedness,  and (ix) in the case of the Borrowers, the Obligations.

            "Indemnitee" has the meaning specified in Section 10.4.

            "Indentures"  means (a) the  Replacement  Indenture  and (b) the WPC
Term Loan Agreement.

            "Interest Period" means (a) initially,  the period commencing on the date a Eurodollar  Rate Loan is made or on the date of conversion of a Base Rate
Loan to a Eurodollar Rate Loan and ending on the last day of the period selected by  any  Borrower  pursuant  to  the  provisions  below  and,  thereafter,  each subsequent  period  commencing  on the  last  day of the  immediately  preceding
Interest  Period  and  ending  on the last day of the  period  selected  by such
Borrower  pursuant to the provisions  below.  The duration of each such Interest
Period shall be seven days or one,  two,  three or six months,  as the Borrowers may, upon notice  received by the Agent not later than 11:00 A.M. (New York City time) on the third  Business Day prior to the first day of such Interest  Period select; provided, however, that:

            (A) if any Interest Period would otherwise end on a day which is not a  Business  Day,  such  Interest  Period  shall be  extended  to the next succeeding  Business Day,  unless the result of such extension would be to extend such Interest  Period into another  calendar  month, in which event such Interest Period shall end on the immediately preceding Business Day;

            (B) any  Interest  Period that begins on the last  Business Day of a
      calendar   month  (or  on  a  day  for  which  there  is  no   numerically
      corresponding  day in the  calendar  month  at the  end of  such  Interest
      Period) shall end on the last Business Day of a calendar month;

                                       15

            (C) no Borrower may select any Interest  Period which ends after the
      Termination Date;

            (D) no Borrower may select any  Interest  Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

            (E) there  shall be  outstanding  at any one time no more than seven
      Interest  Periods  in the  aggregate,  and not more  than  three  Interest
      Periods of a duration of seven days.

            "Interest  Rate  Contract"  means  interest rate swap, cap or collar agreements and interest rate future or option contracts and similar agreements.

            "Interim Order" has the meaning specified in Section 3.1(a).

            "Inventory" has the meaning specified in the Security Agreement.

            "Inventory  Reserves" means such reserves as may be established from time to time by the Agent in the Agent's  reasonable  discretion with respect to changes in the  determination  of the  saleability of the Eligible  Inventory or which reflect such other  factors as negatively  affect the cost or market value of the Eligible  Inventory.  Without  limiting the  generality of the foregoing,
Inventory  Reserves  may  include  (but are not limited  to)  reserves  based on obsolescence, industry standards or current business plans.

            "Investment" has the meaning specified in Section 7.6.

            "Investment   Account"  has  the  meaning   specified  in  the  Cash
Collateral Account Agreement.

            "IRS" means the Internal Revenue Service, or any successor thereto.

            "Issuer" means each Person listed on Schedule I.

            "L/C Cash Collateral  Account" has the meaning  specified in Section
8.3.

            "Leases"  means,  with  respect  to any  Borrower  or  any of  their
Subsidiaries,  all of those  leasehold  estates  in real  property  now owned as lessee or hereafter  acquired  including,  without  limitation,  those listed on
Schedule  4.20(b),  as such may be amended,  supplemented or otherwise  modified from time to time to the extent permitted by this Agreement.

            "Lender" has the meaning specified in the recital of parties to this
Agreement and includes Assuming Lenders.

            "Lender Party" means any Lender, any Issuer or the Swing Bank.

            "Letter  of Credit"  means (a) any  letter of credit  issued for the account of any Borrower or any of their  Subsidiaries  by an Issuer  pursuant to
Section  2.17 and (b) any  letter of credit  issued  and  outstanding  as of the
Filing Date under the Pre-Petition Credit Agreement.

                                       16

            "Letter of Credit Agreement" means the agreement, dated as of August
24,  1994,  between  WPSC and  Citibank,  as issuer,  as such  agreement  may be amended, supplemented or otherwise modified from time to time.

            "Letter of Credit  Obligations"  means, at any time, all liabilities at such time of the  Borrowers to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (i) the
Reimbursement  Obligations  at such time and (ii) the  Letter of Credit  Undrawn
Amounts at such time.

            "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.17(c).

            "Letter of Credit  Request"  has the  meaning  specified  in Section
2.17(d).

            "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

            "Lien" means any  mortgage,  deed of trust,  pledge,  hypothecation,
assignment,  deposit  arrangement,   encumbrance,  lien  (statutory  or  other),
security  interest or other  similar  kind of  preference,  priority or security agreement  or  preferential  arrangement,  including,  without  limitation,  any conditional  sale or other title retention  agreement,  the interest of a lessor under a Capitalized Lease Obligation,  any financing lease having  substantially the same economic effect as any of the foregoing,  and the filing, under the UCC or comparable law of any  jurisdiction,  of any financing  statement  naming the owner of the asset to which  such Lien  relates as debtor  (other  than a filing which does not evidence an outstanding secured obligation,  a commitment to make advances, incur obligations or otherwise give value).

            "Loan"  means a Revolving  Credit  Loan, a Swing Loan or a Term Loan made by a Lender to any Borrower pursuant to Article II.

            "Loan Documents"  means,  collectively,  this Agreement,  the Notes, each Letter of Credit Reimbursement Agreement and the Collateral Documents.

            "Majority  Lenders" means, at any time, Lenders holding at least 51%
of the aggregate of the Commitments at such time.

            "Majority  Revolving  Credit Lenders"  means,  at any time,  Lenders holding at least 51% of the aggregate of Revolving  Credit  Commitments  at such time.

            "Majority Term Lenders"  means, at any time, Term Lenders holding at least 51% of the aggregate Term Commitments at such time.

            "Mandatory Fees" means the statutory fees required to be paid to the
Office of the United  States  Trustee under  Section  1930(a),  Title 28, United
States Code and the fees of the Clerk of the United States Bankruptcy Court.

            "Material  Adverse Change" means a material adverse change in any of
(i) the condition (financial or otherwise),  business,  performance,  prospects,

                                       17

operations or properties  of the  Borrowers  and their  respective  Subsidiaries taken as one enterprise,  (ii) the legality,  validity or  enforceability of any
Loan Document, (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents,  other than solely by reason of action by the Agent or the Lender  Parties,  (iv) the ability of the Borrowers to repay the Obligations or of any  Borrower to perform its  obligations  under any Loan  Document in any material  respect or (v) the rights and  remedies  of the Lender  Parties or the
Agent under the Loan Documents.

            "Material  Adverse  Effect"  means an effect  that has a  reasonable likelihood  of resulting in or causing a material  adverse  change in any of (i)
the  condition  (financial  or  otherwise),  business,  performance,  prospects, operations or properties  of the  Borrowers  and their  respective  Subsidiaries taken as one enterprise,  (ii) the legality,  validity or  enforceability of any
Loan Document, (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents,  other than solely by reason of action by the Agent or the Lender  Parties,  (iv) the ability of the Borrowers to repay the Obligations or of any  Borrower to perform its  obligations  under any Loan  Document in any material  respect or (v) the rights and  remedies  of the Lender  Parties or the
Agent under the Loan Documents.

            "Material Contractual  Obligation" of any Person means such Person's
Contractual  Obligations in respect of  Indebtedness  of the types  described in clauses  (i)  and  (ii) of the  definition  of  "Indebtedness"  and  each  other
Contractual Obligation that is material to the business,  prospects,  operations or financial condition of such Person.

            "Mortgage   Policies"   has  the   meaning   specified   in  Section
6.21(a)(ii).

            "Mortgages" has the meaning specified in Section 3.1(g).

            "Multiemployer  Plan"  means a  multiemployer  plan,  as  defined in
Section 4001(a)(3) of ERISA, and to which any Borrower,  any of its Subsidiaries or any  ERISA  Affiliate  is  making,  is  obligated  to make,  has made or been obligated  to make,  contributions  on  behalf of  participants  who are or were employed by any of them.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other  disposition  of any asset the  aggregate  amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred  consideration)  by or on behalf of such Person in  connection  with such  transaction  after  deducting  therefrom  only (without  duplication)  (a)
reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection  with or as a result of such  transaction and (c)
the amount of any  Indebtedness  secured by a Lien on such  asset  that,  by the terms of the agreement or instrument governing such Indebtedness, is required to be repaid upon such  disposition,  in each case to the  extent,  but only to the extent,  that the amounts so deducted are actually  paid to a Person that is not an Affiliate of such Person or a Borrower or any Affiliate of a Borrower and are
properly  attributable  to such  transaction or to the asset that is the subject thereof.

            "Note" means a Revolving Credit Note or a Term Note.

            "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                                       18

            "Notice of Continuation or Conversion" has the meaning  specified in
Section 2.8.

            "Obligations" means the Loans, the Letter of Credit Obligations and, all other advances, debts, liabilities,  obligations, covenants and duties owing by any Borrower to the Agent,  any Lender Party, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced  by any  note,  guaranty  or  other  instrument,  arising  under  this
Agreement,  under any other Loan  Document  or under any  agreement  of the type described in clause (iv) of the definition of Cash  Equivalents,  whether or not for the payment of money,  whether  arising by reason of an extension of credit, opening  or  amendment  of a Letter  of  Credit or  payment  of any draft  drawn thereunder,  loan,  guaranty,  indemnification,  foreign  exchange  transaction, interest  rate  contract,  commodity  contract or in any other  manner,  whether
direct  or  indirect   (including,   without   limitation,   those  acquired  by
assignment),  absolute  or  contingent,  due or to become due,  now  existing or hereafter arising and however acquired. The term "Obligations" includes, without
limitation,   all  interest,   charges,  expenses,  fees,  attorneys'  fees  and
disbursements and any other sum chargeable to the Borrowers under this Agreement or any other Loan Document.

            "Other Taxes" has the meaning specified in Section 2.15(b).

            "Overadvance"  means, at any time of calculation,  a circumstance in which the sum of the Revolving  Credit  Loans,  Swing Loans and Letter of Credit
Obligations exceeds the Borrowing Base.

            "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,  or any successor thereto.

            "PCC" has the  meaning  specified  in the recital of parties to this
Agreement.

            "Pension Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA,  which is not an  individual  account plan, as defined in
Section 3(34) of ERISA, and (a) which any Borrower or any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them or (b) with respect to which any Borrower or any of its  Subsidiaries or any ERISA Affiliate
could have  liability  under  Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Performance Level" means, as of any date, the level set forth below then in effect,  as determined in  accordance  with the following  provisions of this definition:

  Performance Level                    Excess Availability
  -----------------                    -------------------
         I                        Greater than $75,000,000
         II                       Less than or equal to $75,000,000 but
                                  greater than $30,000,000
         III                      Less than or equal to $30,000,000

For the purposes of this definition,  the Performance  Level shall be determined by reference to the most recent Borrowing Base Certificates  delivered  pursuant to Section 6.10(f) and the average outstanding principal amount of the Revolving

                                       19

Credit  Loans,  Swing  Loans  and  Letter of  Credit  Obligations  for the month immediately preceding such date of determination.

            "Permit"  means  any  permit,  approval,   authorization,   license,
variance  or  permission  required  from  a  Governmental   Authority  under  an
applicable Requirement of Law.

            "Permitted Encumbrances" has the meaning specified in the Mortgages.

            "Permitted Liens" means Liens permitted by Section 7.1.

            "Person" means an individual,  partnership,  corporation (including, without limitation,  a business trust),  limited liability company,  joint stock company, trust, unincorporated association,  joint venture or other entity, or a
Governmental Authority.

            "PIK Interest" has the meaning specified in Section 2.9(c).

            "Plan" means an employee benefit plan, as defined in Section 3(3) of
ERISA, which any Borrower or any of its Subsidiaries  maintains,  contributes to or has an obligation to contribute to on behalf of participants  who are or were employed by any of them.

            "Pre-Petition  Agent"  means  Citibank,  N.A.  in  its  capacity  as administrative agent and collateral agent for the Pre-Petition Lenders under the
Pre-Petition Credit Agreement.

            "Pre-Petition  Cash  Management  Program" means the cash  management program of the Borrowers and certain of their Affiliates with Citibank.

            "Pre-Petition  Collateral"  means the "Collateral" as defined in the
Pre-Petition Credit Agreement.

            "Pre-Petition Collateral Documents" means any agreement that created or purported to create a Lien in favor of the Pre-Petition Agent for the benefit
of  the  Pre-Petition   Lenders  in  connection  with  the  Pre-Petition  Credit
Agreement.

            "Pre-Petition  Credit  Agreement"  has the meaning  specified in the
Preliminary Statements.

            "Pre-Petition  Fee Letter" means the fee letter dated April 13, 1999 between WPC and the Pre-Petition Agent.

            "Pre-Petition  Guarantees" means the guarantees  executed by WPC and the Guarantors (as defined in the Pre-Petition  Credit  Agreement)  guaranteeing the  obligations  of the Loan  Parties  (as defined in the  Pre-Petition  Credit
Agreement) under the Pre-Petition Credit Agreement.

            "Pre-Petition  Lenders" means the banks,  financial institutions and other institutional lenders under the Pre-Petition Credit Agreement.

                                       20

            "Pre-Petition  Letter of Credit  Agreement" means any application or agreement in connection  with a letter of credit  issued under the  Pre-Petition
Credit Agreement.

            "Pre-Petition  Loan  Documents"  means (i) the  Pre-Petition  Credit
Agreement, (ii) the Pre-Petition Notes, (iii) the Pre-Petition Guarantees,  (iv)
the Pre-Petition Collateral Documents,  (v) the Pre-Petition Fee Letter and (vi)
each Pre-Petition Letter of Credit Agreement.

            "Pre-Petition  Notes" means the promissory  notes of WPSC payable to the order of the Pre-Petition  Lenders evidencing the aggregate  indebtedness to the Pre-Petition Lenders.

            "Pre-Petition  Obligations"  means  all  amounts  owing  to (a)  the
Pre-Petition  Agent or any  Pre-Petition  Lender  pursuant  to the  terms of the
Pre-Petition  Credit  Agreement,  any other  Pre-Petition  Loan  Document or any agreement,  instrument or document executed and delivered in connection with any thereof (b) the banks and other financial  institutions  that provide  liquidity support  for  the  Pre-Petition  Securitization  Program  and  (c)  Citibank  in
connection with the Pre-Petition Cash Management  Program.  Without limiting the generality of the foregoing, the aggregate amount from time to time available to be drawn under  letters of credit  issued  pursuant to the  Pre-Petition  Credit
Agreement (assuming  compliance with all conditions  precedent) shall be deemed, for  purposes  of this  definition,  to  constitute  an amount then owing to the
Pre-Petition Lenders pursuant to the terms of the Pre-Petition Credit Agreement.

            "Pre-Petition  Securitization Program" means the program pursuant to which WPSC sold,  transferred  or  otherwise  conveyed  certain of its  accounts receivable,  together with the accounts receivable of certain Affiliates of WPSC to  Wheeling-Pittsburgh  Funding,  Inc.  ("Funding")  for inclusion in Funding's receivables securitization program.

            "Professionals"   means  the   Borrowers'   Professionals   and  the
accountants,  attorneys  and  other  professionals  retained  by  one  unsecured creditors' committee appointed in accordance with Section 1102 of the Bankruptcy
Code or any examiner appointed in accordance with Section 1104 of the Bankruptcy
Code other than an examiner of the type referred to in Section 8.1(p) hereof.

            "Projections"  means those  financial  projections  dated October 2,
2000  covering  the period  ending in  December  2000,  delivered  to the Lender
Parties by the Borrowers.

            "Qualified  Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA,  which is intended to be  tax-qualified  under Section
401(a) of the Code, and which any Borrower, any of its Subsidiaries or any ERISA
Affiliate  maintains,  contributes  to or has an  obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Ratable  Portion"  or  ratably  means,  with  respect to any Lender
Party,  the  following:  (i) in all  cases  relevant  to  the  Revolving  Credit
Facility,  the  quotient  obtained  by  dividing  the  principal  amount  of the
Revolving Credit Commitment of such Lender by the amount of the Revolving Credit
Facility  and (ii) in all cases  relevant  to the Term  Facility,  the  quotient obtained by dividing the principal  amount of the Term Commitment of such Lender by the amount of the Term Facility.

                                       21

            "Real  Estate"  means all of those plots,  pieces or parcels of land now owned or  hereafter  acquired by any  Borrower or any of their  Subsidiaries
(the "Land"), including,  without limitation,  those listed on Schedule 4.20(a), together with the right, title and interest of such Borrower or such Subsidiary, if any, in and to the streets,  the land lying in the bed of any streets,  roads or avenues,  opened or proposed,  in front of, adjoining or abutting the Land to the center line thereof,  the air space and development rights pertaining to the
Land and the right to use such air space and development  rights,  all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting  the Land and all  royalties and rights  appertaining  to the use and enjoyment  of  the  Land,  including,  without  limitation,  all  alley,  vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other  improvements  now or hereafter  erected on the Land, and any fixtures appurtenant thereto.

            "Receivables" has the meaning specified in the Security Agreement.

            "Receivables  Reserves"  means such  reserves as may be  established from time to time by the Agent in the Agent's reasonable  business judgment with respect to the determination of the collectability in the ordinary course and of the creditworthiness of the Eligible Receivables.

            "Register" has the meaning specified in Section 10.7.

            "Reimbursement  Obligations"  means all  reimbursement  or repayment obligations  of the  Borrowers  to  Issuers  with  respect  to Letters of Credit pursuant to Letter of Credit Reimbursement Agreements.

            "Release"  means, as to any Person,  any release,  spill,  emission, leaking, pumping, injection, deposit, disposal,  discharge,  dispersal, leaching or  migration  into the  indoor  or  outdoor  environment  or into or out of any property owned by such Person,  including,  without limitation,  the movement of
Contaminants  through  or in the  air,  soil,  surface  water,  ground  water or property.

            "Remedial  Action"  means  all  actions  required  to (i)  clean up, remove,  treat or in any other way address Contaminants in the indoor or outdoor environment,  (ii)  prevent  the  Release or threat of Release or  minimize  the further  Release of  Contaminants so they do not migrate or endanger or threaten to endanger  public health or welfare or the indoor or outdoor  environment,  or
(iii)  perform   pre-remedial   studies  and  investigations  and  post-remedial
monitoring and care.

            "Reorganization  Plan" means a plan of  reorganization  confirmed in any of the Cases.

            "Replacement  Indenture"  means the indenture,  dated as of November
26, 1997,  among WPC, the  guarantors  named on the signature  pages thereof and
Bank One,  NA, as  trustee,  pursuant to which the  Replacement  Notes have been issued, as the same may be amended, supplemented or modified from time to time.

                                       22

            "Replacement  Notes" means WPC's 9 1/4% Senior Notes due 2007 issued pursuant to the Replacement Indenture, as amended prior to the Effective Date.

            "Reportable  Event" means any event  described in Section 4043(c) of
ERISA,  other than  events for which  notice to the PBGC has been  waived  under applicable regulations.

            "Requirement  of Law" means,  as to any Person,  the  certificate of incorporation and by-laws or other organizational or governing documents of such
Person, and all federal, state and local laws, rules and regulations, including,
without  limitation,   federal,  state  or  local  securities  laws,  ERISA  and
Environmental  Laws,  and the  disclosure  requirements  thereof and all orders, judgments,  decrees or other  determinations  of any  Governmental  Authority or arbitrator,  applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible  Officer" means, with respect to any Person, any of the principal executive officers of such Person.

            "Revolving  Credit  Borrowing"  means  a  borrowing   consisting  of
Revolving  Credit  Loans made on the same day by the  Revolving  Credit  Lenders ratably according to their respective Revolving Credit Commitments.

            "Revolving  Credit  Commitment"  means, as to each Revolving  Credit
Lender,  the  commitment  of such Lender to make  Revolving  Credit Loans to the
Borrowers  pursuant  to  Section  2.1(a)  in  the  aggregate   principal  amount
outstanding  not to exceed the amount set forth  opposite  such Lender's name on
Schedule II under the caption  "Revolving Credit  Commitment" or, if such Lender has  entered  into one or more  Assignments  and  Acceptances,  set forth in the
Register  maintained  by the Agent  pursuant  to Section  10.7 as such  Lender's
"Revolving  Credit  Commitment",  as such  amount  may be  reduced  or  modified pursuant to this Agreement.

            "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "Revolving  Credit  Lender"  means any Lender  that has a  Revolving
Credit Commitment.

            "Revolving  Credit  Loan"  means a Loan made by a  Revolving  Credit
Lender to any Borrower pursuant to Section 2.1(a).

            "Revolving  Credit  Note" means a promissory  note of the  Borrowers payable to the order of any Revolving  Credit Lender in a principal amount equal to the amount of such  Lender's  Revolving  Credit  Commitment  as originally in effect,  in  substantially  the form of Exhibit A-1,  evidencing  the  aggregate
Indebtedness of the Borrowers to such Lender resulting from the Revolving Credit
Loans made by such Lender.

            "Secured   Parties"   means  the  Lender   Parties  and  the  Agent.

                                       23

            "Security  Agreement" means the security agreement,  dated as of the date hereof, executed by each Borrower,  substantially in the form of Exhibit H, as such agreement may be further  amended,  supplemented  or otherwise  modified from time to time.

            "Settlement Date" has the meaning assigned to it in Section 2.18.

            "Stock" means shares of capital  stock,  beneficial  or  partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent  entity,  whether  voting or  non-voting,  and includes, without limitation, common stock and preferred stock.

            "Stock  Equivalents"  means  all  securities   convertible  into  or
exchangeable for Stock and all warrants,  options or other rights to purchase or subscribe for any Stock, whether or not presently  convertible,  exchangeable or exercisable.

            "Subsidiary"  means,  with respect to any Person,  any  corporation, partnership,  limited  liability  company,  or other business entity of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a  majority  of the board of  directors,  managers,  trustees  or other controlling  persons,  is, at the time,  directly or  indirectly,  owned by such
Person and/or one or more Subsidiaries of such Person  (irrespective of whether, at the time,  Stock of any other class or classes of such  entity  shall have or might have voting power by reason of the happening of any contingency).

            "Super-Majority  Revolving  Credit  Lenders"  means,  at  any  time,
Revolving  Credit  Lenders  holding at least 66-2/3% of the aggregate  Revolving
Credit Commitments at such time.

            "Super-Priority  Claim" means a claim against any Borrower in any of the Cases which is an  administrative  expense claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

            "Swing  Bank" means  Citicorp or such other Lender who shall also be the Agent or who shall agree with the Agent to act as Swing Bank.

            "Swing  Loan"  means a Loan made by the Swing  Bank to any  Borrower pursuant to Section 2.1(b).

            "Swing Loan Borrowing" means a Borrowing consisting of a Swing Loan.

            "Tax Affiliate" means, as to any Person,  (i) any Subsidiary of such
Person,  and (ii) any  Affiliate  of such Person  with which such Person  filed, files or is eligible to file consolidated, combined or unitary tax returns.

            "Tax Return" has the meaning specified in Section 4.3.

            "Tax Sharing  Agreement" means the agreement,  dated as of April 12,
1991,  between  WPSC and WPC,  as modified by the  Contribution  and  Assumption
Agreement  dated as of July 26, 1994  between WHX and WPC and by the Tax Sharing
Agreement, dated as of July 26, 1994, between WHX and WPC, as such agreement may be further amended, supplemented or otherwise modified from time to time.

                                       24

            "Taxes" has the meaning specified in Section 2.15(a).

            "Term Borrowing" means a borrowing  consisting of simultaneous  Term
Loans  made by the Term  Lenders  ratably  according  to their  respective  Term
Commitments.

            "Term Commitment" means, with respect to any Term Lender or Assuming
Lender that participates in a Commitment Increase, the Commitment of such Lender to make a Term Loan to the  Borrowers  pursuant to Section  2.1(c) in the amount set forth  opposite  such  Lender's name on Schedule II hereto under the caption
"Term Commitment" or as otherwise determined in accordance with Section 2.20 or, if such Lender has entered  into one or more  Assignment  and  Acceptances,  set forth for such  Lender in the  Register  maintained  by the  Agent  pursuant  to
Section 10.7 as such Lender's "Term  Commitment",  as such amount may be reduced at or prior to such time  pursuant  to Section  2.5 or may be  increased  by the amount of any PIK Interest payable to such Lender.

            "Term Facility" means, at any time, the aggregate amount of the Term
Lenders' Term Commitments at such time.

            "Term Lender" means any Lender that has a Term Commitment.

            "Term Loan" has the meaning specified in Section 2.1(c).

            "Term Loan To Value  Reserve"  means a reserve in an amount equal to the excess of the aggregate  principal  amount of the Term Loans over the sum of
10% of Eligible Inventory (net of Inventory Reserves) plus 5% of the face amount of Eligible Receivables (net of Receivables Reserves) at any time of calculation plus $22,500,000.

            "Term Note" means a promissory note of the Borrowers  payable to the order of any Term  Lender,  in  substantially  the form of Exhibit  A-2  hereto, evidencing the  Indebtedness of the Borrowers to such Lender  resulting from the
Term Loan made by such Lender and any PIK Interest payable to such Lender.

            "Term Priority  Collateral"  means the Collateral listed on Schedule
IV.

            "Termination  Date" means the earlier of (i)  November  17, 2002 and
(ii) the date of termination in whole of the Revolving  Credit  Commitments  and the Term Commitments pursuant to Section 2.4, 2.5 or 8.2.

            "Title IV Plan"  means a Pension  Plan,  other than a  Multiemployer
Plan, which is covered by Title IV of ERISA.

            "UCC" has the meaning specified in the Security Agreement.

            "Unfunded Pension Liability" means, as to the Borrowers at any time, the aggregate  amount, if any, of the sum of (i) the amount by which the present value of all accrued  benefits  under each Title IV Plan exceeds the fair market

                                       25

value  of all  assets  of such  Title  IV Plan  allocable  to such  benefits  in accordance  with  Title  IV of  ERISA,  all  determined  as of the  most  recent valuation  date for each such Title IV Plan using the actuarial  assumptions  in effect under such Title IV Plan, and (ii) for a period of five years following a transaction  reasonably  likely to be  covered  by  Section  4069 of ERISA,  the liabilities (whether or not accrued) that could be avoided by the Borrowers, the
Borrowers'   Subsidiaries   and  all  ERISA  Affiliates  as  a  result  of  such
transaction.

            "USWA Right of First  Refusal" shall mean the right of first refusal granted by WPC and WPSC pursuant to an  agreement,  dated as of August 12, 1997, between WPC, WPSC and the United  Steelworkers  of America,  AFL-CIO-CLC and any
agreements ancillary thereto or amendments, renewals or modifications thereof.

            "Welfare  Benefit Plan" means an employee  welfare  benefit plan, as defined in Section 3(1) of ERISA,  which any Borrower or any of its Subsidiaries maintains,  contributes  to,  has  contributed  to  within  the six year  period preceding the Effective  Date or has an obligation to contribute to on behalf of their respective former or active employees (or their beneficiaries).

            "Wheeling-Nisshin"   means   Wheeling-Nisshin,   Inc.,   a  Delaware
corporation,  all the outstanding Stock and Stock Equivalents of which are owned by WPC and Nisshin Steel Co., Ltd.

            "WHX"  means WHX Corp.,  a Delaware  corporation  and the  corporate parent of WPC.

            "Withdrawal Liability" means, as to the Borrowers,  at any time, the
aggregate   amount  of  the   liabilities  of  the  Borrowers,   the  Borrowers'
Subsidiaries or any ERISA Affiliate  pursuant to Section 4201 of ERISA,  and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

            "WPC" has the  meaning  specified  in the recital of parties to this
Agreement.

            "WPSC" has the meaning  specified  in the recital of parties to this
Agreement

            "WPC Note" means those certain  notes,  each dated as of October 24,
1994,  of  WPSC  in  favor  of  WPC  in  the  aggregate   principal   amount  of
$[301,974,000] (as of [March 31, 1999]).

            "WPC Term Loan Agreement"  means the Term Loan Agreement dated as of
November  26,  1997 among  WPC,  various  financial  institutions,  DLJ  Capital
Funding,  Inc. and Citicorp USA, Inc., as amended by Amendment No. 1 dated as of
December  31,  1997 and as the  same may be  further  amended,  supplemented  or otherwise modified from time to time.

            1.2.  Computation  of  Time  Periods.  In  this  Agreement,  in  the computation of periods of time from a specified date to a later  specified date, the word "from" means "from and  including"  and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                                       26

            1.3. Accounting Terms. All accounting terms not specifically defined
herein  shall  be  construed  in  accordance   with  GAAP  and  all   accounting
determinations  required to be made  pursuant  hereto  shall,  unless  expressly otherwise provided herein, be made in accordance with GAAP.

            1.4. Certain Terms. (a) The words "herein," "hereof" and "hereunder"
and other words of similar import refer to this Agreement as a whole, and not to any  particular  Article,  Section,  subsection  or  clause  in this  Agreement.
References  herein to an Exhibit,  Schedule,  Article,  Section,  subsection  or clause refer to the  appropriate  Exhibit or Schedule  to, or Article,  Section, subsection or clause in this Agreement.

            (b)  The  terms   "Lender",   "Issuer"  and  "Agent"  include  their
respective  successors  and the term  "Lender"  includes  each  assignee of such
Lender who becomes a party hereto pursuant to Section 10.7.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

            2.1. The Loans.  (a) The Revolving  Credit  Loans.  On the terms and subject to the conditions  contained in this  Agreement,  each Revolving  Credit
Lender  severally  agrees to make  Revolving  Credit Loans to the Borrowers from time to time on any Business Day during the period from the Effective Date until the  Termination  Date  in an  aggregate  amount  not  to  exceed  at  any  time outstanding such Lender's Revolving Credit Commitment;  provided,  however, that at no time shall any  Revolving  Credit  Lender be obligated to make a Revolving
Credit  Loan  in  excess  of  such  Lender's   Ratable  Portion  of  the  Excess
Availability. In addition, each Revolving Credit Lender agrees to make Revolving
Credit  Loans in  accordance  with  Section  2.18.  Within  the  limits  of each
Revolving Credit Lender's Revolving Credit Commitment,  amounts prepaid pursuant to Section  2.7(c)(i) or (ii) may be reborrowed  under this Section 2.1(a).  The
Revolving  Credit Loans of each Revolving  Credit Lender shall be evidenced by a
Revolving Credit Note made payable to the order of such Revolving Credit Lender.

            (b) The Swing Loans. The Swing Bank, in its sole discretion,  on the terms and subject to the conditions contained in this Agreement,  may make loans
(each a "Swing  Loan") to the  Borrowers  from time to time on any  Business Day during the period  from the date  hereof  until the  Termination  Date (i) in an aggregate amount not to exceed at any time  outstanding  $25,000,000 and (ii) in an amount for each Swing Loan Borrowing not to exceed the Excess Availability of the Revolving  Credit  Lenders at such time. The Swing Bank shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Agent.

            (c) The Term  Loans.  On the terms  and  subject  to the  conditions contained in this Agreement,  each Term Lender severally agrees to make a single advance (a "Term Loan") to the Borrowers on the  Effective  Date and each Lender that, as a result of a Commitment Increase made in accordance with Section 2.20, has an unfunded Term Commitment on any Increase Date, severally agrees to make a
Term Loan to the Borrowers on such Increase  Date, in each case in an amount not to exceed such Lender's Term Commitment on such date.  Amounts prepaid  pursuant

                                       27

to Section 2.7(c) may not be  reborrowed.  The Term Loan of each Lender shall be evidenced by a Term Note made payable to the order of such Term Lender.

            2.2.  Making  the  Loans.  (a) Except as  provided  for in  Sections
2.2(b),  2.3(a),  2.9(b), 2.9(c), 2.17(h) and 2.18, each Borrowing shall be made on  notice,  given by a  Borrower  to the Agent  (x) in the case of a  Revolving
Credit Borrowing  requested to refinance a Swing Loan, not later than 12:00 P.M.
(New  York  City  time)  one  Business  Day  prior to the  date of the  proposed
Revolving Credit Borrowing and (y) in the case of each other Borrowing requested as a direct  advance to a  Borrower,  not later  than 11:00 A.M.  (New York City time) on the date of the proposed Borrowing.  Each such notice shall be executed by an officer of any Borrower indicated on Schedule 2.2 or such other Persons as agreed to, in  writing,  by the Agent (a "Notice of  Borrowing"),  which  notice shall be in substantially the form of Exhibit B, specifying therein (i) the date of such proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing and (iii) in the case of a Revolving Credit Borrowing or a Swing Loan Borrowing,
a statement that the proposed Borrowing does not exceed the Excess Availability.
The Revolving Credit Loans shall be made as Base Rate Loans.

            (b) Each Swing Loan  Borrowing  shall be made on notice,  given by a
Borrower to the Swing Bank not later than 12:00 P.M. (New York City time) on the
Business Day of the proposed Swing Loan Borrowing. All Swing Loans shall be made as Base Rate Loans.

            (c) The Agent shall give to each Appropriate Lender prompt notice of the Agent's receipt of a Notice of Borrowing. Each Appropriate Lender shall, (x)
in the case of a Revolving Credit Borrowing requested to refinance a Swing Loan, before 12:00 P.M.  (New York City time) and (y) in the case of a Loan  requested as a direct  advance to a Borrower,  before 2:00 P.M.  (New York City time),  in each case on the date of the proposed Borrowing,  make available for the account of  its  Applicable  Lending  Office  to the  Agent's  Account,  in  immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the  Agent's  receipt  of such  funds  and upon  fulfillment  of the  applicable conditions  set forth in Article III and the  absence of notice of the  Majority
Revolving Credit Lenders that one or more of the applicable conditions contained in  Article  III is not  satisfied,  the Agent  will  promptly  make such  funds available to such  Borrower at the Agent's  aforesaid  address.  In  determining whether  such  applicable  conditions  have been  satisfied,  the Agent shall be entitled to rely on the most recent Borrowing Base Certificate received from the
Borrowers.

            (d) Each Revolving  Credit Borrowing shall be in an aggregate amount of not less than $1,000,000.  Each Swing Loan shall be in the amount of not less than  $100,000  unless a lower amount is permitted by the Swing Bank in its sole discretion  from time to time. The Term Borrowing  shall be in the amount of the
Term Facility on the Effective Date.

            (e) Each Notice of Borrowing shall be irrevocable and binding on all of the Borrowers.

            (f) Unless the Agent shall have received  notice from an Appropriate
Lender prior to the date of any proposed  Borrowing under a Facility under which such Lender has a  Commitment  that such Lender will not make  available  to the
Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume that

                                       28

such Lender has made such Ratable Portion of the proposed Borrowing available to the Agent on the date of such Borrowing in accordance  with this Section 2.2 and the Agent may, in reliance upon such assumption,  make available to the Borrower that delivered the applicable  Notice of Borrowing on such date a  corresponding amount.  If and to the  extent  that  such  Lender  shall  not have so made such portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on the next Business Day following the day on which the  Lender  does not make such  portion  available  such  corresponding  amount together with interest  thereon,  for each day from the date such amount is made available to the Borrower  that  delivered  the  applicable  Notice of Borrowing until the date such  amount  is repaid to the  Agent,  at (i) in the case of the
Borrowers, the interest rate applicable at the time to the Loans comprising such
Borrowing  and (ii) in the case of such Lender,  the Federal Funds Rate. If such
Lender shall repay to the Agent such corresponding amount, such amount so repaid shall  constitute  such Lender's Loan as part of such  Borrowing for purposes of this  Agreement.  If the Borrowers  shall repay to the Agent such  corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrowers hereunder.

            (g) The  failure  of any  Appropriate  Lender to make the Loan to be made by it as part of any  Borrowing  shall not relieve any other  Lender of its obligation,  if any,  hereunder to make its Loan on the date of such  Borrowing, but no Lender shall be  responsible  for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

            2.3.  Fees.  (a) The  Borrowers  agree to pay to the  Agent  for the benefit of each Revolving Credit Lender a commitment fee (the "Commitment  Fee")
on the daily unused portion of such Lender's  Revolving  Credit  Commitment from the date hereof until the  Termination  Date at a rate per annum  determined  by reference to the Applicable Percentage,  payable in arrears on (i) the first day of each month during the term of such Lender's  Revolving Credit  Commitment and
(ii)  the  Termination  Date.  If the  Borrowers  fail to pay  (either  from the proceeds  of a  Borrowing  or  otherwise)  any  Commitment  Fee when  due,  such
Commitment Fee shall immediately constitute, without necessity of further act or evidence,  a Revolving Credit Loan to the Borrowers.  All Revolving Credit Loans
made pursuant to this Section 2.3 shall be made as Base Rate Loans.

            (b) The Borrowers  have agreed to pay to Citicorp  additional  fees, the amount and dates of payment of which are embodied in a separate agreement by and between WPSC and Citicorp dated November 15, 2000.

            2.4. Reduction and Termination of the Revolving Credit  Commitments.
(a) Optional. The Borrowers may, upon at least three Business Days' prior notice to the Agent,  terminate in whole or reduce ratably in part the unused  portions of the respective  Revolving Credit Commitments of the Revolving Credit Lenders;
provided,  however, that each partial reduction shall be in the aggregate amount of not less than  $5,000,000  or an integral  multiple of  $1,000,000  in excess thereof.

            (b) Mandatory.  The Revolving Credit Facility shall be automatically and  permanently  reduced upon any sale,  lease,  transfer or other  disposition
(including,  without limitation,  through  condemnation or casualty loss) of any

                                       29

fixed  asset of any  Borrower  or any of its  Subsidiaries  (other than the Term
Priority  Collateral)  to the  extent  that  the Net Cash  Proceeds  of all such transactions after the Effective Date exceeds $10,000,000 in the aggregate.

            2.5 Termination or Reduction of the Term Commitments. On the date of the Term Borrowing, after giving effect to such Term Borrowing, and from time to time  thereafter  upon each  repayment  or  prepayment  of the Term  Loans,  the aggregate  Term  Commitments  of the Term  Lenders  shall be  automatically  and permanently  reduced,  on a pro rata basis,  by an amount equal to the amount by which the aggregate Term Commitments  immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Loans (including PIK Interest)
then outstanding.

            2.6.  Repayment.  (a) The  Borrowers  shall repay the entire  unpaid principal  amount of the Revolving  Credit Loans and Swing Loans on the earliest of  (i)  the  substantial  consummation  of the  Reorganization  Plan  which  is confirmed  pursuant to an order entered by the Bankruptcy  Court,  (ii) the date that is 45 days after the Filing  Date,  unless the Final  Order shall have been entered on or prior to such date and (iii) the Termination Date.

            (b) The Borrowers shall repay the entire unpaid  principal amount of the Term  Loans  on the  earliest  of (i) the  substantial  consummation  of the
Reorganization  Plan  which is  confirmed  pursuant  to an order  entered by the
Bankruptcy  Court,  (ii) the date that is 45 days after the Filing Date,  unless the Final Order  shall have been  entered on or prior to such date and (iii) the
Termination Date.

            2.7.  Prepayments.  (a) The Borrowers  shall have no right to prepay the principal  amount of any Term Loan,  Revolving Credit Loan or any Swing Loan
other than as provided in this Section 2.7.

            (b) The Borrowers may at any time prepay the  outstanding  principal amount of the Swing Loans in whole or ratably in part.

            (c)  (i)  The  Borrowers  may at any  time  prepay  the  outstanding principal  amount of the Loans in whole or ratably in part with the  proceeds of
Collateral.

            (ii) The  Borrowers  may,  upon at least one  Business  Day's  prior notice to the Agent  stating the proposed date of the  prepayment,  prepay the  outstanding  principal  amount of the Loans in whole  (together  with accrued  interest to the date of such prepayment) or ratably in part. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for each such prepayment.

            (iii) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Loans (to the extent  applicable, comprising part of the same Borrowing) and Swing Loans equal to the amount by which (A) (I) the sum of the  aggregate  principal  amount of Revolving
      Credit  Loans,   Letter  of  Credit   Obligations  and  Swing  Loans  then
      outstanding  minus  (II)  the  aggregate  amount  then on  deposit  in the
      Concentration  Account, the Investment Account and the L/C Cash Collateral
      Account exceeds (B) the lesser of the Revolving Credit Commitments and the
      Borrowing Base.

            (iv) The  Borrowers  shall,  on the date of  receipt of the Net Cash
      Proceeds by any Borrower or any of its Subsidiaries  from the sale, lease, transfer or other disposition of any Term Priority  Collateral,  prepay an aggregate  principal  amount of the Term  Loans in an amount  equal to the amount of such Net Cash Proceeds. To the extent such Net Cash Proceeds are in excess of the  Borrowers'  Obligations in respect of the Term Loan, the
      Borrowers  shall use such excess to prepay  outstanding  fees and interest owed in respect of Revolving  Credit Loans,  then the principal  amount of
      Revolving Credit Loans.

            (v) Any prepayment of the Revolving Credit Facility made pursuant to this Section  2.7(c) shall be applied  first to the  outstanding  fees and interest  owed in  respect  of any Swing  Loans  outstanding,  then to any outstanding principal in respect of any Swing Loans and, if no Swing Loans are outstanding,  then, to the Revolving Credit Loans outstanding.  If (A)
      the only Loans  outstanding  are Eurodollar  Rate Loans,  (B) there are no
      Letter  of  Credit  Obligations  immediately  due  and  payable,  (C)  the application of such  immediately  available funds will cause the Borrowers to incur an obligation under Section 10.4 and (D) there is no Default then continuing,  then such  prepayment  shall be deposited into the Investment
      Account  and shall be retained  therein  until one of the  conditions  set forth in clauses  (A)  through  (D) are no longer  met, in which case such funds  shall be applied as  provided  in this  Section  2.7(c);  provided, however,  that at any  time the only  condition  not met is the  condition specified in clause (B),  then such funds shall be applied to fund the L/C
      Cash Collateral Account.

            (d) All immediately  available funds in the  Concentration  Account, the Blocked  Account and the Investment  Account shall be applied on the date on which they are immediately  available first to the outstanding fees and interest owed in respect of Swing Loans, next to the principal amount of the Swing Loans, next to the  outstanding  fees and  interest  owed in respect  of the  Revolving
Credit Loans,  next to the principal  amount of the Revolving  Credit Loans, and next to the other  Obligations  (other than any Letter of Credit  Obligations or any Obligations in respect of Term Loans),  as more fully described in Section 5 of the Cash Collateral Account Agreement.  Thereafter,  the Borrowers may direct the disposition of any funds remaining in the Concentration Account, the Blocked
Account and the  Investment  Account;  provided  that,  if a Default  shall have occurred and be continuing,  then such funds in the Concentration  Account,  the
Blocked Account and the Investment  Account shall be used to cash  collateralize the Letter of Credit Obligations, and thereafter, the Borrowers shall direct the disposition of such remaining funds.

            (e) All  proceeds  of  Collateral  (other  than  the  Term  Priority
Collateral)  received by the Secured  Parties  after the giving of notice to the
Borrowers  pursuant  to clause (i) or (ii) of the first  sentence of Section 8.2 shall be applied first to fund the L/C Cash Collateral  Account,  and if the L/C
Cash  Collateral  Account  has been fully  funded  pursuant  to Section  8.3, to outstanding  fees and  interest  owed in  respect  of Swing  Loans,  next to the principal  amount of the Swing Loans,  next to the outstanding fees and interest owed in respect of the Revolving  Credit Loans,  next to the principal amount of the Revolving  Credit Loans, and next to the other  Obligations  (other than any
Letter of Credit  Obligations or any  Obligations in respect of Term Loans),  as more fully described in Section 5 of the Cash Collateral Account Agreement.

                                       31

            2.8.  Conversion/Continuation Option. The Borrowers may elect (i) at any time to convert Base Rate Loans or any portion  thereof to  Eurodollar  Rate
Loans or (ii) at the end of any Interest Period with respect thereto, to convert
Eurodollar  Rate  Loans or any  portion  thereof  into  Base Rate  Loans,  or to continue  such  Eurodollar  Rate Loans or any portion  thereof for an additional
Interest Period;  provided,  however,  that the aggregate of the Eurodollar Rate
Loans for each Interest  Period  therefor must be in the amount of $5,000,000 or an  integral  multiple of  $1,000,000  in excess  thereof.  Each  conversion  or continuation  of Revolving  Credit Loans shall be allocated  among the Revolving
Credit Loans of all Lenders in accordance with their Ratable Portion.  Each such election  shall be in  substantially  the form of Exhibit D hereto (a "Notice of
Conversion  or  Continuation")  and shall be made by  giving  the Agent at least three Business Days' prior written notice thereof  specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion, the date of conversion  (which  date  shall be a  Business  Day and,  if a  conversion  from
Eurodollar  Rate  Loans,  shall  also be the  last  day of the  Interest  Period therefor)  and  (C) in the  case  of a  conversion  to,  or a  continuation  of,
Eurodollar  Rate Advances,  the Interest Period  therefor.  No conversion of any
Swing Loan from a Base Rate Loan may be made.  The Agent shall  promptly  notify each Lender of its receipt of a Notice of Conversion or Continuation  and of the
contents thereof.  Notwithstanding  the foregoing,  no conversion in whole or in part of Base Rate Loans to Eurodollar  Rate Loans,  and no continuation in whole or in part of Eurodollar  Rate Loans upon the expiration of any Interest  Period therefor,  shall be permitted at any time at which a Default shall have occurred and be continuing.  If, within the time period  required under the terms of this
Section 2.8, the Agent does not receive a Notice of Conversion  or  Continuation from the Borrowers  containing a permitted  election to continue any  Eurodollar
Rate Loans for an additional Interest Period or to convert any such Loans, or on any  date the  aggregate  unpaid  principal  amount  of  Eurodollar  Rate  Loans comprising any Borrowing is reduced,  by payment or prepayment or otherwise,  to less than $5,000,000, then, upon the expiration of the Interest Period therefor, such Loans will be  automatically  converted to Base Rate Loans.  Each Notice of
Conversion or Continuation shall be irrevocable.

            2.9.  Interest.  (a)  Revolving  Credit Loans and Swing  Loans.  The
Borrowers  shall pay interest on the unpaid  principal  amount of each Revolving
Credit Loan and each Swing Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

            (i) Base Rate Loans.  For Base Rate Loans, at a rate per annum equal at all times to the  Applicable  Margin  plus the Base Rate in effect from time to time,  payable in  arrears  monthly on the first day of each month
      and  on  the  Termination  Date;  provided,   however,   that  during  the
      continuance  of an Event of Default,  Base Rate Loans shall bear interest, payable on demand,  at a rate per annum equal at all times to 2% per annum above  the Base  Rate in  effect  from  time to time  plus the  Applicable
      Margin.

            (ii) Eurodollar Rate Loans. For Eurodollar Rate Loans, at a rate per annum  equal  at all  times  to the  sum of the  Eurodollar  Rate  for the applicable  Interest  Period  for  such  Eurodollar  Rate  Loan  plus  the
      Applicable Margin in effect from time to time,  payable in arrears on each day during such  Interest  Period which occurs on the first day of a month and on the last  day of such  Interest  Period;  provided,  however,  that during the  continuance of an Event of Default,  all Eurodollar Rate Loans
      shall bear interest,  payable

                                       32

      on  demand,  at a rate  per  annum  equal at all  times  to 2%  above  the
      Eurodollar Rate for such Eurodollar Rate Loan plus the Applicable Margin.

            (b) If the  Borrowers  fail  to pay  any  interest  when  due,  such interest  shall  immediately  constitute,  without  necessity  of further act or evidence, a Revolving Credit Loan to the Borrowers.

            (c) Term Loans. Each Term Loan shall bear interest at 16% per annum, payable in arrears monthly on the first day of each month and on the Termination
Date,  provided,  however,  that during the  continuance of an Event of Default,
Term Loans shall bear interest,  payable on demand,  at a rate of 18% per annum.
So long as no Default has occurred and is continuing,  the Borrowers may pay all or a portion  of the  interest  payable  on the Term  Loans in excess of 13% per annum by adding such excess  amount ("PIK  Interest")  to the  principal  amount outstanding on the Term Loans on the first Business Day of each calendar  month.
The Borrowers  shall give the Agent an irrevocable  notice that it will exercise such right at least three Business Days prior to any interest payment date as to which such right is to be exercised.

            2.10. Interest Rate Determination.  (a) The Eurodollar Rate for each
Interest  Period for Eurodollar  Rate Loans shall be determined by the Agent two
Business Days before the first day of such Interest Period.

            (b) The Agent  shall give  prompt  notice to the  Borrowers  and the
Lenders of the applicable  interest rate determined by the Agent for purposes of
Section 2.9(a).

            (c) If, with respect to Eurodollar  Rate Loans,  any Lender notifies the Agent that the  Eurodollar  Rate for any Interest  Period  therefor will not adequately  reflect  the cost to such  Lender of making such Loans or funding or maintaining its respective  Eurodollar Rate Loans for such Interest Period,  the
Agent shall forthwith so notify the Borrowers and the Lenders, whereupon;

            (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan;
      and

            (ii) the  obligations  of all the  Lenders to make  Eurodollar  Rate
      Loans or to convert  Base Rate Loans into  Eurodollar  Rate Loans shall be suspended  until the Agent shall  notify the  Borrowers  that such Lenders have determined that the  circumstances  causing such suspension no longer exist.

            (d) If the  Borrowers  shall  fail to  select  the  duration  of any
      Interest  Period  for any  Eurodollar  Rate Loans in  accordance  with the provisions  contained in the  definition  of "Interest  Period" in Section
      1.1, the Agent will  forthwith so notify the Borrowers and the Lenders and such  Loans  will  automatically,  on the last  day of the  then  existing
      Interest Period therefor, convert into Base Rate Loans.

            2.11.  Increased Costs. If, due to either (i) the introduction of or any change in or in the  interpretation of any law or regulation (other than any change by way of  imposition  or  increase of reserve  requirements  included in determining the Eurodollar Rate Reserve  Percentage) or (ii) compliance with any guideline  or request  from any  central  bank or other

                                       33

Governmental  Authority (whether or not having the force of law), there shall be any  increase  in the cost to any Lender  Party of  agreeing  to make or making, funding or maintaining  any Eurodollar  Rate Loans or of agreeing to issue or of issuing or maintaining  Letters of Credit, then the Borrowers shall from time to time,  upon  demand  by such  Lender  Party  (with a copy of such  demand to the
Agent), pay to the Agent for the account of such Lender Party additional amounts
sufficient  to  compensate   such  Lender  Party  for  such  increased  cost.  A
certificate as to the amount of such increased cost,  submitted to the Borrowers and the Agent by such  Lender  Party,  shall be  conclusive  and binding for all purposes,  absent  manifest  error.  If the Borrowers so notify the Agent within five  Business  Days  after any  Lender  Party  notifies  the  Borrowers  of any increased  cost pursuant to the foregoing  provisions of this Section 2.11,  the
Borrowers may convert all Eurodollar Rate Loans of all Lenders then  outstanding into  Base  Rate  Loans,  in  accordance  with  Section  2.8 and,  additionally, reimburse  such Lender Party for such  increased  cost in  accordance  with this
Section 2.11.

            2.12.  Illegality.  Notwithstanding  any  other  provision  of  this
Agreement,  if the  introduction  of, or any  change  in,  or any  change in the interpretation of, any law or regulation shall make it unlawful,  or any central bank or other Governmental  Authority shall assert that it is unlawful,  for any
Lender or its  Eurodollar  Lending  Office to make  Eurodollar  Rate Loans or to continue to fund or maintain  Eurodollar Rate Loans, then, on notice thereof and demand  therefor by such  Lender to the  Borrowers  through  the Agent,  (i) the obligation  of such Lender to make or to continue  Eurodollar  Rate Loans and to convert Base Rate Loans into  Eurodollar Rate Loans shall terminate and (ii) the
Borrowers  shall  forthwith  prepay in full all  Eurodollar  Rate  Loans of such
Lender then  outstanding,  together with interest  accrued  thereon,  unless the
Borrowers,  within five  Business  Days of such  notice and demand,  convert all
Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

            2.13. Capital Adequacy. If (i) the introduction of, or any change in or in the interpretation of, any law or regulation, (ii) the compliance with any law or regulation,  or (iii)  compliance  with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law),  affects or would affect the amount of capital  required or expected to be maintained by any Lender Party or any  corporation  controlling any Lender Party and such Lender Party  reasonably  determines that such amount is based upon the existence of such Lender Party's  Commitment and Loans and other commitments and
loans  of  this  type  including,   without  limitation,   such  Lender  Party's
commitments in respect of Letters of Credit (or similar contingent obligations), then,  upon  demand  by such  Lender  Party  (with a copy of such  demand to the
Agent),  the  Borrowers  shall pay to the Agent for the  account of such  Lender
Party, from time to time as specified by such Lender Party,  additional  amounts sufficient to compensate  such Lender Party in the light of such  circumstances, to the extent that such Lender  Party  reasonably  determines  such  increase in capital to be allocable to the  existence of such Lender  Party's  Commitment or
Loans and such Lender Party's  agreements herein with respect to the issuance or maintenance of Letters of Credit. A certificate as to such amounts  submitted to the Borrowers and the Agent by such Lender Party shall be conclusive and binding for all purposes absent manifest error.

            2.14.  Payments and Computations.  (a) The Borrowers shall make each payment  hereunder  and under the Notes not later than 12:00 P.M. (New York City time)  (except  for  payments  made  pursuant to Section  2.7(e)  which shall be credited  no later  than when  received  by

                                       34

the Agent) on the day when due, in Dollars, to the Agent at its address referred
to  in  Section  10.2  in  immediately   available   funds  without  set-off  or
counterclaim.  The Agent will, on the Business Day of its receipt thereof, cause to be  distributed  like funds (i) if such  payment is in respect of  principal, interest, commitment fees or any other Obligation then payable hereunder to more than one Lender Party,  to such Lender  Parties  ratably in accordance  with the amounts of such respective  Obligations then payable to such Lender Parties, for the account of their respective  Applicable  Lending  Offices,  and (ii) if such payment is in respect of any Obligation then payable to any one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided, however, that payment of principal of the Swing Loans pursuant to Section 2.7(e) need not be distributed by the Agent prior to the Settlement  Date referred to in Section
2.18. With respect to the Swing Loans, the Agent will promptly  thereafter cause to be distributed like funds relating to the payment of principal of or interest on the Swing Loans to the Swing Bank for the account of its  Applicable  Lending
Office. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.7, from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments  hereunder and under the Notes in respect of the interest  assigned thereby  to the  Lender  Party  assignee  thereunder,  and the  parties  to such
Assignment  and  Acceptance  shall  make  all  appropriate  adjustments  in such payments for periods prior to such effective date directly  between  themselves.
Payment  received by the Agent  after  12:00 P.M.  (New York City time) shall be deemed to be  received  on the next  Business  Day  (except  for  payments  made pursuant to Section  2.7(e) which shall be credited no later than when  received by the  Agent).  Prior to the  distribution  of any  funds to any  Lender  Party pursuant to this  Section  2.14,  the Agent shall use its best efforts to notify such Lender Party of such distribution.

            (b) All  amounts  on  deposit in each of the  Blocked  Account,  the
Concentration  Account and the Investment  Account shall be applied by the Agent against the  outstanding  balance of the  Obligations in accordance with Section
2.7(d);  provided,  however, that in no event shall any amount be required to be applied by the Agent against the outstanding  balance of the Obligations  unless and until such amount shall have been credited in immediately available funds to the Blocked Account, the Concentration Account or the Investment Account.

            (c) The Borrowers  hereby authorize each Lender Party, if and to the extent  payment  owed to such Lender  Party is not made when due  hereunder,  to charge from time to time against any or all of the Borrowers' accounts with such
Lender  Party any amount so due or to treat any amounts due  hereunder as having been paid by proceeds of a Revolving  Credit  Borrowing,  provided  that no such payment  in  respect  of any Term  Loan  shall be made  with the  proceeds  of a
Revolving  Credit  Borrowing if there exists (or would  result) a Default  under
Section 5.2. The Borrowers  and the Lender  Parties  hereby  authorize the Swing
Bank to pay  directly  any amount due  hereunder  and to treat such payment as a
Swing Loan.

            (d) All computations of interest and fees shall be made by the Agent on the basis of a year of 360 days, and the actual number of days (including the first day but  excluding  the last day)  occurring  in the period for which such interest and fees are payable.  Each  determination  by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                                       35

            (e)  Whenever  any  payment  hereunder  or under the Notes  shall be stated to be due on a day other than a Business  Day, such payment shall be made on the next  succeeding  Business Day, and such  extension of time shall in such case be included in the  computation  of payment of interest or fee, as the case may be;  provided,  however,  that if such  extension  would  cause  payment  of interest  on or  principal  of any  Eurodollar  Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Agent shall have  received  notice from the Borrowers prior to the date on which any  payment is due  hereunder  to any  Lender  Party hereunder  that the Borrowers  will not make such payment in full, the Agent may assume that the  Borrowers  have made such  payment in full to the Agent on such date  and  the  Agent  may,  in  reliance  upon  such  assumption,  cause  to be distributed  to each such Lender  Party on such due date an amount  equal to the amount then due such Lender Party.  If and to the extent the Borrowers shall not have so made such  payment in full to the Agent,  each such  Lender  Party shall repay to the Agent  forthwith on demand such amount  distributed  to such Lender
Party together with interest thereon,  for each day from the date such amount is distributed  to such Lender  Party until the date such Lender  Party repays such amount to the Agent, at the Federal Funds Rate.

            2.15.  Taxes.  (a) Any and all payments by the Borrowers  hereunder, under the Notes and under the Letter of Credit Reimbursement Agreements shall be made, in accordance with Section 2.14,  free and clear of and without  deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings,  and all liabilities with respect thereto,  excluding,  (i) in the case of each Lender Party and the Agent,  taxes measured by its net income,  and franchise taxes imposed on it, by the jurisdiction  under the laws of which such
Lender  Party or the Agent (as the case may be) is  organized  or any  political subdivision  thereof,  (ii) in the case of each Lender Party,  taxes (including, but not  limited  to,  the Branch  Profits  Tax under  Section  884 of the Code)
measured  by  its  net  income,  and  franchise  taxes  imposed  on  it,  by the jurisdiction of such Lender Party's  Applicable  Lending Office or any political subdivision  thereof and (iii) in the case of each Lender Party  organized under the laws of a  jurisdiction  outside the United  States,  United States  federal withholding  tax payable with respect to payments by the  Borrowers  which would not have been  imposed  had such  Lender  Party,  to the  extent  then  required thereunder,  delivered to the  Borrowers  and the Agent the forms  prescribed by
Section  2.15(f) (all such  non-excluded  taxes,  levies,  imposts,  deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").
If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum  payable  hereunder  to any Lender  Party or the  Agent,  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including,  without limitation,  deductions applicable to additional sums  payable  under this  Section  2.15) such Lender Party or the Agent (as the case may be) receives an amount  equal to the sum it would have  received had no such deductions been made, (ii) the Borrowers shall make such deductions,  (iii)
the  Borrowers  shall  pay the  full  amount  deducted  to the  relevant  taxing authority or other  authority in accordance  with  applicable  law, and (iv) the
Borrowers  shall  deliver to the Agent  evidence of such payment to the relevant taxation or other authority.

            (b) In addition,  the  Borrowers  agree to pay any present or future stamp or  documentary  taxes or any other excise or property  taxes,  charges or similar levies of the United States or any political  subdivision thereof or any applicable  foreign  jurisdiction  which  arise  from

                                       36

any  payment  made by the  Borrowers  hereunder  or under  any  Letter of Credit
Reimbursement  Agreement or from the execution,  delivery or registration of, or otherwise with respect to, any Loan Document  (hereinafter referred to as "Other
Taxes").

            (c) The Borrowers agree to indemnify each Lender Party and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any
Taxes and Other Taxes imposed by any  jurisdiction on amounts payable under this
Section  2.15) imposed on or paid by such Lender Party or the Agent (as the case may  be)  and any  liability  (including,  without  limitation,  for  penalties, interest and expenses) arising therefrom or with respect thereto, whether or not
such  Taxes  or  Other  Taxes  were   correctly   or  legally   asserted.   This
indemnification  shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written  demand  therefor.  Any such demand shall show in reasonable  detail the amount payable and the calculations used to determine,  in good faith, such amount and shall provide  reasonably  acceptable proof of payment of such Tax or Other Tax.

            (d) Within 30 days  after the date of any  payment of Taxes or Other
Taxes,  the Borrowers will furnish to the Agent,  at its address  referred to in
Section 10.2, the original or a certified copy of a receipt  evidencing  payment thereof. If no Taxes are payable in respect of any payment hereunder made (i) by or on behalf of the Borrowers  other than by a "United States person" within the meaning of Section  7701(a)(30) of the Code or (ii) out of funds from an account outside the United States, the Borrowers will furnish to the Agent a certificate from each appropriate  taxing authority,  or an opinion of counsel acceptable to the Agent,  in either  case  stating  that such  payment  is exempt  from or not subject to Taxes.  For purposes of this  subsection (d) and subsection  (f), the term  "United  States"  shall have the meaning  specified in Section 7701 of the
Code.

            (e) Without  prejudice to the survival of any other agreement of the
Borrowers  hereunder,  the agreements and obligations of the Borrowers contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

            (f) Each Lender  Party  organized  under the laws of a  jurisdiction outside the United States, on or prior to the Effective Date in the case of each
Lender  Party  listed  on the  signature  pages  hereof,  and on the date of the
Assignment  and  Acceptance  pursuant to which it becomes a Lender  Party in the case of each other Lender Party,  and from time to time thereafter if reasonably requested by the  Borrowers or the Agent  (unless such Lender Party is unable to do so by reason of a change in law (including,  without limitation, any statute, treaty,  ruling,  determination  or  regulation)  occurring  subsequent  to  the
Effective Date or date of Assignment and Acceptance,  as the case may be), shall provide  the Agent  and the  Borrowers  with two  original  IRS Forms  W-8BEN or
W-8EC1,  as  appropriate,  or other  applicable  form,  certificate  or document prescribed  by the IRS,  certifying  that such  Lender  Party is exempt  from or entitled to a reduced rate of United States  withholding tax with respect to all payments to be made to such Lender Party hereunder, under any Note and under any
Letter of Credit Reimbursement Agreement. If any form or document referred to in
this  subsection  (f)  requires  the  disclosure  of  information,   other  than
information necessary to compute the tax payable and information required on the date hereof by Internal  Revenue  Service  Form W-8BEN or W-8EC1 that the Lender
Party  reasonably  considers  to be  confidential,  the Lender  Party shall give notice  thereof

                                       37

to the  Borrowers and shall not be obligated to include in such form or document such confidential information.  Unless the Borrowers and the Agent have received
forms  or  other  documents   satisfactory  to  them  indicating  that  payments
hereunder,  under any Note or under any Letter of Credit Reimbursement Agreement are not subject to United  States  withholding  tax, the  Borrowers or the Agent shall,  in the case of payments to or for any Lender Party  organized  under the laws of a jurisdiction  outside the United States,  (i) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty  (provided  that the Borrowers  and the Agent have received  forms or other documents  satisfactory to them indicating that such reduced rate applies)
and (ii) pay such Lender Party such payment net of any taxes withheld; provided, however,  that  should a Lender  Party  become  subject to Taxes  because of its failure to deliver a form  required  hereunder,  the  Borrowers  shall take such steps as such Lender Party shall reasonably  request to assist such Lender Party to recover such Taxes.

            2.16. Sharing of Payments, Etc. If any Lender Party shall obtain any payment (whether  voluntary,  involuntary,  through the exercise of any right of set-off,  or otherwise) on account of the Loans (other than Swing Loans) made by it (other than pursuant to Section 2.7, 2.11,  2.12,  2.13,  2.15 or 2.17(h)) in
excess of its Ratable  Portion of  payments on account of the Loans  (other than
Swing  Loans)  obtained  by all the Lender  Parties,  such  Lender  Party  shall forthwith  purchase from the other Lender Parties such  participations  in their
Loans (other than Swing  Loans) as shall be  necessary to cause such  purchasing
Lender Party to share the excess  payment  ratably with each of them;  provided, however,  that  if all or any  portion  of such  excess  payment  is  thereafter recovered  from such  purchasing  Lender  Party,  such purchase from each Lender
Party shall be  rescinded  and such Lender  Party shall repay to the  purchasing
Lender Party the purchase price to the extent of such recovery  together with an amount equal to such Lender Party's  ratable share  (according to the proportion of (i) the amount of such Lender  Party's  required  repayment to (ii) the total amount so recovered from the  purchasing  Lender Party) of any interest or other amount paid or payable by the  purchasing  Lender  Party in respect of the total amount so recovered.  The Borrowers  agree that any Lender Party so purchasing a participation  from another  Lender Party  pursuant to this Section 2.16 may, to the  fullest  extent  permitted  by law,  exercise  all its  rights  of  payment
(including,  without  limitation,  the right of  set-off)  with  respect to such participation  as fully as if such Lender Party were the direct  creditor of the
Borrowers in the amount of such participation.

            2.17. Letter of Credit Facility. (a) On the terms and subject to the conditions contained in this Agreement,  each Issuer agrees to issue one or more
Letters  of  Credit  at the  request  of any  Borrower  for the  account  of the
Borrowers from time to time during the period  commencing on the date hereof and ending on the Termination Date;  provided,  however,  that no Issuer shall issue any Letter of Credit if:

            (i) any order,  judgment or decree of any Governmental  Authority or arbitrator  shall  purport by its terms to enjoin or restrain  such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or  directive  (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit,  or request that such Issuer refrain from, the issuance of letters of credit  generally  or such  Letter of Credit in  particular  or shall  impose upon such  Issuer with  respect to such Letter of Credit any restriction  or reserve or capital  requirement  (for which such Issuer is not otherwise  compensated)  not in effect on the

                                       38

      date hereof or result in any unreimbursed  loss, cost or expense which was not  applicable,  in effect or known to such  Issuer as of the date hereof and which such Issuer in good faith deems material to it;

            (ii)  such  Issuer  shall  have  received  written  notice  from the
      Majority  Revolving  Credit  Lenders or any  Borrower,  on or prior to the
      Business  Day prior to the  requested  date of  issuance of such Letter of
      Credit, that one or more of the applicable conditions contained in Article
      III is not then satisfied;

            (iii) the  amount of the  Letter of  Credit  requested  exceeds  the
      Excess  Availability  or,  upon the  issuance of the  requested  Letter of
      Credit, the Letter of Credit Undrawn Amounts would exceed $25,000,000; or

            (iv) fees due in connection with a requested  issuance have not been paid.

None of the Revolving  Credit  Lenders  (other than the Issuers)  shall have any obligation to issue any Letters of Credit.

            (b) In no event shall:

            (i) the  expiration  date of any  Letter  of Credit be more than one year after the date of issuance thereof,  nor shall the expiration date of any  Letter of  Credit  fall  after the date that is 60 days  prior to the second  anniversary  of the date of this  Agreement;  except that any such
      Letter of Credit may also be on the following terms: such Letter of Credit shall have an initial one year term which shall be automatically  extended for successive one-year terms (but in no case may such Letter of Credit be extended  such that its  expiration  date falls  after the date that is 60 days prior to the Termination  Date unless at the time of issuance of such
      Letter of Credit  the  Borrowers  shall  have  delivered  to the Agent for deposit  into the L/C Cash  Collateral  Account an amount equal to 105% of the stated amount of such Letter of Credit); provided,  however, that such a Letter of Credit shall not be  automatically  extended if either (A) the beneficiary  of such  Letter of  Credit is sent a notice  that an Event of
      Default  shall have  occurred and be  continuing  at any time prior to the date  that is 30 days  prior  to the  date  of such  extension  or (B) any
      Borrower  requests  in  writing no later than 40 days prior to the date of such  extension  that the  term of such  Letter  of  Credit  shall  not be extended; or

            (ii) any  Issuer  issue  any  Letter of Credit  for the  purpose  of supporting the issuance of any letter of credit by any other Person except with the prior written consent of the Agent.

            (c)  Prior  to the  issuance  of each  Letter  of  Credit,  and as a condition of such issuance and of the  participation  of each Lender (other than the Issuer  thereof) in the Letter of Credit  Obligations  arising  with respect thereto,  the Borrowers  shall have  delivered to the Issuer thereof a letter of credit  reimbursement  agreement,  in a form  satisfactory to the Issuer (as the same as may be amended or otherwise modified,  a "Letter of Credit Reimbursement
Agreement"),  signed by the Borrowers,  and such other documents or items as may be required  pursuant to the terms thereof or otherwise  reasonably  required by the  Issuer.  In the event of any

                                       39

conflict between the terms of any Letter of Credit  Reimbursement  Agreement and this Agreement, the terms of this Agreement shall govern.

            (d) In  connection  with the issuance of each Letter of Credit,  the
Borrowers  shall give the  Issuer  thereof  and the Agent at least two  Business
Days' prior written  notice of its  requested  issuance of a Letter of Credit in substantially the form of Exhibit C (a "Letter of Credit Request").  Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested,  which  stated  amount  shall not be less than  $50,000,  the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such  Letter of Credit is to expire,  and the Person for whose benefit  the  requested  Letter of Credit is to be issued.  Such  notice,  to be effective,  must be  received  by such Issuer and the Agent not later than 11:00
A.M.  (New York City time) on or prior to the last  Business Day on which notice can be given under the  immediately  preceding  sentence.  Prior to the close of business on the Business Day following the Business Day on which the Agent first receives  such notice,  the Agent shall  confirm to the Issuer of the  requested
Letter of Credit whether the applicable  conditions in Article III are satisfied as of such date.

            (e) Subject to the terms and  conditions  of this  Section  2.17 and provided  that the  applicable  conditions  set forth in  Article  III have been satisfied, such Issuer shall, on the requested date, issue a Letter of Credit on behalf of the  Borrowers in  accordance  with the Issuer's  usual and  customary business practices.

            (f) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Revolving Credit
Lender shall be deemed  irrevocably  and  unconditionally  to have purchased and received from such Issuer,  without recourse or warranty,  an undivided interest and  participation,  to the extent of such  Revolving  Credit  Lender's  Ratable
Portion,  in such Letter of Credit and the  obligations  of the  Borrowers  with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty  pertaining thereto and each Lender's Revolving Credit Commitment shall be deemed used to the extent of such Lender's Ratable Portion of such Letter of Credit Obligations.

            (g) In  determining  whether to pay under any  Letter of Credit,  no
Issuer shall have any obligation  relative to the Revolving Credit Lenders other than to confirm that any documents required to be delivered under such Letter of
Credit  appear to have been  delivered  and that they  appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuer under or in connection  with any Letter of Credit,  if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such  Issuer  under any  resulting  liability  to any  Revolving  Credit
Lender,  or diminish the Agent's or any Revolving  Credit  Lender's  obligations hereunder to the Issuer.

            (h) In the event that any Issuer makes any payment  under any Letter of Credit and the  Borrowers  shall not have  repaid  such amount to such Issuer pursuant to Section 2.17(l),  such Issuer shall promptly notify the Agent, which shall  promptly  notify each Revolving  Credit Lender of such failure,  and each
Revolving Credit Lender shall promptly and  unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's  Ratable  Portion of such

                                       41

payment  in  Dollars  and in same day funds (and upon  receipt  the Agent  shall promptly pay the same to the Issuer);  provided,  however,  if the Swing Bank so elects and if a Swing Loan can be made in such amount,  the Agent shall promptly notify the Swing Bank of such failure, and the Swing Bank shall pay to the Agent for the account of such Issuer the amount of such payment in Dollars and in same day funds.  This  Revolving  Credit Loan shall be made, or the Swing Loan may be made, notwithstanding the Borrowers' failure to satisfy the conditions set forth in Section 3.3. If the Agent so notifies each  Revolving  Credit Lender prior to
11:00 A.M.  (New York City time) on any  Business  Day,  each  Revolving  Credit
Lender  shall make  available  to the Agent for the  account of such  Issuer its
Ratable  Portion of the amount of such payment on such  Business Day in same day funds. If and to the extent such Revolving  Credit Lender shall not have so made such  Lender's  Ratable  Portion of the amount of such payment  available to the
Agent for the account of such Issuer,  such Lender  agrees to repay to the Agent for the account of such Issuer  forthwith  on demand such amount  together  with interest  thereon,  for each day from  such date  until the date such  amount is repaid to the Agent for the account of such Issuer,  at the Federal  Funds Rate.
The failure of any Revolving  Credit  Lender to make  available to the Agent for the  account of such Issuer its Ratable  Portion of any such  payment  shall not relieve any other  Revolving  Credit Lender of its obligation  hereunder to make available to the Agent for the account of such Issuer its Ratable Portion of any payment  on the  date  such  payment  is to be  made,  but no  Lender  shall  be responsible  for the failure of any other Lender to make  available to the Agent for the account of any Issuer such other  Lender's  Ratable  Portion of any such payment.

            (i)  Whenever  any  Issuer  receives  a payment  of a  Reimbursement
Obligation as to which the Agent has received for the account of such Issuer any payment from a Revolving  Credit  Lender  pursuant to Section  2.17(h) (and such amount has been paid to such  Issuer),  the  Issuer  shall pay to the Agent such amount so received  and the Agent shall  promptly pay to each  Revolving  Credit
Lender which has paid such Lender's Ratable Portion thereof,  in same day funds, an amount equal to such Lender's Ratable Portion thereof.

            (j) Upon the request of any  Revolving  Credit  Lender,  each Issuer shall  furnish  to such  Lender  copies of any  Letter  of Credit  Reimbursement
Agreement  to which such Issuer is a party and such other  documentation  as may reasonably be requested by such Lender.

            (k) The obligations of the Revolving Credit Lenders to make payments to the Agent for the account of each Issuer and the  obligation of the Borrowers to repay Revolving Credit Loans made to the Borrowers with respect to Letters of
Credit shall be irrevocable  and not subject to any  qualification  or exception whatsoever and shall be made in accordance with the terms and conditions of this
Agreement  under all  circumstances  (except as  expressly  provided  in Section
2.17(g)), including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement, any of the Collateral Documents, the Interim Order or the Final Order;

            (ii) the  existence  of any claim,  set-off,  defense or other right which any Borrower may have at any time against a  beneficiary  named in a
      Letter of Credit,  any  transferee  of any Letter of Credit (or any Person for whom any such transferee may be acting),  the Agent,  any Lender Party or any other Person, whether in connection with this Agreement, any Letter
      of  Credit,  the  transactions   contemplated   herein  or  any  unrelated

                                       41

      transactions  (including,  without limitation,  any underlying transaction between a Borrower and the beneficiary named in any Letter of Credit);

            (iii) any draft,  certificate or any other document  presented under the  Letter  of  Credit  proving  to be  forged,  fraudulent,  invalid  or insufficient  in any  respect or any  statement  therein  being  untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Collateral Documents; or

            (v) the occurrence of any Default.

            (l) The  Borrowers  agree to pay to each  Issuer  the  amount of all
Reimbursement  Obligations  owing to such  Issuer  under  any  Letter  of Credit immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower may have at any time against such Issuer or any other Person.
The Borrowers  agree to reimburse  each Issuer for all amounts which such Issuer pays under such Letter of Credit no later than the time specified in such Letter of Credit Reimbursement  Agreement. If the Borrowers do not pay (either from the proceeds of a Borrowing or otherwise)  any such  Reimbursement  Obligation  when
due,  such  Reimbursement  Obligation  shall  immediately  constitute,   without
necessity of further act or evidence, a Loan made by the relevant Issuer payable on demand or, to the extent the Agent has received any payments  from  Revolving
Credit  Lenders  for the account of such  Issuer  pursuant  to Section  2.17(h),
Revolving Credit Loans made by such Lenders (which,  in the case of each Lender, shall be to the extent of such Lender's  Ratable  Portion of such  Reimbursement
Obligation) to the  Borrowers,  in an aggregate  principal  amount equal to such
Reimbursement  Obligation  remaining  unpaid,  or, to the  extent  the Agent has received  any  payments  from the  Swing  Bank for the  account  of such  Issuer pursuant to Section 2.17(h),  Swing Loans made by the Swing Bank,  computed from the date on which such  Reimbursement  Obligation arose to the date of repayment in full thereof at the rate of interest  applicable to past due Revolving Credit
Loans at a rate based on the Base Rate during such  period.  If any payment made by or on behalf of the  Borrowers and received by any Issuer with respect to any
Letter of Credit is rescinded  or must  otherwise be returned by such Issuer for any reason, each Lender shall, upon notice by such Issuer, forthwith pay over to such Issuer an amount equal to such Lender's Ratable Portion of the amount which must be so  returned  by such  Issuer or the Swing Bank may,  upon notice to the
Issuer,  forthwith  pay over to such Issuer an amount  equal to the amount which must be returned by such Issuer.

            (m) The Borrowers agree to pay the following amounts with respect to
Letters of Credit issued for it:

            (i) to the Agent,  for the benefit of each  Revolving  Credit Lender who has purchased or has been deemed to have purchased  participations  in the Letters of Credit,  with respect to each  standby  Letter of Credit or documentary  Letter of Credit, an  administrative  fee equal to a rate per annum  equal at all times to the  Applicable  Margin  for Letter of Credit
      Fees multiplied by the average daily maximum amount available from time to time to be drawn under such Letter of Credit,  payable  monthly in arrears and on the  termination  of such  Letter of  Credit,  and,  in each  case, calculated  on the basis of a

                                       42

      360-day year and the actual  number of days  elapsed;  provided,  however, that, during the continuance of an Event of Default,  such  administrative fee shall increase by 2% per annum and shall be payable on demand;

            (ii) to each Issuer,  with respect to each standby  Letter of Credit or documentary Letter of Credit issued by such Issuer, 0.375% per annum of the average daily maximum  amount  available from time to time to be drawn under  such  Letter of  Credit,  payable  monthly  in  arrears  and on the termination of such Letter of Credit,  and, in each case calculated on the basis of a 360-day year and the actual number of days elapsed; and

            (iii) to each  Issuer,  with respect to the  issuance,  amendment or transfer  of each  Letter  of Credit  and each  drawing  made  thereunder, issuance,  documentary,  processing  and other charges in accordance  with such Issuer's  standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

            2.18. Settlement of Accounts.  The Agent shall notify each Revolving
Credit Lender periodically,  as determined by the Agent, of the principal amount of Swing Loans  outstanding as of 1:00 P.M. (New York City time) as of such date
(the  "Computation  Date") and each Revolving  Credit  Lender's  Ratable Portion thereof.  Each  Revolving  Credit  Lender shall before 1:00 P.M.  (New York City time) on the next  Business Day (the  "Settlement  Date") make  available to the
Agent, in immediately available funds, the amount of its Ratable Portion of such principal  amount of Swing Loans  outstanding.  Upon such payment by a Revolving
Credit Lender,  such Lender shall be deemed to have made a Revolving Credit Loan to the  Borrowers,  notwithstanding  any failure by the Borrowers to satisfy the conditions in Section 3.3. The Agent shall use such funds to repay the principal amount of Swing Loans to the Swing  Bank.  All  interest  due on the Swing Loans shall be payable to the Swing Bank in accordance with Sections 2.9 and 2.14.

            2.19. The Blocked  Account.  (a) The Borrowers have  established and shall  maintain,  pursuant to the Blocked  Account  Letter,  an account with PNC
Bank, National Association, account number 0002881016, in the name and under the sole dominion and control of the Agent (the "Blocked Account").

            (b) As collateral security for the Obligations, the Borrowers hereby transfer,  assign  and  pledge  to the  Agent  and grant to the Agent on a first priority  basis a Lien on and  security  interest  in,  for the  benefit  of the
Secured  Parties,  all of the right,  title and  interest of WPSC in the Blocked
Account and all cash,  deposits,  Cash Equivalents and other instruments held in the Blocked Account,  as security for the  Obligations.  The Agent shall possess sole  dominion and control  over the Blocked  Account as provided in the Blocked
Account  Letter.  Except as provided in Section  2.7(d) and the Blocked  Account
Letter,  as  long  as  any  of  the  Obligations  remain  unpaid  or  any of the
Commitments are  outstanding,  the Borrowers agree that neither any Borrower nor any Person or entity  claiming by,  through or under any Borrower shall have any control over the use of, or any right to effect a withdrawal  from,  the Blocked
Account,  other than the Agent.  All  amounts in the  Blocked  Account  shall be applied to the Obligations by the Agent as specified in Section 2.7(d).

                                       43

            (c)  Except  for the  funds  held  in the  bank  accounts  otherwise permitted by Section 7.16, the Borrowers shall cause all cash, Cash Equivalents, checks,  notes,  drafts  or  similar  items  of  payments  received  by it which constitute (i) payments from account debtors for Receivables, including, without limitation,  all  intercompany  receivables  and  (ii)  proceeds  of  all  other
Collateral  to be deposited on the date of receipt  thereof or the next Business
Day following receipt thereof in the Blocked Account.

            2.20.  Term  Commitments.  (a) The Borrowers may, at any time but in any event not more than twice in any one month period prior to January 15, 2001, by notice to the Agent, request that the Term Facility be increased by an amount of  $2,000,000 or an integral  multiple of $1,000,000 in excess  thereof (each a
"Commitment  Increase")  to be  effective  as of a date that is at least 90 days prior to the Termination  Date (the "Increase Date") as specified in the related notice  to the  Agent;  provided,  however  that (i) in no event  shall the Term
Facility  be more than  $35,000,000  and (ii) on the date of any  request by the
Borrowers  for a  Commitment  Increase  and on the related  Increase  Date,  the conditions set forth in Section 3.3 shall be satisfied.

            (b) The Agent shall promptly notify such banks and other entities as it shall identify of a request by the Borrowers for a Commitment Increase, which notice  shall  include  (i) the  proposed  amount of such  requested  Commitment
Increase, (ii) the proposed Increase Date and (iii) the date by which such banks or other entities wishing to participate in the Commitment  Increase must commit to such  increase in the Term Facility (the  "Commitment  Date").  The requested
Commitment  Increase  shall be  allocated  among the  banks  and other  entities willing to  participate  therein  in such  amounts  as are  agreed  between  the
Borrowers and the Agent.

            (c) Promptly  following each Commitment Date, the Agent shall notify the  Borrowers as to the amount,  if any, by which the banks and other  entities are willing to  participate  in the  requested  Commitment  Increase;  provided, however,  that the Term Commitment of each such bank or other entity shall be in an amount of $1,000,000 or an integral multiple thereof.

            (d) On each  Increase  Date,  each bank or other  entity that is not prior to such date a Lender  hereunder and accepts an offer to  participate in a requested Commitment Increase in accordance with Section 2.20(c) (each such bank or other  entity,  an  "Assuming  Lender")  shall  become a Lender party to this
Agreement as of such Increase Date and the Term Commitment of each bank or other entity that prior to such date is a Lender and  accepts an offer to  participate in such  requested  Commitment  Increase (an  "Increasing  Lender")  shall be so increased (or  established)  by such amount as of such Increase Date;  provided, however,  that the Agent shall have received on or before such Increase Date the following, each dated such date:

            (i) Term  Notes  dated  such  Increase  Date  duly  executed  by the
      Borrowers  payable to each Increasing Lender and each Assuming Lender in a principal amount equal to such Lender's new or increased Term Commitment;

            (ii) an assumption  agreement from each Assuming Lender,  if any, in form and  substance  satisfactory  to the Borrowers and the Agent (each an
      "Assumption Agreement"),  duly executed by such Assuming Lender, the Agent and the Borrowers; and

                                       44

            (iii)  confirmation from each Increasing Lender of the amount of its
      Term Commitment in a writing satisfactory to the Borrowers and the Agent.

On each Increase  Date,  upon  fulfillment  of the  conditions  set forth in the immediately  preceding sentence of this Section 2.20(d),  the Agent shall notify the  Lenders  (including,  without  limitation,  each  Assuming  Lender) and the
Borrowers,  on or before 1:00 P.M.,  New York City time, by telecopier or telex, of the  occurrence  of the  Commitment  Increase to be effected on such Increase
Date and shall record in the Register the relevant  information  with respect to each Increasing Lender and each Assuming Lender on such date.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

            3.1.  Conditions  Precedent to the Effective Date. The effectiveness of this Agreement is subject to  satisfaction  of the conditions  precedent that the Agent shall have received,  on or before the Effective  Date, the following, each dated as of the  Effective  Date unless  otherwise  indicated,  in form and substance  satisfactory  to the Agent and (except  for the Notes) in  sufficient copies for each Lender Party:

            (a) A  certified  copy  of an  order  of  the  Bankruptcy  Court  in substantially  the form of Exhibit  G-1 (the  "Interim  Order")  and the Interim
Order shall be in full force and effect, shall not have been vacated,  reversed, rescinded, modified or amended, and there shall be no stay of the performance of any obligation of any of the Borrowers.  The parties hereto acknowledge that the foregoing  shall not  preclude  the entry of any order of the  Bankruptcy  Court approving or authorizing an amendment or  modification  of this Agreement or any other Loan  Document  or the  Interim  Order  permitted  by  Section  10.1 which amendment of  modification  shall be  acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 10.1.

            (b) The Notes made payable to the order of the Lenders.

            (c)  Certified  copies  of  (i)  the  resolutions  of the  Board  of
Directors of each Borrower  approving each Loan Document to which it is a party, and (ii) all documents  evidencing other necessary corporate action and required
governmental   and  third  party   approvals,   licenses  and  consents  to  the
transactions contemplated hereby.

            (d) A copy of the articles or certificate of  incorporation  of each
Borrower certified as of a recent date by the Secretary of State of the state of incorporation  of such  Borrower,  together with  certificates  of such official attesting  to the  good  standing  of  each  such  Borrower,  and a copy  of the certificate of  incorporation  and the By-Laws of each Borrower  certified as of the Effective Date by the Secretary or an Assistant Secretary of each Borrower.

            (e) A certificate of the Secretary or an Assistant Secretary of each
Borrower  certifying  the  names and true  signatures  of each  officer  of such
Borrower who have been

                                       45

authorized to execute and deliver any Loan Document or other  document  required to be executed and delivered hereunder by or on behalf of such Borrower.

            (f) The Security Agreement, duly executed by each Borrower, together with:

                  (i)  certificates  representing the Pledged Shares referred to therein  accompanied  by undated stock powers  executed in blank and instruments, if any, evidencing the Pledged Debt referred to therein indorsed in blank, and

                  (ii) proper financing  statements  (Form UCC-1),  in each case duly executed to be filed  promptly  following  the  Effective  Date under the Uniform  Commercial  Code of the States listed on Schedule
            3.1 and all other jurisdictions that the Agent may deem necessary or desirable  in order to perfect and protect the Liens  created by the
            Security Agreement, and to take assignment of the security interests pursuant to the Interim Order,  covering the Collateral described in the Security Agreement and granted to the Agent,

                  (iii)  evidence of the insurance  required by the terms of the
            Security Agreement,

                  (iv) copies of the Assigned Agreements, if any, referred to in the Security Agreement,

                  (v) the Blocked  Account  Letter  referred  to  therein,  duly executed by PNC Bank, National Association.

            (g) The Cash Collateral Account Agreement, duly executed by WPSC.

            (h) A favorable opinion of (i) Debevoise & Plimpton, special counsel to the Borrowers,  and (ii) Reed Smith Shaw & McClay LLP, special counsel to the
Borrowers in Pennsylvania, each in substantially the form of Exhibit J-1 or J-2, respectively, and as to such other matters as any Lender Party through the Agent may reasonably request.

            (i) A certificate,  signed by a Responsible  Officer of WPC, stating that the  conditions  specified in Sections  3.2(c) and 3.3(a) have been met and that Excess Availability is not less than $35,000,000.

            (j) A Notice of Borrowing or Notice of Issuance, as applicable,  and a Borrowing  Base  Certificate  executed by an officer of WPC listed on Schedule
2.2 or by such other Person as otherwise agreed to by the Agent, in writing,  as of the end of the preceding  month, in the case of Inventory,  and as of the end of the preceding week, in the case of Receivables.

            (k) Such  additional  documents,  information  and  materials as any
Lender Party, through the Agent, may reasonably request.

            3.2.  Additional  Conditions  Precedent to the Effective  Date.  The
effectiveness of this Agreement is subject to the further  conditions  precedent that:

                                       46

            (a) All  proceedings  taken in connection with the execution of this
Agreement,  the making of the Loans,  the issuance of any Letter of Credit,  and the  execution  and delivery of all other Loan  Documents  and all documents and papers relating thereto shall be satisfactory to the Agent and its counsel.  The
Agent and its counsel shall have received copies of such documents and papers as the Agent or its counsel may reasonably request in connection therewith,  in all form and substance satisfactory to the Agent and its counsel.

            (b) The First Day Orders  (i) shall be  reasonably  satisfactory  in form  and  substance  to the  Agent,  including,  without  limitation,  an order providing for the  continuation of the Pre-Petition  Cash Management  Program of
the Borrowers  with Citibank,  as modified in accordance  with the terms of this
Agreement,  and shall be in full force and  effect,  and (ii)  shall  include an order  terminating the Pre-Petition  Securitization  Program and authorizing the transfer of ownership of the  Receivables  thereunder to the  Borrowers,  all in accordance  with  the  agreement  terminating  the  Pre-Petition  Securitization
Program.

            (c) On the Effective Date, the following statements shall be true:

                  (i) All  necessary  governmental  and  third  party  approvals required to be  obtained by any  Borrower,  in  connection  with the transactions contemplated hereby, including, without limitation, the obtaining of the Loans and Letters of Credit, have been obtained and remain in full force and effect,  and all applicable waiting periods have  expired  without  any  action  being  taken  by any  competent authority  which  restrains,  prevents,  impedes,  delays or imposes
            materially   adverse   conditions  upon,  the  consummation  of  the
            transactions  contemplated  hereby  other  than  the  entry  by  the
            Bankruptcy  Court  of the  Interim  Order  or the  Final  Order,  as
            applicable; and

                  (ii) There exists no claim,  action,  suit,  investigation  or proceeding pending or, to the knowledge of any Borrower,  threatened in any court or before  any  arbitrator  or  Governmental  Authority which  relates  to  the  financing  hereunder  or  those  which,  if adversely  determined,  would have a Material  Adverse Effect (other than the commencement of the Cases).

            (d) All  costs and  accrued  and  unpaid  fees  (including,  without limitation,  all upfront fees) and expenses (including,  without limitation, the legal fees and expenses of the Agent)  required to be paid to the Lender Parties or the Agent on or before the Effective  Date,  including,  without  limitation, those  referred to in Sections  2.3,  2.17 and 10.4,  to the extent then due and payable, shall have been paid.

            (e) No Lender Party,  in its sole  judgment,  exercised  reasonably, shall have  determined  that there is any claim,  action,  suit,  investigation,
litigation  or  proceeding  (including,   without  limitation,   shareholder  or
derivative  litigation)  pending or threatened against any Borrower in any court
or  before  any  arbitrator  or  Governmental   Authority  which,  if  adversely
determined, would have a Material Adverse Effect (other than the commencement of the Cases).

            (f) Each Lender  Party  shall be  satisfied,  in its sole  judgment, exercised  reasonably,  with all tax  aspects of the  transactions  contemplated hereby, and with the corporate,  capital, tax, legal and management structure of the  Borrowers  and  their  Subsidiaries,  and shall be  satisfied,  in its sole

                                       47

judgment  exercised  reasonably,  with the nature and status of all  Contractual
Obligations,  securities,  labor, tax, ERISA,  employee benefit,  environmental, health and safety matters, in each case,  involving or affecting any Borrower or any of its Subsidiaries.

            (g) The  intercompany  payable owed by WHX to any one or more of the
Borrowers shall not exceed $12,000,000.

            3.3.  Conditions  Precedent  to Each Loan and Letter of Credit.  The
obligation of each Lender to make any Loan or of each Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that:

            (a) The following  statements shall be true on the date of such Loan or issuance,  before and after giving effect  thereto and to the  application of the proceeds  therefrom and to such issuance (and the acceptance by any Borrower of the proceeds of such Loan or of the issuance by such Issuer of such Letter of
Credit shall constitute a  representation  and warranty by the Borrowers that on the date of such Loan or issuance such statements are true):

                  (i)  The  representations  and  warranties  of  the  Borrowers contained  in  Article  IV and of each  Borrower  in the other  Loan
            Documents  are  correct on and as of such date as though made on and
            as  of  such  date  except  insofar  as  such   representations  and
            warranties speak only as of a prior date or reflect transactions and events after the Effective Date permitted by the Loan Documents; and

                  (ii) No Default has occurred and is continuing or would result from the Loans  being made or any Letter of Credit  being  issued on such date..

            (b) the Interim  Order shall be in full force and effect,  shall not have been vacated, reversed,  rescinded, modified or amended, and there shall be no stay of the  performance of any obligation of any of the Borrowers,  provided that if at the time of any Borrowing or the issuance of any Letter of Credit the aggregate  amount of either of  which,  when  added to the sum of the  principal amount  of all  Loans  then  outstanding  plus the  aggregate  Letter  of Credit
Obligations,  would exceed such amount authorized by the Bankruptcy Court in the
Interim Order  (collectively,  the  "Additional  Credit"),  the Agent shall have received a certified copy of an order of the Bankruptcy  Court in  substantially the form of Exhibit G-2 (the "Final  Order") and at the time of the extension of the  Additional  Credit the Final Order  shall be in full force and effect,  and shall not have been vacated,  reversed,  modified, amended and there shall be no stay of the  performance  of any obligation of any of the Borrowers (the parties hereto  acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this  Agreement  or any other Loan  Document or the Interim  Order  permitted by
Section 10.1 which amendment or modification  shall be acceptable to the Lenders whose  consent is required  to approve  such  amendment  or  modification  under
Section 10.1); and

            (c) The making of the Loans or the issuance of such Letter of Credit on such  date  does not  violate  any  Requirement  of Law and is not  enjoined, temporarily, preliminarily or permanently.

                                       48

            (d) No  Revolving  Credit Loans shall be made if any Swing Loans are outstanding unless the proceeds of such Revolving Credit Loans are being used to repay in full the Swing Loans or the Swing Bank otherwise consents.

            (e)  The  Agent  shall  have  received  such  additional  documents, information and materials as any Lender Party, through the Agent, may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To  induce  the  Lender  Parties  and the  Agent to enter  into this
Agreement,  the Borrowers  represent  and warrant to the Lender  Parties and the
Agent that:

            4.1.  Corporate  Existence;  Compliance  with Law. Each Borrower and each of its Subsidiaries  (i) is a corporation duly organized,  validly existing and in good standing under the laws of the  jurisdiction  of its  incorporation;
(ii) is duly qualified or licensed as a foreign corporation and in good standing under the laws of each  jurisdiction in which it is required to so qualify or be licensed,  except for  failures  which in the  aggregate  would have no Material
Adverse  Effect;  (iii) has all requisite  corporate power and authority and the legal right to own,  pledge,  mortgage and operate its properties,  to lease the property it operates under lease and to conduct its business as now or currently proposed  to be  conducted;  (iv)  is in  compliance  with  its  certificate  of incorporation  and  by-laws;  (v) is in  compliance  with all  other  applicable
Requirements of Law, except for such  non-compliances  as would in the aggregate have no Material Adverse Effect;  and (vi) except as disclosed on Schedule 4.18, has all necessary licenses,  permits, consents or approvals from or by, has made all  necessary  filings  with,  and has given all  necessary  notices  to,  each
Governmental  Authority  having  jurisdiction,  to the extent  required for such ownership,  operation  and conduct,  except for licenses,  permits,  consents or approvals  which can be obtained by the taking of  ministerial  action to secure the grant or transfer  thereof or failures which, in the aggregate would have no
Material Adverse Effect.

            4.2. Corporate Power;  Authorization;  Enforceable Obligations.  (a)
The execution,  delivery and  performance by each Borrower of the Loan Documents to which it is a party and the consummation of the  transactions  related to the financing contemplated hereby:

            (i) are within such Borrower's corporate powers;

            (ii) have been duly  authorized by all necessary  corporate  action, including,  without limitation, the consent of stockholders where required and are authorized by the Interim Order or the Final Order, as applicable;
      and

            (iii)  do  not  (A)   contravene   any  Borrower's  or  any  of  its
      Subsidiaries' respective certificates of incorporation or by-laws or other comparable governing documents, (B) as to any Borrower,  violate any other applicable Requirement of Law (including, without limitation,  Regulations
      U and X of the Board of Governors of the Federal Reserve  System),  or any
      order or decree of any Governmental Authority or arbitrator,  (C) conflict with or result in the breach of, or constitute a default under,  or result in or permit the termination or acceleration of, any Material  Contractual

                                       49

      Obligation of any Borrower or any of its  Subsidiaries,  or (D) except for the Liens  created  under the Loan  Documents,  the Interim  Order and the
      Final Order,  result in the creation or imposition of any Lien upon any of the property of any Borrower or any of its Subsidiaries.

            (b) No  authorization  by,  approval  of,  notice  to,  or filing or registration  with, any Governmental  Authority or any other Person,  other than
(x) the entry by the  Bankruptcy  Court of the Interim Order or the Final Order,
as  applicable,  and (y) those  which have been  obtained  or made and copies of which  in the  case of  those  involving  a  Governmental  Authority  have  been delivered  to the  Agent,  is  required  for (i) the  due  execution,  delivery, recordation,  filing or performance by any Borrower of this Agreement, the Notes or any  other  Loan  Document  to which  it is or is to be a  party,  or for the consummation  of the  transactions  contemplated  hereby,  (ii) the grant by any
Borrower of the Liens granted by it pursuant to the Collateral Documents,  (iii)
the perfection or  maintenance of the Liens created by the Collateral  Documents
(including, as of the Effective Date, the first priority nature thereof (subject to  Permitted  Liens)) or (iv) the  exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral  Documents.  On any date after the Effective Date, no authorization  by, approval of, notice to, or filing or  registration  with, any
Governmental  Authority  or any other  Person,  other  than (x) the entry by the
Bankruptcy Court of the Interim Order or the Final Order, as applicable, and (y)
those which have been  obtained or made and copies of which in the case of those involving a Governmental Authority have been delivered to the Agent, is required for the  perfection  or  maintenance  of the  Liens  created  by the  Collateral
Documents (including the first priority thereof (subject to Permitted Liens)).

            (c) This  Agreement  has been and each of the other  Loan  Documents will have been upon delivery  thereof pursuant to Section 3.1, duly executed and delivered by each Borrower party thereto. This Agreement is, and each other Loan
Document  will be  when  delivered  hereunder,  the  legal,  valid  and  binding obligation of each Borrower party thereto,  enforceable against it in accordance with its terms and the Interim Order or the Final Order.

            4.3. Taxes. All federal,  and all material state,  local and foreign tax returns, reports and statements  (collectively,  the "Tax Returns") required to be filed by any Borrower or any of their Tax Affiliates  have been filed with the appropriate  governmental  agencies in all  jurisdictions  in which such Tax
Returns are required to be filed, and all taxes,  charges and other  impositions due and  payable  have  been  timely  paid  prior to the date on which any fine, penalty,  interest,  late charge or loss may be added  thereto  for  non-payment thereof, except (a) where contested in good faith and by appropriate proceedings if  adequate  reserves  therefor  have  been  established  on the  books of such
Borrower  or  such  Tax  Affiliate  in   accordance   with  GAAP  and  all  such
non-payments,  in the aggregate,  if adversely determined would have no Material
Adverse  Effect  or (b) to the  extent  prohibited  by the  Bankruptcy  Code  in connection  with the Cases.  Proper and accurate  amounts have been  withheld by each Borrower and each of their Tax Affiliates from their  respective  employees for all  periods  in  material  compliance  with the tax,  social  security  and unemployment  withholding  provisions of applicable  federal,  state,  local and foreign  law and such  withholdings  have  been  timely  paid to the  respective
Governmental  Authorities.  No Borrower nor any of their Tax  Affiliates has (i)
except as set forth on Schedule 4.3, executed or filed with the IRS or any other
Governmental Authority any agreement or other document (which agreement or other

                                       50

document is presently in effect)  extending,  or having the effect of extending, the  period for  assessment  or  collection  of any  charges,  or agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in  accounting  method or  otherwise  which will  result in any  material aggregate tax liability for the three taxable years  beginning  with the year of adjustment;  or (ii) except as set forth on Schedule 4.3, any  obligation  under any written or oral tax sharing agreement other than the Tax Sharing Agreement.

            4.4. Full Disclosure.  No written statement prepared or furnished by or on behalf of any Borrower or any of its Affiliates in connection  with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial  statement  delivered pursuant hereto or thereto,  contains any untrue  statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading, if, in either case,  such fact is material to an  understanding  of the  financial  condition, business,  properties  or prospects of any Borrower or any of its  Affiliates or the ability of such Persons to fulfill its  obligations  under any Loan Document to which it is a party.

            4.5.  Financial Matters.  (a) The Consolidated  balance sheet of WPC and its  Consolidated  Subsidiaries  as at December  31,  1999,  and the related
Consolidated  statements of income,  retained  earnings and cash flow of WPC and its  Subsidiaries  for the fiscal year then  ended,  in each case  certified  by
PricewaterhouseCoopers,  LLP, and the Consolidated balance sheet of the Borrower
Consolidated  Group  as  at  August  31,  2000,  and  the  related  Consolidated
statements  of  income,   retained  earnings  and  cash  flow  of  the  Borrower
Consolidated  Group for the eight months then ended, duly certified by the chief financial  officer of WPC,  copies of which have been  furnished  to each Lender
Party, fairly present,  subject, in the case of said balance sheets as at August
31, 2000, and said  statements of income and cash flow for the eight months then ended, to year-end audit adjustments,  the Consolidated  financial  condition of such Person and its Subsidiaries as at such dates and the  Consolidated  results of the  operations of such Person and its  Subsidiaries  for the period ended on such date, all in conformity with GAAP.

            (b) Since  December 31, 1999 and through the Effective  Date,  there has  been  no  Material  Adverse  Change  and  there  have  been  no  events  or developments  that in the aggregate  have had a Material  Adverse  Effect (other than the commencement of the Cases or as disclosed in any public disclosure made by any Borrower or as otherwise  disclosed to the Lenders prior to the Effective
Date).

            (c)  None  of the  Borrowers  or any of  their  Subsidiaries  had at
December 31, 1999 any material obligation, contingent liability or liability for taxes,  long-term  leases or unusual  forward or  long-term  commitment  that is required by GAAP to be included in a balance sheet which is not reflected in the balance sheet referred to in subsection (a) above or in the notes thereto.

            (d)  The  unaudited  projected  consolidated  balance  sheet  of the
Borrowers  and  their  Consolidated  Subsidiaries,  a copy  of  which  has  been delivered to each Lender  Party,  has been prepared as of September 30, 2000 and reflects as of such date the projected  Consolidated  financial condition of the
Borrowers and their Subsidiaries.  Such projected financial statement

                                       51

(including  any related  schedules  and notes) have been  prepared in accordance with  GAAP on the  basis of the  statements  and  assumptions  set  forth in the respective notes thereto.

            4.6.  Litigation.  Except as set forth in Schedule 4.6, there are no pending or, to the knowledge of any Borrower,  threatened ctions, investigations or  proceedings  affecting  any Borrower or any of its  Subsidiaries  before any
Governmental  Authority or  arbitrator  which,  in the  aggregate,  would have a
Material Adverse Effect.  The performance of any action by any Borrower required or  contemplated  by any of the Loan  Documents  is not  restrained  or enjoined
(either  temporarily,  preliminarily  or  permanently),  and no material adverse condition has been imposed by any Governmental  Authority or arbitrator upon any of the foregoing transactions.

            4.7. Margin  Regulations.  No Borrower is engaged in the business of extending  credit for the purpose of purchasing or carrying margin stock (within the  meaning of  Regulation  U issued by the Board of  Governors  of the Federal
Reserve  System),  and no proceeds of any Borrowing  will be used to purchase or carry  any  margin  stock or to  extend  credit to  others  for the  purpose  of purchasing or carrying any margin stock in contravention of Regulation U or X of the Board of Governors of the Federal Reserve System.

            4.8.  Ownership of the Borrowers and Subsidiaries.  (a) Set forth on
Schedule  4.8  hereto  is a  complete  and  accurate  list  showing,  as to each
Borrower,  the jurisdiction of its  incorporation,  the number of shares of each class of Stock  authorized,  the number  outstanding  on the date hereof and the ownership of the  outstanding  shares of each class.  No authorized but unissued shares, no treasury shares and, to the best knowledge of each Borrower, no other outstanding  shares of capital stock of such Borrower are subject to any option, warrant,  right of  conversion  or purchase or any similar  right.  There are no agreements or understandings with respect to the voting, sale or transfer of any shares  of  capital  stock of any  Borrower  or, to the best  knowledge  of such
Borrower,  any agreement  restricting the transfer or  hypothecation of any such shares,  except for the USWA  Right of First  Refusal  and,  in the case of each
Borrower other than WPC, under the Collateral Documents.

            (b) Set forth on Schedule 4.8 hereto is a complete and accurate list showing all direct and indirect  Subsidiaries  of each  Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation,  the number of shares of each class of Stock  authorized,  the number  outstanding on the date hereof and the percentage of the  outstanding  shares of each such class owned (directly or indirectly)  by such  Borrower.  No Stock of any  Subsidiary  of any Borrower is
subject to any outstanding option,  warrant,  right of conversion or purchase or any similar right. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and  non-assessable and is owned by such Borrower, free and clear of all Liens other than the Liens  granted to the Agent  pursuant to the Security  Agreement.  Neither any Borrower nor any such  Subsidiary  is a party to, or has  knowledge  of,  any  agreement  restricting  the  transfer  or hypothecation  of any Stock of any such  Subsidiary.  No Borrower owns or holds, directly or indirectly,  any capital stock or equity  security of, or any equity interest in, any Person other than such Subsidiaries.

            4.9.  ERISA.  (a)  Schedule  4.9  separately  identifies,  as of the
Effective  Date,  all  Plans,  all  Qualified  Plans,  all Title IV  Plans,  all
Multiemployer  Plans,  all unfunded  Pension Plans and all Welfare Benefit Plans that provide retiree benefits.

                                       52

            (b) Except as set forth on Schedule  4.9,  each  Qualified  Plan has been  determined by the IRS to qualify  under  Section 401 of the Code,  and the trusts created  thereunder  have been determined to be exempt from tax under the provisions  of  Section  501 of the  Code,  and to  the  best  knowledge  of any
Borrower,  nothing has occurred which would cause the loss of such qualification or tax-exempt status.

            (c) Except as set forth on Schedule  4.9, each Plan is in compliance in all  material  respects  with  applicable  provisions  of ERISA and the Code, including,  without limitation, the filing of reports required under the Code or
ERISA which are true and correct in all material  respects as of the date filed, and,  with  respect to each Plan  (other than a Qualified  Plan),  all  required contributions  and benefits have been paid in accordance  with the provisions of each such Plan.

            (d) None of the Borrowers or any of their  Subsidiaries or any ERISA
Affiliate,  with  respect  to  any  Qualified  Plan,  has  failed  to  make  any contribution  or pay any amount due as  required  by Section  412 of the Code or
Section 302 of ERISA or the terms of any such Qualified Plan.

            (e) There has been no, nor is there reasonably expected to occur (i)
any ERISA Event that has a reasonable  possibility  of resulting in a liability, deficiency or waiver  request of any Borrower,  any of its  Subsidiaries  or any
ERISA Affiliate,  whether or not assessed, that exceeds $5,000,000,  or (ii) any event  described  in Section 4068 of ERISA with respect to any Title IV Plan for which any Borrower, any of its Subsidiaries or any of its ERISA Affiliates could reasonably be expected to have liability that exceeds $5,000,000.

            (f) There are no pending or, to the knowledge of any Borrower or any of its  Subsidiaries  or any ERISA  Affiliate,  threatened  claims,  actions  or lawsuits  (other than  claims for  benefits  in the normal  course)  asserted or instituted  against (i) any Plan or its assets,  (ii) any fiduciary with respect to any  Plan  or  (iii)  any  Borrower,  any of its  Subsidiaries  or any  ERISA
Affiliate  with  respect  to any Plan,  whether  or not  assessed,  that  exceed
$5,000,000,  other  than any such  claims,  actions  or  lawsuits  that  have no reasonable possibility of resulting in a liability,  deficiency,  waiver request or increase in funding requirements of any Borrower or any Subsidiary.

            (g) None of the  Borrowers or any  Subsidiary of any Borrower or any
ERISA Affiliate has incurred, or has any reasonable likelihood of incurring, any
Withdrawal  Liability  under  Section 4201 of ERISA in excess of $5,000,000 as a result of a complete or partial  withdrawal  from a  Multiemployer  Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

            (h) Except as set forth on Schedule 4.9,  within the last five years none of any Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a  transaction  which  resulted  in a Title  IV Plan  with  Unfunded  Pension
Liabilities  being  transferred  outside of the  "controlled  group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

            (i) As of the  Effective  Date,  none  of any  Borrower,  any of its
Subsidiaries  or any ERISA  Affiliate has incurred any  liability  under Section
4062, 4063, or 4064 of ERISA.

                                       53

            (j) As of the Effective Date, no Title IV Plan has unfunded  benefit
liabilities,   as  defined  in  Section  4001(a)(18)  of  ERISA,  in  excess  of
$5,000,000.

            4.10. Liens. Each of the Security  Agreement,  the Interim Order and
the Final Order, as applicable, creates in favor of the Agent for the benefit of the Secured Parties,  a legal,  valid and enforceable  security  interest in the
Collateral and each of the Security  Agreement,  the Interim Order and the Final
Order,  as  applicable,  constitutes  the  creation of a fully  perfected  first priority Lien on, and security interest in, all right, title and interest of the grantors  thereunder in such Collateral in each case prior and superior in right to any Person,  except as  otherwise  provided in the  Security  Agreement,  the
Interim Order and the Final Order,  as  applicable.  The Borrowers are the legal and beneficial  owners of the Collateral free and clear of any Lien,  except for the Liens and security  interests created or permitted under the Loan Documents, the Interim Order and the Final Order.

            4.11. No Burdensome Restrictions;  No Defaults. (a) No Borrower, nor
any of their  Subsidiaries  (i) is a party to any Contractual  Obligation  which would have a Material Adverse Effect or the performance of which by any thereof, either  unconditionally  or upon the  happening of an event,  will result in the creation of a Lien (other than a Lien  permitted by Section 7.1) on the property or  assets  of any  thereof  or  (ii)  is  subject  to a  charter  or  corporate restriction that would have a Material Adverse Effect.

            (b) No Event of Default has  occurred and is  continuing  other than the commencement of the Cases or as disclosed in writing to the Lenders prior to the Effective Date.

            (c) No Requirement of Law has a Material Adverse Effect.

            (d) Except as provided  in the  Indentures,  none of the  Borrowers'
Subsidiaries  is subject to any  restriction  or  limitation  on its  ability to declare or make any  dividend  payment or other  distribution  on account of any shares of any class of its  Stock or on its  ability  to  purchase,  redeem,  or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

            4.12.  No Other  Ventures.  Except as listed on  Schedule  4.12,  no
Borrower  nor any of their  Subsidiaries  is  engaged  in any joint  venture  or partnership with any other Person.

            4.13. Investment Company Act. No Borrower is an "investment company"
or an "affiliated  person" of, or "promoter" or "principal  underwriter" for, an
"investment company", as such terms are defined in the Investment Company Act of
1940,  as  amended.  The making of the Loans and the  issuance of the Letters of
Credit by the Lender  Parties,  the  application  of the proceeds and  repayment thereof by the Borrowers and the consummation of the  transactions  contemplated by the Loan Documents on the part of any Borrower will not violate any provision of such Act or any  rule,  regulation  or order  issued  by the  Securities  and
Exchange Commission thereunder.

            4.14. Insurance. As of the Effective Date, all policies of insurance of  any  kind  or  nature  owned  by or  issued  to any  Borrower  or any of its
Subsidiaries,  including,  without  limitation,  policies of life, fire,  theft, product liability,  public liability,  property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title and property

                                       54

insurance,  are in full force and effect  and are of a nature and  provide  such coverage as is sufficient and as is customarily carried by companies of the size and character of WPC and its Subsidiaries.

            4.15.  Labor Matters.  (a) Except as set forth on Schedule  4.15(a), there  are no  strikes,  work  stoppages,  slowdowns  or  lockouts  pending,  or reasonably  likely to occur in the  immediate  future,  against or involving any
Borrower or any of its  Subsidiaries,  other than those  which in the  aggregate would have no Material Adverse Effect.

            (b)  Except  as  set  forth  on  Schedule  4.15(b),   there  are  no
arbitrations  or grievances  pending against or involving any Borrower or any of its  Subsidiaries,  nor,  to the  best  knowledge  of the  Borrowers  and  their
Subsidiaries,  are there any arbitrations or grievances threatened involving any
Borrower or any of its  Subsidiaries,  other than those  which in the  aggregate would have no Material Adverse Effect.

            (c) Except as set forth on  Schedule  4.15(c),  as of the  Effective
Date,  no  Borrower  or any of its  Subsidiaries  are  parties  to,  or have any obligations under, any collective bargaining agreement.

            (d) Except as set forth on  Schedule  4.15(d),  as of the  Effective
Date, there are no representation  proceedings pending or, to the best knowledge of any Borrower,  threatened  with the National Labor  Relations  Board,  and no labor  organization  or  group  of  employees  of  any  Borrower  or  any of its
Subsidiaries have made a pending demand for recognition.

            (e)  Except as set forth on  Schedule  4.15(e),  there are no unfair labor practice  charges,  grievances or complaints  pending or in process or, to the best  knowledge of any Borrower,  threatened by or on behalf of any employee or group of  employees  of any  Borrower or any of its  Subsidiaries  other than those which in the aggregate would have no Material Adverse Effect.

            (f) Except as set forth on Schedule 4.15(f), there are no complaints or charges  against any Borrower or any of its  Subsidiaries  pending or, to the best  knowledge of any Borrower,  threatened  to be filed with any  Governmental
Authority  or  arbitrator  based on,  arising  out of, in  connection  with,  or otherwise  relating to the employment by any Borrower or any of its Subsidiaries of any  individual,  other  than  those  which in the  aggregate  would  have no
Material Adverse Effect.

            (g) Each  Borrower and each of its  Subsidiaries  are in  compliance with all laws, and all orders of any court,  governmental  agency or arbitrator, relating to the employment of labor,  including all such laws relating to wages, hours, collective bargaining,  discrimination,  civil rights, and the payment of
withholding   and/or  social  security  and  similar  taxes,   other  than  such
non-compliances as in the aggregate would have no Material Adverse Effect.

            4.16. Force Majeure.  Neither the business nor the properties of any
Borrower or any of its  Subsidiaries is currently  suffering from the effects of any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of
God or of the  public  enemy  or  other  casualty  (whether  or not  covered  by insurance)  other  than those  which in the  aggregate  would  have no  Material
Adverse Effect.

                                       55

            4.17.  Use of Proceeds.  The proceeds of the Loans and  issuances of
Letters  of  Credit  are  being  used  solely  to  (i)  repay  the  Pre-Petition
Obligations,   (ii)  provide   working  capital  for  the  Borrowers  and  their
Subsidiaries  or (iii) to make other  expenditures  permitted by this Agreement, including without limitation, after the occurrence and during the continuance of an Event of Default, the fees and expenses of Professionals but not in excess of the Carve-Out;  provided, further that no amounts shall be paid pursuant to this
Section  4.17(iii)  for fees and  disbursements  incurred  by the  Borrowers  in
connection  with  any  proceeding  (other  than  an  investigation)   commenced,
including, without limitation, any motion or other pleading filed to contest (a)
the attachment,  perfection or priority of the Liens created by the Pre-Petition
Loan  Documents,  (b) the  validity,  binding  effect or  enforceability  of the
Pre-Petition Loan Documents or the Loan Documents other than the reasonable fees and expenses of the Borrowers'  Professionals  related to the enforcement of the
Borrowers'  rights under this Agreement or the Loan Documents,  or (c) any other rights or interest of the Pre-Petition  Agent or the Pre-Petition  Lenders or of
the Agent of the Lender Parties under the Loan Documents.

            4.18.  Environmental  Protection.  Except as  disclosed  on Schedule
4.18:

            (a) The operations of each Borrower and each of its  Subsidiaries or tenants comply with all Environmental Laws, other than such non-compliance as in the aggregate would have no Material Adverse Effect;

            (b) Each  Borrower and each of its  Subsidiaries  have  obtained all environmental,  health and safety Permits  necessary for their  operations other than  those  failures  which in the  aggregate  would have no  Material  Adverse
Effect,  and all such  Permits are in good  standing,  except where such failure would  have no  Material  Adverse  Effect,  and  each  Borrower  and each of its
Subsidiaries  are in  compliance  with the terms and  conditions of such Permits other than for such non-compliance which in the aggregate would have no Material
Adverse Effect;

            (c)  Neither  any  Borrower  nor any of its  Subsidiaries  have  any currently or previously  owned or leased  property or operations  subject to any threatened  or  outstanding  order  from  or  agreement  with  any  Governmental
Authority or other Person or subject to any judicial or docketed  administrative proceeding  respecting (i)  Environmental  Laws,  (ii) Remedial  Action or (iii)
Environmental  Liabilities  and Costs,  other than those which in the  aggregate would have no Material Adverse Effect;

            (d)  As of the  Effective  Date,  no  Borrower  and  none  of  their
Subsidiaries  is a treatment,  storage or disposal  facility  requiring a permit under the Resource  Conservation  and Recovery Act, 42 U.S.C.  ss. 6901 et seq.,
the  regulations  thereunder or any state analog and, as of the Effective  Date, each Borrower and each of its  Subsidiaries is in compliance with all applicable financial  responsibility  requirements of all  Environmental  Laws,  including, without  limitation,  those  contained  in 40 C.F.R.,  parts  264,  265 and 280, subparts H, and any state  equivalents,  other than those that in the  aggregate would have no Material Adverse Effect;

            (e) No Borrower and none of their  Subsidiaries  has filed or failed to file any notice required under any applicable  Environmental  Law reporting a
Release other than those which in the aggregate  would have no Material  Adverse
Effect;

                                       56

            (f) There are not now nor have  there  been in the past any  events, conditions or  circumstances  associated with or arising from currently owned or leased  properties  or  current  operations  of  any  Borrower  or  any  of  its
Subsidiaries  or, to the best of each Borrower's  knowledge,  tenants or, to the best of each  Borrower's  knowledge,  any events,  conditions  or  circumstances associated with or arising from any previously owned or leased properties or the previous  operations of any Borrower or any of its  Subsidiaries or, to the best of each Borrower's knowledge,  tenants, which may give rise to any Environmental
Liabilities  and Costs  other  than  those in the  aggregate  that would have no
Material Adverse Effect;

            (g)  As  of  the  Effective  Date,  no  Environmental  Lien  and  no
unrecorded  Environmental  Lien has  attached to any property of any Borrower or any of its  Subsidiaries  and,  as of any date  after  the  Effective  Date,  no
Environmental  Lien and no  unrecorded  Environmental  Lien has  attached to any property of any Borrower or any of its Subsidiaries other than those that in the aggregate would have no Material Adverse Effect; and

            (h) With  respect to any property  owned,  leased or operated by any
Borrower or any of its Subsidiaries:  (i) there are no underground storage tanks or surface impoundments, (ii) except to the extent that the presence thereof, in the  aggregate,  would  not have a  Material  Adverse  Effect,  there is not any asbestos-containing material in friable form or any airborne asbestos containing material in excess of amounts  proscribed by Environmental  Laws, or (iii) there is not any polychlorinated  biphenyls ("PCBs") other than those used, maintained or disposed  of in  compliance  with all  applicable  Environmental  Laws or the removal of which would have a Material Adverse Effect.

            4.19.  Intellectual  Property.  The Borrowers and their Subsidiaries own or  license  or  otherwise  have  the  right to use all  material  licenses, permits,  patents,  patent  applications,  trademarks,  trademark  applications, service marks,  trade names,  copyrights,  copyright  applications,  franchises, authorizations and other intellectual property rights that are necessary for the operation of their respective businesses,  without infringement upon or conflict with the rights of any other Person with  respect  thereto,  including,  without limitation,  all trade names,  except where such failure  would have no Material
Adverse  Effect.  To the best  knowledge  of any  Borrower,  no  slogan or other advertising device, product,  process, method, substance, part or other material now employed,  or now contemplated to be employed, by any Borrower or any of its
Subsidiaries  infringes  upon or  conflicts  with any rights  owned by any other
Person, and no claim or litigation  regarding any of the foregoing is pending or threatened,  other  than those  which in the  aggregate  would have no  Material
Adverse Effect.  No patent,  invention,  device,  application,  principle or any statute, law, rule, regulation, standard or code relating thereto is pending or, to the knowledge of any Borrower, proposed, other than those the consequences of which, in the aggregate would have no Material Adverse Effect.

            4.20. Title. (a) The Borrowers and their Subsidiaries own fee simple absolute  title to all of the Real Estate  described  in Schedule  4.20(a),  and marketable title to, or valid leasehold interests pursuant to the Leases in, all other  properties  and assets  purported  to be owned by any  Borrower or any of their Subsidiaries,  including,  without  limitation,  valid leasehold interests pursuant to the Leases and all property  reflected in the balance sheet referred to in Section 4.5(a), except for such failures which in the aggregate would have no Material  Adverse  Effect.  None of such  properties  and assets,  including, without  limitation,  the Real

                                       57

Estate and the Leases, is subject to any Lien, except Liens permitted hereunder.
The  Borrowers  and their  Subsidiaries  have  received all deeds,  assignments, waivers, consents,  non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings,  filings and other actions  necessary to establish,  protect and perfect such  Borrower's and its Subsidiaries'  right,  title and interest in and to all such property except for such failures which would in the aggregate have no Material Adverse Effect.

            (b) All real property  leased,  with an annual base rent of at least
$100,000,  at  the  date  of  this  Agreement  by  any  Borrower  or  any of its
Subsidiaries is listed on Schedule 4.20(b),  setting forth information regarding the commencement  date,  termination date,  renewal options and purchase options
(if any) and annual  base rents as  specified  therein.  Each of such  leases is valid and  enforceable  in  accordance  with its terms and is in full  force and effect other than those leases which if not valid and enforceable,  would in the aggregate have no Material  Adverse  Effect.  None of any Borrower or any of its
Subsidiaries  or, to the knowledge of any Borrower,  any other party to any such lease is in default of its  obligations  thereunder or has delivered or received any notice of default under any such lease and no event has occurred which, with the giving of notice,  the passage of time or both,  would  constitute a default under any such lease,  except,  in either case, for defaults the  consequence of which in the aggregate would have no Material Adverse Effect.

            (c) Except as listed on Schedule  4.20(c),  neither any Borrower nor any of its Subsidiaries  owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase,  acquire, sell, assign or dispose of any real property owned or leased by such Borrower or any of its Subsidiaries.

            (d) All  components  of all  improvements  included  within the real
property   owned  or  leased  by  any  Borrower  or  any  of  its   Subsidiaries
(collectively,  "Improvements"),  including,  without limitation,  the roofs and structural  elements  thereof and the heating,  ventilation,  air  conditioning, plumbing,  electrical,  mechanical,  sewer, waste water, storm water, paving and parking equipment,  systems and facilities included therein, are in good working order and  repair  other than such  failures  the  consequences  of which in the aggregate would have no Material  Adverse Effect.  All water,  gas,  electrical, steam,  compressed air,  telecommunication,  sanitary and storm sewage lines and systems and other similar  systems  serving the real property owned or leased by any Borrower or any of its  Subsidiaries  are  installed  and  operating and are sufficient to enable the real property  owned or leased by such Borrower and its
Subsidiaries  to continue to be used and operated in the manner  currently being used and operated other than such failures which in the aggregate  would have no
Material  Adverse Effect,  and neither any Borrower nor any of its  Subsidiaries has any knowledge of any fact or condition that could result in the  termination or material impairment of the furnishing thereof, other than such failures which in the  aggregate  would have no Material  Adverse  Effect.  No  Improvement  or portion  thereof is dependent for its access,  operation or utility on any land, building or other  Improvement not included in the real property owned or leased by any Borrower or any of its Subsidiaries except where the consequences of such in the aggregate would have no Material Adverse Effect.

            (e) All  Permits  required  to have been  issued or  appropriate  to enable  all  real  property  owned  or  leased  by  any  Borrower  or any of its
Subsidiaries to be lawfully  occupied and

                                       58

used for all of the  purposes  for which they are  currently  occupied and used, have been  lawfully  issued  and are in full force and  effect,  other than such failures  the  consequences  of which in the  aggregate  would have no  Material
Adverse Effect.

            (f) Neither any  Borrower nor any of its  Subsidiaries  has received any notice,  nor has any knowledge,  of any pending,  threatened or contemplated condemnation  proceeding  affecting  any real  property  owned or leased by such
Borrower  or any of  its  Subsidiaries  or any  part  thereof,  or any  proposed termination  or  impairment  of any  parking  at any such  owned or leased  real property  or of any sale or other  disposition  of any  real  property  owned or leased by such Borrower or any of its  Subsidiaries  or any part thereof in lieu of  condemnation,  except  for  notices  affecting  real  property  which in the aggregate, if lost, would have no Material Adverse Effect.

            (g) No portion of any real property  owned or leased by any Borrower or any of its  Subsidiaries  has suffered  any material  damage by fire or other casualty loss which has not heretofore  been completely  replaced,  repaired and restored  to its  original  condition,  except to the extent that the failure to replace,  repair or restore such real property  would in the  aggregate  have no
Material Adverse Effect.

                                    ARTICLE V

                               FINANCIAL COVENANTS

            As  long  as  any  of  the  Obligations  or  the  Revolving   Credit
Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing:

            5.1.  Limitation on Capital  Expenditures.  The Borrowers  shall not make, or permit any of their Subsidiaries to make, Capital  Expenditures for the period from  November 1, 2000 through the last day of each Fiscal Year set forth below in excess of the amount set forth opposite such date:

                                                            Maximum Amount of
            For the Fiscal Year Ending                      Capital Expenditures
            --------------------------                      --------------------

            December 31, 2000                               $12,500,000

            December 31, 2001                               $42,500,000

            December 31, 2002                               $60,000,000

provided,  however,  that if, at the end of any Fiscal Year set forth above, the amount  specified  above for such  Fiscal  Year  exceeds  the  amount of Capital
Expenditures  actually made by the Borrowers and their Subsidiaries  during such
Fiscal Year (the amount of such excess being the "Excess Amount"), the Borrowers and their Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount (such amount being referred to herein as the "Carryover Amount") equal to the lesser of (i) the Excess Amount and (ii)
50% of the amount  specified  above for such prior Fiscal Year. The first amount of Capital Expenditures spent in any such succeeding Fiscal Year shall be deemed to be the Carryover Amount.

                                       59

            5.2. Excess Availability.  The Borrowers shall maintain at all times
Excess Availability of not less than $15,000,000.

                                   ARTICLE VI

                        ADDITIONAL AFFIRMATIVE COVENANTS

            As  long  as  any  of  the  Obligations  or  the  Revolving   Credit
Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing:

            6.1.  Compliance  with Laws,  Etc. The Borrowers  shall comply,  and shall cause each of their Subsidiaries to comply,  with all Requirements of Law,
Contractual  Obligations,   commitments,   instruments,  licenses,  Permits  and
franchises,   including,  without  limitation,  all  Permits,  other  than  such non-compliances  the  consequences  of which either  singly or in the  aggregate would have no Material Adverse Effect,  provided,  however,  each Borrower shall comply in all respects with (i) the Bankruptcy  Code,  (ii) the Federal Rules of
Bankruptcy  Procedure  and (iii) the local  rules and  orders of the  Bankruptcy
Court.

            6.2. Conduct of Business. Each Borrower shall (a) conduct, and shall cause each of its  Subsidiaries  to conduct,  its  business in a regular  manner consistent with sound business  practice in such Borrower's or such Subsidiary's industry;  (b) use, and cause each of their  Subsidiaries to use, its reasonable efforts,  in the ordinary course and consistent with past practice,  to preserve its  business  and the  goodwill  and  business of the  customers,  advertisers, suppliers and others having business relations with any Borrower or any of their
Subsidiaries;  (c) preserve,  and cause each of their  Subsidiaries to preserve, all registered patents,  trademarks,  trade names,  copyrights and service marks necessary  for the conduct of its  business;  and (d) perform and  observe,  and cause  each of  their  Subsidiaries  to  perform  and  observe,  all the  terms, covenants and  conditions  required to be performed and observed by it under its
Contractual  Obligations  (including,  without  limitation,  to pay all rent and other  charges  payable  under  any  lease  and to pay all  other  payables  and obligations as they become due) except to the extent permitted or required under the  Bankruptcy  Code and by the  Bankruptcy  Court,  and do,  and  cause  their
Subsidiaries to do, all things  necessary to preserve and to keep unimpaired its rights  under  such  Contractual  Obligations,  other  than,  in the case of (a)
through (d), such failures the consequences of which in the aggregate would have no Material Adverse Effect.

            6.3.  Payment of Taxes,  Etc. Each Borrower shall pay and discharge, and shall cause each of its  Subsidiaries to pay and discharge,  before the same shall become  delinquent  except to the extent  permitted or required  under the
Bankruptcy Code and by the Bankruptcy  Court,  all lawful  governmental  claims, taxes,  assessments and charges or levies against it or any of its  Subsidiaries or for which its or any of its Subsidiaries assets may be subject,  except where contested in good faith, by proper  proceedings,  if adequate  reserves therefor have  been  established  on the books of such  Borrower  or such  Subsidiary  in conformity with GAAP and where the  consequence of all such  non-payments in the aggregate  would have no Material  Adverse  Effect.  To the extent such  claims, taxes, assessments,  charges or levies are computed on a consolidated,  combined or unitary basis,  any payments by any Borrower and its  Subsidiaries  shall not exceed their allocable share thereof.

                                       60

            6.4.  Maintenance of Insurance.  Each Borrower shall  maintain,  and shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable  insurance companies or associations in such amounts and covering such risks as is usually  carried by  companies  engaged  in similar  businesses  and owning  similar  properties  in the same general areas in which such Borrower or such Subsidiary operates and as otherwise satisfactory to the Agent, in its sole judgment exercised reasonably,  and, in any event, all insurance required by any
Collateral  Document.  All insurance  required by any Collateral  Document shall name  the  Agent  as  additional  insured  or loss  payee,  as the  Agent  shall determine.  Each  Borrower will furnish to the Agent  (together  with copies for each Lender) from time to time such  information as may be reasonably  requested by the Agent as to such insurance.

            6.5.  Preservation of Corporate Existence,  Etc. Each Borrower shall preserve and maintain,  and shall cause each of their  Subsidiaries  to preserve and maintain,  its corporate  existence  and,  except for failures  which in the aggregate  would  have no  Material  Adverse  Effect,  all rights  (charter  and statutory) and franchises, except as permitted by Section 7.5.

            6.6.  Access.  Each Borrower  shall, at any reasonable time and from time to time, upon reasonable prior notice, (i) permit the Agent, any agents and any  representatives  thereof,  to (A) examine and make copies of and  abstracts from  the  records  and  books  of  account  of such  Borrower  and  each of its
Subsidiaries,  (B)  visit  the  properties  of  such  Borrower  and  each of its
Subsidiaries  and (C)  communicate  directly  with such  Borrower's  independent certified  public  accountants,  and (ii)  permit the Agent,  any agents and any representatives  thereof, to discuss the affairs,  finances and accounts of such
Borrower  each of its  Subsidiaries  with any of their  respective  officers  or directors.  Each Borrower  hereby  authorizes its independent  certified  public accountants  to  disclose  to the  Agent,  any  agents  and any  representatives thereof, which authorization shall be confirmed at the request of the Agent, any and all  financial  statements  and other  information  of any kind,  including, without limitation, to furnish copies of any management letter, or the substance of any oral  information  that such  accountants  may have with  respect  to the business,  financial  condition,  results of operations or other affairs of such
Borrower or any of its  Subsidiaries,  except that such accountants shall not be obligated to disclose to the Agent or any agents and any representatives thereof its work  papers or other  confidential  information,  in each case  relating to either (1) any  preliminary  reports or studies  conducted  by such  accountants unrelated to any information  previously  disclosed to the Agent,  any agents or any representatives  thereof,  (2) information  provided by the attorneys of any
Borrower with respect to litigation  matters if such information is confidential by reason of the applicable attorney work product doctrine or (3) any reports or
communications   concerning  the  negotiations  of  the  collective   bargaining
agreements with any Borrower's unions at any time prior to the execution of such agreements.

            6.7.  Keeping of Books.  Each Borrower  shall keep,  and shall cause each of its Subsidiaries to keep,  proper books of record and account,  in which full and correct  entries  shall be made of all financial  transactions  and the assets and business of such Borrower and each such Subsidiary in conformity with
GAAP and applicable law, rules and regulations.

            6.8.  Maintenance of  Properties,  Etc. Each Borrower shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve,
(i) all of its  properties  which are useful or  necessary in the conduct of its business in good  working  order and  condition,  and

                                       61

(ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business,  other than those which the failure to maintain and preserve would either singly or in the aggregate have no Material Adverse Effect.

            6.9.  Application  of Proceeds.  The Borrowers  shall use the entire amount of the proceeds of the Loans as provided in Section 4.17.

            6.10.  Financial  Statements.  The  Borrowers  shall  furnish to the
Lender Parties:

            (a) as soon as  available  and in any event within 30 days after the end of each month,  the  Consolidated  balance  sheet  without  footnotes of the
Borrower  Consolidated  Group as of the end of such  month and the  Consolidated statements  of income and cash flow of the Borrower  Consolidated  Group for the period commencing at the end of the previous Fiscal Year and ending with the end of such  month,  certified  by the  chief  financial  officer  of WPC as  fairly presenting  the  financial  condition  and results of operations of the Borrower
Consolidated  Group at such date and for such period  subject to normal year end audit adjustments,  together with (A) a certificate of said officer stating that no Default has occurred and is  continuing  or, if a Default has occurred and is continuing,  a  statement  as to the nature  thereof  and the  action  which the
Borrowers  propose  to  take  with  respect  thereto,  (B) a  schedule  in  form satisfactory  to the  Agent  of  the  computations  used  by  the  Borrowers  in determining  compliance with all financial covenants contained herein, and (C) a written  discussion  and  analysis by the  management  of the  Borrowers  of the financial statements furnished in respect of such month;

            (b) as soon as  available  and in any event within 90 days after the end of each Fiscal Year, the  Consolidated and  consolidating  balance sheets of the Borrower  Consolidated Group as of the end of such year and the Consolidated and consolidating  statements of income,  retained earnings and cash flow of the
Borrower Consolidated Group for the period commencing at the end of the previous
Fiscal Year and ending with the end of such Fiscal  Year,  certified in the case of such Consolidated  financial statements without qualification as to the scope of the audit by  PricewaterhouseCoopers,  LLP,  any other "Big Five"  accounting firm or other independent public accountants acceptable to the Majority Lenders, together  with (A) a  certificate  of such  accounting  firm stating that in the course of the regular audit of the business of the Borrower  Consolidated Group, which audit was conducted by such  accounting  firm in accordance with generally accepted auditing  standards,  such accounting firm obtained no knowledge that a
Default has occurred and is continuing, or, if in the opinion of such accounting firm,  a Default has occurred  and is  continuing,  a statement as to the nature thereof,  (B) a schedule in form  satisfactory to the Agent of the  computations used by such accountants in determining,  as of the end of such Fiscal Year, the
Borrowers'  compliance with all financial  covenants contained herein, and (C) a written  discussion  and  analysis by the  management  of the  Borrowers  of the financial statements furnished in respect of such Fiscal Year;

            (c) not later than the date on which the Borrowers  shall deliver to the Lender Parties the financial  statements  referred to in Section 6.10(b) for any Fiscal Year, a letter from the Borrowers'  independent public accountants in form and substance satisfactory to the Agent;

                                       62

            (d) promptly  after the same become  available  and in any event not later than January 31, 2001, the Borrowers'  financial plan for each Fiscal Year ending on or before December 31, 2002.

            (e) promptly after the same are received by the Borrowers, a copy of each  management  letter  provided  to the  Borrower  Consolidated  Group by its independent certified public accountants which refers in whole or in part to any material  inadequacy,  defect,  problem,  qualification  or other  lack of fully satisfactory  accounting  controls utilized by the Borrower  Consolidated Group;
and

            (f) weekly,  or more frequently as the Agent may require in its sole discretion, a Borrowing Base Certificate executed by an officer of WPC listed on
Schedule  2.2 or by such other Person as  otherwise  agreed to by the Agent,  in writing, as of the end of the preceding month, in the case of Inventory,  and as of the end of the preceding week, in the case of Receivables.

            6.11.  Reporting  Requirements.  The Borrowers  shall furnish to the
Lender Parties (unless otherwise specified below):

            (a) as soon as  available  and in any  event no  later  than 30 days after the end of each Fiscal Year, an annual budget  (subject to finalization by the Borrowers) of the Borrower  Consolidated  Group for the current Fiscal Year, displaying  on  a  monthly  and  quarterly  basis  anticipated  balance  sheets, forecasted revenues,  net income and cash flow, all on a consolidated basis, and sales on a consolidating basis;

            (b) as soon as  available  and in any  event no  later  than 30 days after the end of each Fiscal Year, a forecast  (subject to  finalization  by the
Borrowers) of annual sales, Capital  Expenditures,  working capital requirements and  projected  cash  flow  results  of the  Borrower  Consolidated  Group  on a
Consolidated and consolidating basis through the Fiscal Year ending in 2002;

            (c) as soon as  available  and in any event within 45 days after the end of each  Fiscal  Quarter,  revisions  or  updates to the  reports  delivered pursuant to subsection (a) and (b) above;

            (d) promptly and in any event within three  Business  Days after any
Borrower,  any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred or is threatened,  a written statement of the chief financial officer or other appropriate  officer of WPC describing such
ERISA Event or waiver request and the action, if any, which the Borrowers, their
Subsidiaries  and ERISA  Affiliates  propose to take with respect  thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

            (e)  promptly  and in any event  within  three  days  after  receipt thereof, a copy of any adverse notice,  determination  letter, ruling or opinion any Borrower,  any of its Subsidiaries or any ERISA Affiliate  receives from the
PBGC,  DOL or IRS with respect to any Qualified  Plan and, at the request of any
Lender, a copy of any favorable notice,  determination letter, ruling or opinion with respect thereto from any Governmental Authority;

                                       63

            (f)  promptly  and in any event within two days after the receipt by
any  Borrower,   any  of  its   Subsidiaries  or  any  ERISA  Affiliate  of  any
communication  from the PBGC concerning any Title IV Plan or the response by any such person to any such communication, a copy thereof;

            (g) promptly after the commencement thereof,  notice of all actions, suits and proceedings before any domestic or foreign  Governmental  Authority or arbitrator,  affecting  any  Borrower or any of its  Subsidiaries,  except those which, individually or in the aggregate, if adversely determined,  would have no
Material Adverse Effect;

            (h) promptly and in any event within three  Business  Days after any
Borrower  becomes aware of the  existence of (i) any Default,  (ii) any material breach or material  non-performance  of, or any default under,  any  Contractual
Obligation which is material to the business, prospects, operations or financial condition  of the  Borrower  Consolidated  Group  (other than as a result of the commencement  of the  Cases),  (iii) any  breach or  non-performance  of, or any default  under,  any Lease of property  where  Inventory is located or any other material  Lease (other than as a result of the  commencement  of the Cases),  or
(iv)  any  Material  Adverse  Effect  or any  Material  Adverse  Change,  or any
development or other information, including, without limitation, any development or  information  of a type  described in Section 4.15,  which has any reasonable likelihood of resulting in a Material Adverse  Change(other  than as a result of the commencement of the Cases),  telephonic or telegraphic  notice in reasonable detail  specifying  the  nature  of the  Default,  development  or  information, including,  without  limitation,  the anticipated  effect thereof,  which notice shall be promptly confirmed in writing within five days;

            (i)  promptly  after the  sending or filing  thereof,  copies of all reports  which WPC sends to its security  holders  generally,  and copies of all reports and registration  statements which WPC or any of its Subsidiaries  files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.;

            (j) upon the request of any Lender Party,  through the Agent, copies of all federal, state and local tax returns and reports filed by any Borrower or any of its  Subsidiaries  (including  consolidated,  combined or unitary returns filed with any of the Borrowers' Tax Affiliates) and governmental  audit reports issued to any Borrower or any of its Tax Affiliates in respect of taxes measured by income of any Borrower or any of its Subsidiaries  (excluding  sales, use and like taxes);

            (k) promptly  upon,  and in any event within 30 days of any Borrower or any of its Subsidiaries learning of any of the following, written notice of:

            (i)  the  receipt  by any  Borrower  or any of its  Subsidiaries  of written notice of or a claim to the effect that any Borrower or any of its
      Subsidiaries is or may be liable to any Person as a result of a Release or threatened  Release  which  could  reasonably  be  expected to subject the
      Borrowers and their Subsidiaries to Environmental Liabilities and Costs of
      $5,000,000 or more;

                                       64

            (ii) the  receipt  by any  Borrower  or any of its  Subsidiaries  of notification  that any real or personal property of any Borrower or any of its Subsidiaries is subject to any Environmental Lien;

            (iii) the receipt by any Borrower or any of its  Subsidiaries of any notice  of  violation  of,  or  knowledge  by any  Borrower  or any of its
      Subsidiaries  that there exists a condition which might reasonably  result in a  violation  by  any  Borrower  or any of  its  Subsidiaries  of,  any
      Requirement  of Law  involving  environmental,  health or safety  matters, except for  violations,  the  consequences of which in the aggregate would have no  reasonable  likelihood  of  subjecting  the  Borrowers  and their
      Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

            (iv) the commencement of any judicial or  administrative  proceeding or investigation  alleging a violation of any Requirement of Law involving environmental,  health or safety matters other than those the  consequence of  which  in  the  aggregate  would  have  no  reasonable  likelihood  of
      subjecting  the  Borrowers  and  their   Subsidiaries   to   Environmental
      Liabilities and Costs of $5,000,000 or more;

            (v) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property,  or any other similar action by any Borrower or any of its Subsidiaries,  other than those the consequences of which in the aggregate  have no reasonable  likelihood of subjecting  the Borrowers
      and  their   Subsidiaries  to  Environmental   Liabilities  and  Costs  of
      $5,000,000 or more;

            (vi)  any  proposed  action  taken  by  any  Borrower  or any of its
      Subsidiaries to commence, recommence or cease manufacturing, industrial or other  operations,  other  than  those  the  consequences  of which in the aggregate  have no reasonable  likelihood of requiring any Borrower or any of its Subsidiaries to obtain additional  environmental,  health or safety
      Permits that require the  expenditure  of  $5,000,000  or more or becoming subject to additional Environmental Liabilities and Costs of $5,000,000 or
      more; and

            (vii)  any of  the  items  referred  to in (i)  through  (vi)  above regardless  of the amount of  Environmental  Liabilities  and Costs to the extent not already  reported  pursuant  to this  Section  6.11(j),  if the aggregate Environmental  Liabilities and Costs for such items would exceed
      $10,000,000 in any Fiscal Year;

            (l) upon written  request by any Lender Party  through the Agent,  a report providing an update of the status of any environmental,  health or safety compliance,  hazard  or  liability  issue  identified  in any  notice  or report required  pursuant to this Section 6.11 and any other  environmental,  health or safety compliance obligation, remedial obligation or liability, other than those which in the aggregate have no reasonable likelihood of subjecting the Borrowers and their  Subsidiaries to Environmental  Liabilities and Costs of $5,000,000 or
more;

            (m)  promptly  upon any  Borrower or any of its  Subsidiaries  being refused insurance for which it applied or had any policy of insurance terminated
(other  than at its  request),  all  information  relating  to such  refusal  or termination;

                                       65

            (n)  promptly  and in any  event  within  45 days of the end of each
Fiscal  Year,  amendments  and  supplements  to  Schedule  III to  the  Security
Agreement to the extent  required to ensure that such Schedules are accurate and complete in all material  respects as to the subject  matter  thereof as of such date;

            (o) promptly to the Agent copies of all filings by any Borrower made with the Bankruptcy Court or otherwise in connection with the Cases  (including, without limitation, all monthly reports filed with the United States Trustee);

            (p) as soon as  possible  and in any event  within 30 days after the end of each  Fiscal  Quarter,  an  inventory  appraisal  update  prepared  by an independent third party; and

            (q) such other  information  respecting  the  business,  properties, condition,  financial or otherwise,  or operations of any Borrower or any of its
Subsidiaries  as any  Lender  Party  through  the  Agent  may from  time to time reasonably request.

            6.12.  Employee  Plans.  With respect to other than a  Multiemployer
Plan, for each  Qualified Plan hereafter  adopted or maintained by any Borrower, any of its  Subsidiaries or any ERISA  Affiliate,  such Borrower shall (i) seek, and cause such of their  Subsidiaries  and ERISA Affiliates to seek, and receive determination  letters  from the IRS to the effect that such  Qualified  Plan is qualified  within the meaning of Section  401(a) of the Code;  and (ii) from and after the adoption of any such Qualified  Plan,  cause such plan to be qualified within the meaning of Section 401(a) of the Code and to be  administered  in all material  respects  in  accordance  with the  requirements  of ERISA and Section
401(a) of the Code.

            6.13.  Fiscal Year.  Each Borrower shall maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

            6.14. Borrowing Base Determination.  Each Borrower shall conduct, or shall cause to be conducted,  at its expense, and upon request of the Agent, and present to the Agent for approval, such appraisals, investigations or reviews as the Agent shall reasonably  request for the purpose of determining the Borrowing
Base,  all upon  reasonable  notice and at such  reasonable  times during normal business hours and as often as may be reasonably requested.  Each Borrower shall furnish  to the Agent any  information  which the Agent may  reasonably  request regarding the  determination  and  calculation of the Borrowing Base  including, without  limitation,  correct and complete  copies of any  invoices,  underlying agreements, instruments or other documents and the identity of all obligors.

            6.15.  Environmental.  Upon receipt of any notification or otherwise obtaining  knowledge of any Release or  Environmental  Liabilities  and Costs in
connection  with  any  property  or  operations  of any  Borrower  or any of its
Subsidiaries,   the  Borrowers  shall,  at  their  cost,  conduct,  or  pay  for consultants to conduct,  appropriate (as reasonably determined by the Borrowers)
tests or assessments, if any, at such time and in such manner as Borrowers shall
reasonably  determine,  of  environmental   conditions  at  such  operations  or
properties   including,   without  limitation,   investigation  and  testing  of
subsurface  conditions,  and shall take such remedial,  investigational or other action as any Governmental  Authority  lawfully requires or, if there is no such

                                       66

Governmental Authority  requirement,  as is appropriate and consistent with good business practice (as reasonably determined by the Borrowers).

            6.16. Covenant to Guarantee Obligations and Give Security.  Upon (x)
the request of the Agent  following the occurrence and during the continuance of a Default, or (y) the acquisition of any property by any Borrower, which, in the judgment of the Agent,  is not already  subject to a  perfected  first  priority security  interest in favor of the Agent for the benefit of the Secured Parties, then the Borrowers shall, in each case at the Borrowers' expense:

            (i) within 10 days after such request or acquisition, furnish to the
      Agent a description  of the real and personal  properties of the Borrowers and their  respective  Subsidiaries  in detail  satisfactory to the Agent,
      (ii) within 15 days after such  request or  acquisition,  duly execute and deliver to the Agent mortgages, pledges,  assignments,  security agreement supplements,  intellectual  property  security  agreement  supplements and other  security  agreements,  as  specified  by and in form and  substance satisfactory to the Agent,  securing payment of all the Obligations of the applicable Borrower under the Loan Documents and constituting Liens on all such properties,

            (iii)  within  30 days  after  such  request  or  acquisition,  take
      whatever  action  (including,   without   limitation,   the  recording  of
      mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the  endorsement of notices on title  documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent
      (or in any  representative  of  the  Agent  designated  by it)  valid  and subsisting  Liens  on  the  properties  purported  to be  subject  to  the
      mortgages,   pledges,   assignments,   security   agreement   supplements,
      intellectual   property  security   agreement   supplements  and  security
      agreements  delivered pursuant to this Section 6.16,  enforceable  against all third parties in accordance with their terms,

            (iv) within 60 days after such  request or  acquisition,  deliver to the Agent, upon the request of the Agent in its sole discretion,  a signed copy of a favorable opinion,  addressed to the Agent and the other Secured
      Parties,  of counsel for the  Borrowers  acceptable to the Agent as to the matters  contained  in  clauses  (i),  (iii)  and (iv)  above,  as to such
      guaranties,   guaranty  supplements,   mortgages,   pledges,  assignments,
      security agreement  supplements,  intellectual property security agreement supplements  and  security  agreements  being  legal,  valid  and  binding obligations of each Borrower party thereto  enforceable in accordance with their terms, as to the matters  contained in clause (iv) above, as to such
      recordings,   filings,  notices,  endorsements  and  other  actions  being sufficient to create valid perfected Liens on such  properties,  and as to such other matters as the Agent may reasonably request,

            (v) as promptly as  practicable  after such request or  acquisition, deliver,  upon the  request  of the Agent in its sole  discretion,  to the
      Agent with  respect to each parcel of real  property  owned or held by the entity that is the

                                       67

      subject of such request,  formation or acquisition title reports,  surveys and engineering,  soils and other reports,  and  environmental  assessment reports,  each in scope,  form and  substance  satisfactory  to the Agent, provided,  however,  that to the extent  that any  Borrower  or any of its
      Subsidiaries shall have otherwise received any of the foregoing items with respect  to such real  property,  such  items  shall,  promptly  after the receipt thereof, be delivered to the Agent,

            (vi) upon the  occurrence  and during the  continuance of a Default, promptly  cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account,  and with respect to all other dividends paid or  payable  to it or any of its  Subsidiaries  from  time  to  time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver,  as the case may be, any and all further instruments and take or cause  such  Subsidiary  to take,  as the case may be,  all such  other action as the Agent may deem necessary or desirable in order to obtain and maintain  from and  after  the time  such  dividend  is paid or  payable a perfected, first priority lien on and security interest in such dividends,
      and

            (vii)  at any  time and from  time to  time,  promptly  execute  and deliver any and all further  instruments  and  documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full  benefits  of, or in  perfecting  and  preserving  the Liens of, such
      guaranties,    mortgages,   pledges,   assignments,   security   agreement
      supplements,  intellectual  property  security  agreement  supplements and security agreements,  including, without limitation,  making such requests of the Bankruptcy Court as the Agent may deem necessary or desirable.

            6.17. Further Assurances. (a) Promptly upon request by the Agent, or any Lender Party through the Agent, each Borrower shall correct,  and cause each of its Subsidiaries  promptly to correct,  any material defect or error that may be discovered in any Loan Document or in the execution,  acknowledgment,  filing or recordation thereof, and

            (b) Promptly upon request by the Agent,  or any Lender Party through the Agent, each Borrower shall do, execute, acknowledge,  deliver, record, re-record,  file,  re-file,  register  and  re-register  any and all  such further acts, deeds, conveyances,  pledge agreements,  mortgages, deeds of trust, trust deeds,  assignments,  financing  statements and continuations
      thereof,  termination  statements,   notices  of  assignment,   transfers,
      certificates, assurances and other instruments as the Agent, or any Lender
      Party through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents,  the
      Interim  Order and the final  Order,  as  applicable,  (B) to the  fullest extent  permitted by applicable law,  subject any Borrower's or any of its
      Subsidiaries' properties,  assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral  Documents,  (C)
      perfect and maintain the  validity,  effectiveness  and priority of any of the  Collateral  Documents  and any of the Liens  intended  to be  created thereunder and (D) assure,  convey,  grant,  assign,  transfer,  preserve, protect and confirm more  effectively  unto the Secured Parties the rights granted or now or hereafter  intended to be granted to the Secured Parties

                                       68

      under  any Loan  Document  or  under  any  other  instrument  executed  in connection  with any Loan  Document  to which any  Borrower  or any of its
      Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            6.18. Performance of Loan Documents. Each Borrower shall perform and observe,  and cause each of its Subsidiaries to perform and observe,  all of the terms and  provisions  of each Loan  Document to be performed or observed by it, maintain  each such Loan  Document in full force and effect,  enforce  such Loan
Document in accordance  with its terms,  take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Loan  Document  such  demands and  requests for information and reports or for action as any Borrower or any of its Subsidiaries is  entitled  to make under such Loan  Document  except as  expressly  otherwise permitted under the Bankruptcy Code.

            6.19.  Priority.  Each  Borrower  acknowledges,  pursuant to Section
364(c)(1)  of the  Bankruptcy  Code,  that  the  obligations  of  the  Borrowers hereunder and under the other Loan Documents  constitute allowed  administrative expense claims in the Cases having priority over all administrative  expenses of the kind specified in Section  503(b) or 507(b) of the  Bankruptcy  Code subject only to the Carve-Out.

            6.20. Validity of Loan Documents.  Each Borrower shall object to any application  made on  behalf  of any  other  Borrower  or by any  Person  to the validity of any Loan Document or the applicability or enforceability of any Loan
Document or which seeks to void, avoid, limit or otherwise  adversely affect the security  interest  created  by or in any  Loan  Document  or any  payment  made pursuant thereto.

            6.21. Conditions Subsequent.

            (a) As soon as  possible  and in any event  not  later  than 30 days after  the  Effective  Date,  each  Borrower  shall  deliver  to the  Agent  the following:

            (i) deeds of trust,  trust deeds and mortgages in substantially  the form of Exhibit I hereto (in each case as amended,  the "Mortgages"),  and covering  the  properties  listed on  Schedule  4.20(a)  (other than those properties  marked with an  asterisk)  duly  executed  by the  appropriate
      Borrower, together with evidence of the insurance required by the terms of such Mortgages,

            (ii) evidence  that  counterparts  of the  Mortgages  referred to in clause (i) above  have been duly  recorded  on or before  such date in all filing or recording offices that the Agent may deem necessary or desirable in order to  create a valid  first  and  subsisting  Lien on the  property described  therein in favor of the Agent for the  benefit  of the  Secured
      Parties and that all filing and recording taxes and fees have been paid,

            (iii) fully paid American Land Title  Association  Lender's Extended
      Coverage title  insurance  policies (the "Mortgage  Policies") in form and substance,  with endorsements and in amount,  reasonably acceptable to the
      Agent,  issued,  coinsured  and  reinsured  by title  insurers  reasonably acceptable to the Agent,  insuring the Mortgages referred to in clause (i)
      above to be valid first and  subsisting  Liens on the  property  described

                                       69

      therein,  free and clear of all  defects  (including,  but not limited to, mechanics'  and  materialmen's  Liens) and  encumbrances,  excepting  only
      Permitted Encumbrances, and providing for such other affirmative insurance
      (including  endorsements  for future advances under the Loan Documents and for mechanics' and  materialmen's  Liens) and such  coinsurance and direct
      access  reinsurance  as  the  Agent  may  deem  reasonably   necessary  or
      desirable,

            (iv) as to each property identified by the Agent,  perimeter surveys certified to the Agent and the issuer of the Mortgage Policies in a manner reasonably  satisfactory  to the Agent by a land surveyor duly  registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Agent, and

            (v)  opinions of local  counsel for the  Borrowers  in the states of
      Alabama, Colorado,  Kentucky,  Minnesota, Ohio, and West Virginia, related to the enforceability of the Mortgages referred to in clause (i) above, in form and substance reasonably satisfactory to the Agent.

            (b) As soon as  possible  and in any event  not  later  than 90 days after  the  Effective  Date,  each  Borrower  shall  deliver  to the  Agent  the following:

            (i) Mortgages covering the properties listed on Schedule 4.20(a) and marked  with an  asterisk,  duly  executed  by the  appropriate  Borrower, together  with  evidence  of the  insurance  required by the terms of such
      Mortgages,

            (ii) evidence  that  counterparts  of the  Mortgages  referred to in clause (i) above  have been duly  recorded  on or before  such date in all filing or recording offices that the Agent may deem necessary or desirable in order to create a valid,  first  and  subsisting  Lien on the  property described  therein in favor of the Agent for the  benefit  of the  Secured
      Parties and that all filing and recording taxes and fees have been paid,

            (iii)  fully paid  Mortgage  Policies  in form and  substance,  with endorsements  and in amount  reasonably  acceptable to the Agent,  issued, coinsured and  reinsured by title  insurers  reasonably  acceptable to the
      Agent, insuring the Mortgages referred to in clause (i) above to be valid, first and subsisting  Liens on the property  described  therein,  free and clear of all  defects  (including,  but not  limited  to,  mechanics'  and
      materialmen's   Liens)  and   encumbrances,   excepting   only   Permitted
      Encumbrances,   and  providing  for  such  other   affirmative   insurance
      (including  endorsements  for future advances under the Loan Documents and for mechanics' and  materialmen's  Liens) and such  coinsurance and direct
      access  reinsurance  as  the  Agent  may  deem  reasonably   necessary  or
      desirable,

            (iv) as to each property identified by the Agent, perimeter surveys, certified to the Agent and the issuer of the Mortgage Policies in a manner reasonably  satisfactory  to the Agent by a land surveyor duly  registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Agent, and

                                       70

            (v)  opinions of local  counsel for the  Borrowers  in the states of
      Alabama,  Colorado,  Kentucky,  Minnesota,  Ohio,  Pennsylvania  and  West
      Virginia,  related to the  enforceability of the Mortgages  referred to in clause (i) above,  in form and substance  reasonably  satisfactory  to the
      Agent;

provided, however, that the failure of the Borrowers to deliver any of the items required  under this paragraph (b) shall not constitute a Default so long as the
Borrowers have used and continue to use their best efforts to obtain and deliver such items.

            (c) As soon as  possible  and in any event  not  later  than 90 days after  the  Effective  Date,  each  Borrower  shall  deliver  to the  Agent  the following:

            (i) Mortgages covering the properties listed on Schedule 4.20(b) and marked  with an  asterisk,  duly  executed  by the  appropriate  Borrower, together  with  evidence  of the  insurance  required by the terms of such
      Mortgages,

            (ii) evidence  that  counterparts  of the  Mortgages  referred to in clause (i) above  have been duly  recorded  on or before  such date in all filing or recording offices that the Agent may deem necessary or desirable in order to  create a valid  first  and  subsisting  Lien on the  property described  therein in favor of the Agent for the  benefit  of the  Secured
      Parties and that all filing and recording taxes and fees have been paid,

            (iii)  opinions of local  counsel for the Borrowers in the states of
      Florida,  Kansas, Indiana,  Nevada, New York, Ohio, Oregon,  Pennsylvania,
      Texas,  Virginia  and  Washington,  related to the  enforceability  of the
      Mortgages  referred  to  in  clause  (i)  above,  in  form  and  substance reasonably satisfactory to the Agent.

            (d) As soon as  possible  and in any event  not  later  than 30 days after the Effective Date, each Borrower shall use its best efforts to deliver to the Agent the following:

            (i) a consent to the assignment of each Assigned Agreement,  if any, referred to in the Security Agreement, duly executed by each party to such
      Assigned Agreement other than a Borrower, and

            (ii) such consents and agreement of lessors and other third parties, and such estoppel letters and other  confirmations,  as the Agent may deem necessary or desirable.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            As long as any of the  Obligations or Revolving  Credit  Commitments
remain outstanding,  without the written consent of the Majority Lenders (or the
Agent, as provided in this Article VII):

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            7.1.  Liens,  Etc. No Borrower  shall create or suffer to exist,  or permit any of its  Subsidiaries  to create or suffer to exist,  any Lien upon or with respect to any of its or such Subsidiary's properties, whether now owned or hereafter acquired,  or assign, or permit any of its Subsidiaries to assign, any right to receive  income (or apply to the  Bankruptcy  Court for authority to do
so), except for the following (each of which will be given independent  effect);
provided,  however,  no such Liens  permitted by this Section 7.1 (other than as described  in clauses  (a),  (e),  (f),  (i), (j) and (k)) shall be Liens on any property constituting Collateral:

            (a) Liens created pursuant to the Loan Documents and contemplated by the Interim Order and the Final Order;

            (b) Capitalized Lease Obligations,  purchase money Liens or purchase money security interests upon or in any property of, or owned, leased,  acquired or held by such  Borrower or any  Subsidiary  of such  Borrower in the  ordinary course of  business  to secure the  purchase  price of such  property  and Liens existing on such property at the time of its direct or indirect  acquisition  by such  Borrower  or  such  Subsidiary  (other  than  any  such  Lien  created  in contemplation  of  anticipation  of such  acquisition)  and  Liens on  specified equipment  securing  Indebtedness  in an amount of not more than  $8,000,000  in favor of the State of Ohio Department of Development on terms  acceptable to the
Agent;  provided,  however,  that (i) any such Lien is  created  solely  for the purpose of securing Indebtedness representing,  or incurred to acquire, finance, refinance  or  refund,  the cost  (including,  without  limitation,  the cost of construction) of the property subject thereto,  (ii) the principal amount of the
Indebtedness  secured by such Lien does not exceed 100% of such cost, (iii) such
Lien does not extend to or cover any  property  other than such item of property and any  improvements on such item and (iv) the incurrence of such  Indebtedness is permitted by Section 7.2(g);

            (c) Liens created pursuant to the Letter of Credit Agreement;

            (d)  Any  Lien  securing  the  renewal,  extension,  refinancing  or refunding of any Indebtedness or other obligation  secured by any Lien permitted by  subsections  (b), (c) or (j) of this Section 7.1 without any increase in the amount secured thereby or in the assets subject to such Lien;

            (e)  Liens  arising  by  operation  of law in favor of  materialmen, mechanics, warehousemen,  carriers, lessors or other similar Persons incurred by any Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; provided,  however, that such Borrower or such Subsidiary (i) is not in default with respect to such payment obligation to such Person or (ii) is in good faith and by appropriate  proceedings  diligently contesting  such  obligation  and  adequate  provision  is made for the  payment thereof and the  consequences  of all such liens in the aggregate  would have no
Material Adverse Effect;

            (f)  Liens   (excluding   Environmental   Liens)   securing   taxes,
assessments or governmental charges or levies; provided,  however, that (i) none of any  Borrower  or any of its  Subsidiaries  is in  default  in respect of any payment  obligation with respect thereto and adequate  provision is made for the payment thereof or (ii) such Borrower or such Subsidiary is in good faith and by
appropriate   proceedings   diligently  contesting  such  obligation,   adequate
provision  is

                                       72

made for the payment  thereof and the  consequence  of all such  failures in the aggregate would have no Material Adverse Effect;

            (g) Liens  incurred or pledges  and  deposits  made in the  ordinary course of  business  in  connection  with  workers'  compensation,  unemployment insurance, old-age pensions and other social security or welfare benefits;

            (h)  Liens  securing  the  performance  of  bids,  tenders,  leases,
contracts  (other  than  for  the  repayment  of  borrowed   money),   statutory
obligations,  surety  and appeal  bonds and other  obligations  of like  nature, incurred as an incident to and in the ordinary course of business,  and judgment liens; provided, however, that all such Liens in the aggregate (i) would have in the  aggregate  no Material  Adverse  Effect and (ii) do not secure  directly or indirectly judgments in excess of $5,000,000;

            (i)  Zoning   restrictions,   easements,   licenses,   reservations,
rights-of-way,  encroachments, restrictions on the use of real property or minor defects  or  irregularities  incident  thereto  which  do not  in the  aggregate materially  detract from the value or use, in the ordinary  conduct of business, of the property or assets of the  Borrowers  and their  Subsidiaries  taken as a whole;

            (j) Liens  existing on the date of this  Agreement  and disclosed on
Schedule 4.10; and

            (k) Liens  incurred  in  connection  with  transactions  of the type described in clause (iv) of the definition of Cash Equivalents.

            7.2.  Indebtedness.  No Borrower shall create or suffer to exist, or permit any of its  Subsidiaries to create or suffer to exist,  any  Indebtedness except (each of which will be given independent effect):

            (a) the Obligations;

            (b) Indebtedness with respect to Contingent  Obligations incurred in connection with transactions permitted under this Agreement;

            (c)  current  liabilities  in  respect  of  taxes,  assessments  and governmental  charges  or levies  incurred,  or  claims  for  labor,  materials, inventory,  services,  supplies and rentals  incurred,  or for goods or services purchased,  in the ordinary course of business consistent with the past practice of such Borrower and its Subsidiaries;

            (d)  Indebtedness  of  such  Borrower  or any  of  its  Subsidiaries outstanding on the Effective Date and reflected on Schedule 7.2;

            (e)  Indebtedness  owing to such  Borrower by any of the  Borrowers'
respective Subsidiaries;

                                       73

            (f)  Indebtedness  arising under any surety,  payment or performance bond  reimbursement  obligation  entered  into in the  ordinary  course  of such
Borrower's business and consistent with the past practice of such Borrower;

            (g)  Indebtedness of any Borrower or any of its  Subsidiaries  under
Capitalized  Lease  Obligations and  Indebtedness  secured by Liens permitted by
Section 7.1(b),  provided,  however, that the sum of (i) the aggregate principal amount of Capitalized  Lease  Obligations and Indebtedness  secured by any Liens permitted by Section 7.1(b)  incurred under this clause (g) by the Borrowers and their  Subsidiaries  (and not  pursuant  to clause  7.1(b)  above)  and (ii) the aggregate  principal amount of Indebtedness  incurred  pursuant to clause 7.1(b)
above by the Borrowers and their  Subsidiaries,  shall not exceed $15,000,000 at any one time outstanding;

            (h) Indebtedness evidenced by the WPC Note;

            (i)  Indebtedness   arising  under  any  appeal  bond  reimbursement
obligation entered into with respect to any judgment;

            (j)  Indebtedness  of  WPSC  arising  under  the  Letter  of  Credit
Agreement;

            (k) Indebtedness constituting a renewal,  extension,  refinancing or refunding of Indebtedness  described in Sections 7.2(d),  (g) and (m), (i) for a principal amount not in excess of the principal amount of such  Indebtedness and
(ii) in the case of Indebtedness  described in Sections 7.2(d),  (g) and (m), on other  terms  and  conditions  as or  more  favorable  to any  Borrower  and its
Subsidiaries  than the terms of the  Indebtedness  being  renewed,  extended  or refunded;

            (l) Indebtedness incurred in connection with transactions  described in clause (iv) of Cash Equivalents; and

            (m) Indebtedness of WPC arising under the Replacement  Notes and the guaranty  by  any  other  Borrower  of the  Replacement  Notes  or any  renewal, extension, refinancing or refunding thereof for a principal amount not in excess of the  Replacement  Notes  outstanding  at such  time  and on other  terms  and
conditions  as  or  more   favorable  to  WPC,  such  other   Borrower  and  its
Subsidiaries.

            7.3. Lease  Obligations.  (a) Except for existing or proposed leases listed on Schedule  7.3 or as  permitted by Section  7.5(c),  no Borrower  shall create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist,  any  obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback  transaction,  other than the sale and leaseback of the Lenexa,  Kansas facility, or for the rental or hire of real or personal  property of any kind under other leases or agreements to lease having an  original  term of one year or more  which  would  cause the direct or
contingent   liabilities  of  the  Borrowers  and  their   Subsidiaries,   on  a
consolidated  basis,  in respect of all such  obligations  (other  than any such liabilities in respect of renewals or replacements of existing leases in amounts not in excess of those  payable  under  existing  leases) to exceed  $15,000,000 payable in any period of 12 consecutive months.

            (b)  Except  for any  lease or  agreement  authorized  or  permitted pursuant to Section 7.3(a), no Borrower shall, or permit any of its Subsidiaries to,  become or remain liable as

                                       74

lessee or  guarantor  or other  surety  with  respect to any  lease,  whether an operating  lease  or a  Capitalized  Lease,  of any  property  (whether  real or personal or mixed),  whether  now owned or  hereafter  acquired,  which (i) such
Borrower or any of its  Subsidiaries  has sold or  transferred  or is to sell or transfer to any other Person,  or (ii) such Borrower or any of its  Subsidiaries intends to use for  substantially  the same purposes as any other property which has been or is to be sold or  transferred  by that entity to any other Person in connection with such lease.

            7.4. Restricted Payments. No Borrower shall (a) declare or make, and shall not  permit any of its  Subsidiaries  to  declare  or make,  any  dividend payment or other distribution of assets,  properties,  cash, rights, obligations or securities on account or in respect of any of its Stock or Stock  Equivalents
(or apply to the  Bankruptcy  Court for authority to do so, except in connection with the Reorganization  Plan) except dividends paid to a Borrower or any wholly owned Subsidiary of a Borrower by any Borrower or any of its Subsidiaries or (b)
except as set forth in Schedule 7.4 and except for adequate  protection payments not to exceed $10,000,000 in the aggregate, purchase, redeem, prepay, defease or otherwise  acquire for value or make any payment (other than required  payments)
on account or in respect of (or permit any of its Subsidiaries to do so or apply to the  Bankruptcy  Court for authority to do so, except in connection  with the
Reorganization  Plan) any principal  amount of Indebtedness  for borrowed money, including,  without limitation,  interest, now or hereafter outstanding,  except
(i) the Loans,  (ii) payments made by a Borrower or its  Subsidiary to any other
Borrower  on  account  of any  Indebtedness  owing to a  Borrower  by such other
Borrower or Subsidiary,  (iii) in connection with Indebtedness  being refinanced in  accordance  with  Section  7.2(k),  (iv) in  connection  with the use of tax attributes  pursuant to the  provisions  of the Tax Sharing  Agreement,  and (v)
payments  made to repay the WPC Note,  and loans or  advances  made prior to the date of this Agreement as set forth on Schedule 7.4; provided, that with respect to any  repayments,  repurchases or redemptions  made pursuant to clause (b)(iv)
above,  no Default  shall have  occurred and be  continuing or would result from such payment.

            7.5. Mergers,  Stock Issuances,  Sale of Assets, Etc (a) No Borrower
shall, or permit any of its  Subsidiaries  (or apply to the Bankruptcy Court for authority to do so, except in connection  with the  Reorganization  Plan) to (i)
merge,  consolidate with or into, any Person,  (ii) acquire all or substantially all  of the  Stock  or  Stock  Equivalents  of  any  Person  or  acquire  all or substantially  all of the  assets of any  Person or (iii)  enter  into any joint venture or any similar transaction with any Person; provided that (x) any direct or indirect Subsidiary of a Borrower may merge or consolidate with or into, such
Borrower or any other Subsidiary of such Borrower and (y) any Borrower may enter into any joint venture or transaction permitted by Section 7.6(d).

            (b) No Borrower  shall (i) issue or  transfer,  or permit any of its
Subsidiaries to issue or transfer, any Stock or Stock Equivalents other than any such  issuance or transfer (A) by a Subsidiary of a Borrower to such Borrower or a wholly  owned  Subsidiary  of such  Borrower or (B) by a direct  wholly  owned
Subsidiary of a Borrower to such Borrower or (C) in connection with transactions permitted by Section 7.5(a) or 7.6(d), or (ii) sell, convey,  transfer, lease or otherwise  dispose  of, or from and after the  Effective  Date permit any of its
Subsidiaries to sell, convey, transfer, lease or otherwise dispose of, any Stock or Stock Equivalents of any of such Borrower's  Subsidiaries unless, in any such case, both there is transferred  all of the Stock and Stock  Equivalents of such
Subsidiary owned by such Borrower and its Subsidiaries and such issuance,  sale, conveyance, transfer, lease or disposition would be permitted by Section 7.5(c).

                                       75

            (c) No Borrower shall, or permit any of its  Subsidiaries  to, sell, convey,  transfer,  lease  or  otherwise  dispose  of any of its  assets  or any interest  therein to any Person or permit or suffer any other  Person to acquire any interest in any of assets of such Borrower or any such  Subsidiary (or apply to the  Bankruptcy  Court for authority to do so, except in connection  with the
Reorganization  Plan),  except (i) the sale or  disposition  of inventory in the ordinary course of business or assets which have become obsolete, (ii) leases of personal  property  by such  Borrower  or any wholly  owned  Subsidiary  of such
Borrower to such Borrower or to any wholly owned  Subsidiary  of such  Borrower,
(iii)  the  lease or  sublease  of real  property  not  constituting  a sale and leaseback,  to the extent not otherwise  prohibited by this Agreement,  (iv) any such sale, conveyance, transfer, lease or other disposition to any Borrower, (v)
as long as no Default is continuing or would result therefrom,  any such sale of any assets for the Fair Market Value  thereof and, in the case of any such sales that are not related to trade-ins for  replacements  of existing  assets,  in an aggregate amount not to exceed  $10,000,000 in any Fiscal Year,  payable in cash or in notes upon such sale;  provided,  that such notes  shall not exceed 50% of the aggregate  consideration  per Fiscal Year; and provided further that no such sale shall include  assets which are necessary to the  continuing  operations of any Borrower and its  Subsidiaries,  (vi) sales of assets incurred in connection with transactions of the type described in clause (iv) of the definition of Cash
Equivalents and (vii) transfers of assets permitted under Section 7.6(d).

            (d) No  Borrower  shall sell or  otherwise  dispose of, or factor at maturity or collection,  or permit any of its  Subsidiaries to sell or otherwise dispose  of,  or factor  at  maturity  or  collection,  any of their  respective accounts receivables.

            7.6.  Investments in Other Persons.  No Borrower shall,  directly or indirectly,  make or  maintain,  or permit  any of its  Subsidiaries  to make or maintain,  any loan or  advance  to any  Person or own,  purchase  or  otherwise acquire,  or  permit  any of its  Subsidiaries  to own,  purchase  or  otherwise acquire,  any Stock,  Stock Equivalents,  other equity interest,  obligations or other  securities of, or any assets  constituting  the purchase of a business or line of business, or make or maintain, or permit any of its Subsidiaries to make or maintain,  any capital  contribution  to, or otherwise  invest in, any Person
(any such transaction being an "Investment"), except:

            (a) Investments in accounts, contract rights and chattel paper (each as defined in the UCC),  notes  receivable and similar items arising or acquired in the ordinary  course of business  consistent  with the past  practice of such
Borrower and its Subsidiaries;

            (b) loans or advances to  employees  of such  Borrower or any of its
Subsidiaries,  which  loans  and  advances  shall not in the  aggregate  for the
Borrowers and their  Subsidiaries  exceed  $2,000,000  outstanding  at any time;
provided, however, that such loans or advances in respect of relocation expenses shall not in the aggregate exceed $1,000,000;

            (c) Investments in Cash Equivalents;

            (d)  Investments in (i) the  Fabricating  Joint  Ventures,  (ii) the
Co-Generation Agreement and (iii) joint ventures relating to the development and construction of a bulk commodity unloading facility at the Steubenville facility of WPSC; provided that no Default has occurred and is continuing or would result therefrom and the amount of such Investments  permitted  pursuant to this clause
(d) made from and after the Effective  Date shall not exceed in

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the aggregate at any time $5,000,000 or such lesser amount as shall be available for Capital Expenditures in accordance with Section 5.1;

            (e)  Investments  existing  on the  date  hereof  and set  forth  on
Schedule 7.6;

            (f) Investments in each other Borrower; and

            (g)  Investments  in Ohio  Coatings  Company  consistent  with  past practices of the  Borrowers,  provided  that the increase in the net  Receivable from Ohio Coatings Company shall not exceed $5,000,000 at any time outstanding.

            7.7. Change in Nature of Business.  No Borrower  shall,  directly or indirectly, make, or permit any of its Subsidiaries to make, any material change in the  nature or  conduct of its  business  as  carried on at the date  hereof, except as otherwise  expressly  permitted  herein or to the extent  necessary or appropriate  to  adapt  to  changes  or  anticipated  changes  in  the  business environment or otherwise deemed  appropriate by management for the manufacturing and sale of steel and steel-related products.

            7.8.  Material  Agreements.  No Borrower shall, or permit any of its
Subsidiaries to, alter, amend, modify, rescind,  terminate or waive any of their respective  rights  under,  or fail to comply in all respects  with all of their respective  Contractual  Obligations  (other than pursuant to Section 365 of the
Bankruptcy  Code);  provided,  however,  that,  with respect to any  Contractual
Obligations  (other than the Loan Documents,  the Replacement  Notes and the Tax
Sharing  Agreement),  such  Borrowers  and  its  Subsidiaries  may  do so if the consequences  thereof in the aggregate have no Material Adverse Effect and, with respect to any Contractual  Obligations  under the Replacement Notes and the Tax
Sharing  Agreement,  the  Borrowers  and their  Subsidiaries  may do so with the
Agent's consent if the effect of such action is not adverse to the Borrowers and the Lender  Parties;  and  provided  further  that in the event of any breach or event of default by a Person other than any Borrower or any of its  Subsidiaries that would be reasonably  anticipated to give rise to a Material Adverse Effect, the  Borrowers  shall  promptly  notify the Agent of any such breach or event of default  and take all such  action as may be  reasonably  necessary  in order to endeavor to cause such breach or event of default to be cured unless the failure to do so would have no Material Adverse Effect.

            7.9.  Accounting  Changes.  No Borrower shall make, or permit any of its  Subsidiaries  to make,  any change in  accounting  treatment  and reporting practices or tax reporting treatment, except as required by GAAP or law, rule or regulation and disclosed to the Lender Parties and the Agent.

            7.10. Transactions with Affiliates. No Borrower shall, or permit any of its Subsidiaries to, except as otherwise  expressly  permitted herein, do any of the following: (i) make any Investment in an Affiliate of such Borrower not a wholly owned Subsidiary of such Borrower; (ii) transfer,  sell, lease, assign or otherwise  dispose of any asset to any  Affiliate of such  Borrower not a wholly owned  Subsidiary  of such  Borrower;  (iii) merge into or  consolidate  with or purchase or acquire  assets from any  Affiliate  of such  Borrower  other than a wholly owned  Subsidiary of such Borrower;  (iv) repay any  Indebtedness  to any
Affiliate of such Borrower;  or (v) enter into any other transaction directly or indirectly  with or for the  benefit of any  Affiliate  of such  Borrower  not a

                                       77

wholly  owned  Subsidiary  of  such  Borrower  (including,  without  limitation, guaranties and assumptions of obligations of any such Affiliate)  except for (A)
transactions  in the ordinary course of business on a basis no less favorable to such  Borrower or such  Subsidiary  as would be obtained in a  comparable  arm's length transaction with a Person not an Affiliate,  (B) reasonable  salaries and other employee compensation,  including,  without limitation, any profit sharing and other  established  bonus or  deferred  compensation  plans,  to officers or directors of such Borrower or any of its Subsidiaries  commensurate with current compensation  levels;  provided,  however that such Borrower may pay salaries or other employee compensation at levels commensurate with industry practice to new employees who are not Affiliates of the such Borrower  immediately  prior to the date of hire,  (C) any  transaction  required  or  otherwise  permitted  by this
Agreement, (D) those transactions listed on Schedule 7.10, (E) transactions with
Ohio Coatings Company, Wheeling-Nisshin,  Dong Yang, Unimast, Inc., Subsidiaries
of Handy & Harman and Feralloy Ohio Corporation  previously disclosed in writing to the  Agent  and the  Lender  Parties  on a basis  no less  favorable  to such
Borrower or such  Subsidiary  as would be obtained in a comparable  arm's-length transaction  with a Person not an Affiliate,  (F) payments under the Tax Sharing
Agreement or (G) other  transactions  with Affiliates to the extent not included in (A)  through  (F)  provided  that the  amounts  payable by the  Borrowers  in connection with such  transactions  shall not in the aggregate exceed $2,000,000 per Fiscal Year.

            7.11.  Cancellation  of  Indebtedness  Owed to It. No Borrower shall cancel,  or permit any of its Subsidiaries to cancel,  any claim or Indebtedness owed to it except  for  adequate  consideration  and in the  ordinary  course of business,  except to the extent that such cancellation occurs in connection with the consummation of a plan of reorganization or liquidation of the obligor under such  Indebtedness  and such  cancellation  would  not have a  Material  Adverse
Effect.

            7.12. No New  Subsidiaries.  No Borrower shall, or permit any of its
Subsidiaries to, acquire, incorporate or otherwise organize any Subsidiary which was not in existence on the Effective Date (a "New Subsidiary").

            7.13. Capital Structure. Except as otherwise permitted hereunder, no
Borrower  shall make, or permit any of its  Subsidiaries  to make, any change in its  capital  structure  (including,  without  limitation,  in the  terms of its outstanding  Stock or as  required  in  connection  with the Cases) or amend its certificate of incorporation or by-laws,  other than those changes which, in the aggregate, would have no Material Adverse Effect.

            7.14. No Speculative Transactions.  No Borrower shall, or permit any of its Subsidiaries to, engage in any speculative transaction or, except for the sole  purpose of hedging in the normal  course of business and  consistent  with industry  practices,  engage in any transaction  involving  commodity options or futures contracts.

            7.15. Margin  Regulations.  The Borrowers shall not use the proceeds of any Loans to purchase or carry any margin stock.

            7.16.  Bank  Accounts.  No Borrower  shall maintain any bank account other than those  provided  in Section  2.19,  the  Concentration  Account,  the

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Investment  Account,  the collateral  accounts required to be maintained by WPSC pursuant to the Letter of Credit  Agreement,  those listed on Schedule  7.16 for the  purposes  listed  thereon  and other  operational  accounts  with the prior written consent of the Agent. Notwithstanding the foregoing, the Borrowers shall be entitled to open new  accounts  (i) in  replacement  of those  identified  on
Schedule 7.16 having the same purposes and (ii) for specified purposes including payroll, trustee and escrow accounts.

            7.17. Environmental Release. No Borrower shall, or permit any of its
Subsidiaries  to, or allow any lessee or other  Person  to,  effect or suffer to occur,  from and after the Effective Date, any Release in respect of, or dispose of, from and after the Effective Date, any Contaminant  which creates  liability under or is in violation of any Environmental Law if the consequence of all such
Releases and  disposals  in the  aggregate  would  result in a Material  Adverse
Effect.

            7.18.  Interim Order and Final Order.  No Borrower  shall, or permit any of its  Subsidiaries to make or permit to be made any changes,  amendment or modifications,  or any  application  or  motion  for any  change,  amendment  or modification  to the Interim Order or the Final Order.  The parties  acknowledge that the foregoing  shall not preclude the entry of any order of the  Bankruptcy
Court approving or authorizing an amendment or modification of this Agreement or the other Loan  Documents or the Interim  Order or the Final Order  permitted by
Section 10.1 which order shall be  acceptable  to the Lenders  whose  consent is required to approve such amendment or modification under Section 10.1.

            7.19.  Application to the Bankruptcy  Court.  No Borrower  shall, or permit  any of its  Subsidiaries  to  apply  to the  Bankruptcy  Court  for  the authority to take any action that is prohibited  by the terms of this  Agreement and the other Loan  Documents or refrain from taking any action that is required to be taken by the terms of this Agreement and the other Loan Documents.

            7.20. Chapter 11 Claims. No Borrower shall, or permit any Subsidiary to, incur, create,  assume, suffer to exist or permit or make any application or motion  for any other  Super-Priority  Claim or Lien which is pari passu with or senior  to the  claims of the Agent and the  Lenders  granted  pursuant  to this
Agreement, the other Loan Documents, the Interim Order or the Final Order, other than as expressly  contemplated  and permitted by the Interim Order or the Final
Order.

            7.21.   Reclamation   Claims;   Bankruptcy   Code  Section   546(g)*
Agreements.  (a) No  Borrower  shall,  or  permit  any  Subsidiary,  to make any payments or transfer  any  property on account of claims  asserted by vendors of any Borrower for  reclamation  in  accordance  with Section 2-702 of the UCC and
Section 546(c) of the Bankruptcy Code, and (b) enter into any agreements or file any motion  seeking a Bankruptcy  Court order for the return of inventory to any vendor  pursuant  to  Section  546(g)*  of the  Bankruptcy  Code,  other than as expressly contemplated and permitted by the Interim Order or the Final Order.

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                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            8.1.  Events of Default.  Each of the  following  events shall be an
Event of Default:

            (a)  The  Borrowers  shall  fail to pay any  principal  of any  Loan
(including,  without limitation,  mandatory prepayments of principal) or any fee due any Lender Party or the Agent, other amount due hereunder or under the other
Loan Documents or other of the Obligations when the same becomes due and payable
(except for interest on any Loan) or the Borrowers shall fail to pay interest on any Loan within three days after the same becomes due and payable; or

            (b)  Any  representation  or  warranty  made or  deemed  made by any
Borrower in any Loan  Document or by any  Borrower  (or any of its  officers) in connection  with any Loan  Document  shall prove to have been  incorrect  in any material respect when made or deemed made; or

            (c) Any  Borrower  shall fail to  perform  or observe  (i) any term, covenant or agreement contained in Articles V, VI or VII of this Agreement, (ii)
any term,  covenant or agreement  contained in any Collateral  Document or (iii)
any other term,  covenant or  agreement  contained  in this  Agreement or in any other Loan  Document  if such  failure  under this  clause  (iii)  shall  remain unremedied  for ten  Business  Days after the earlier of the date on which (A) a
Responsible Officer of any Borrower becomes aware of such failure or (B) written notice  thereof shall have been given to any Borrower by the Agent or any Lender
Party; or

            (d) Any  Borrower or any of its  Subsidiaries  shall fail to pay any principal of or premium or interest on any  Indebtedness  for borrowed  money of such  Borrower  or  Subsidiary  arising  on or after  the  Filing  Date  that is outstanding in a principal amount of at least $1,000,000 (excluding Indebtedness evidenced  by the Notes),  when the same becomes due and payable  after,  in the case of all such  Indebtedness,  any  applicable  period  of grace  (whether  by scheduled maturity, required prepayment,  acceleration, demand or otherwise); or
any other event  shall occur or  condition  shall exist under any  agreement  or instrument  relating  to any such  Indebtedness,  if the effect of such event or condition is to accelerate,  or to permit the  acceleration  of, the maturity of such  Indebtedness;  or any such  Indebtedness  shall be  declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (e) the Cases shall be  dismissed,  suspended or converted to a case under  Chapter 7 of the  Bankruptcy  Code or a trustee shall be appointed in the
Cases; or an application  shall be filed by any Borrower for the approval of, or there shall arise any other claim having  priority  senior to or pari passu with the claims of the Agent and the Lenders  under the Loan  Documents  or any other claim  having  priority  over  any or all  administrative  expenses  of the kind specified  in Section  503(b) or 507(b) of the  Bankruptcy  Code (other than the
Carve-Out); or

            (f) the  Bankruptcy  Court shall enter an order (i) granting  relief from the automatic stay  applicable  under Section 362 of the Bankruptcy Code to any  holder of any  security  interest  in any  assets  in  excess  of  $500,000 individually  or in the aggregate in excess of  $1,000,000  for any and all such holders other than as expressly  contemplated  by the Interim Order or the Final
Order  or  (ii)  approving  any  settlement  or  other   stipulation   with  any

                                       80

pre-petition  creditor of any  Borrower  other than the Agent and the Lenders or
otherwise   providing  for  payments  to  such  creditor  with  respect  to  its prepetition claims other than (x) pursuant to the First Day Orders, (y) adequate protection payments pursuant to Section 7.4 or (z) in the aggregate in excess of
$1,000,000 for any and all such creditors; or

            (g) Any final  judgment  or order for the payment of money in excess of $1,000,000  shall be rendered against any Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days following  entry of such judgment or order (or, in the event that the terms of such judgment or order do not require immediate  payment,  following the date or dates on which such  payment is to be made)  during  which such  judgment  or order shall not have been paid, compromised or otherwise satisfied and a stay of enforcement  of such  judgment  or  order,  by  reason  of a  pending  appeal or otherwise,  shall not be in effect; provided,  however, that such final judgment or order  shall not be deemed an Event of Default if (x) such final  judgment or order is less than $1,000,000, (y) such final judgment or order is fully covered by insurance carried by any Borrower and (z) such non-payment, non-compromise or non-satisfaction  is solely the result of the insurance  company's  tardiness in payment; or

            (h)  an  ERISA   Event  shall  occur   which,   in  the   reasonable
determination  of  the  Majority  Lenders,  has a  reasonable  possibility  of a liability, deficiency or waiver request of any Borrower, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeding $5,000,000; or

            (i) Any material provision of any Collateral Document after delivery thereof  shall for any  reason  cease to be valid and  binding  on any  Borrower thereto, or any such Borrower shall so state in writing; or

            (j) WPC  shall  fail  to own,  directly  or  indirectly,  all of the outstanding  Stock and Stock  Equivalents  of each  other  Borrower  (except  as
otherwise   permitted   by   Section   7.5(a)   and   other   than   non-voting,
non-participating  perpetual  preferred Stock that satisfies the requirements of
Section  1504(a)(4) of the Code), free and clear of all Liens except those Liens created under the Collateral Documents; or

            (k) a Person or group of Persons acting in concert as partnership or other group (other than WHX) shall,  as a result of a tender or exchange  offer, open market purchases,  privately negotiated purchases or otherwise, have become the beneficial  owner (within the meaning of Rule 13d-3 under the Securities and
Exchange Act of 1934, as amended) of securities of WPC  representing 26% or more of  the  combined  voting  power  of  the  then  outstanding  securities  of WPC ordinarily (and apart from rights accruing under special  circumstances)  having the right to vote in the election of directors,  provided, however, ownership by institutional or other  investors,  whose disclosed  investment  intent does not include any of matters  (b)  through (j) (except to the extent (j)  incorporates
(a)) of Item 4 of Schedule 13D (as  required by Rule 13d-1 under the  Securities
Exchange Act of 1934, as amended),  shall not be prohibited  hereunder and shall not be an Event of Default; or

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            (l) except as approved by the board of directors of WHX, a Person or group of Persons acting in concert as a partnership  or other group shall,  as a result  of  a  tender  or  exchange  offer,  open  market  purchases,  privately negotiated purchases or otherwise,  have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended)
of securities of WHX  representing  20% or more of the combined  voting power of the then  outstanding  securities  of WHX  ordinarily  (and  apart  from  rights accruing under special  circumstances)  having the right to vote in the election of directors,  provided,  however, ownership by institutional or other investors whose  disclosed  investment  intent does not include any of matters (b) through
(j) (except to the extent (j)  incorporates  (a)) of Item 4 of Schedule  13D (as required by Rule 13d-1 under the  Securities  Exchange Act of 1934, as amended), shall not be prohibited hereunder and shall not be an Event of Default; or

            (m) There  shall occur a Material  Adverse  Change or an event which would have a Material Adverse Effect (other than the commencement of the Cases);
or

            (n)  The   Bankruptcy   Court   shall   enter  an  order   amending,
supplementing,  vacating or otherwise modifying the Interim Order or Final Order
(the parties  acknowledging  that the foregoing  shall not preclude the entry of any order of the  Bankruptcy  Court  approving  or  authorizing  an amendment or modification of this Agreement  permitted by Section 10.1,  which order shall be acceptable to the Majority Lenders); or

            (o) The Bankruptcy Court shall enter an order appointing an examiner with powers  beyond the duty to  investigate  and report as set forth in Section
1106(a)(3) and (4) of the Bankruptcy Code, in the Cases; or

            (p) (i) Any  Borrower  or other  Person  shall bring a motion in the
Cases: (a) to obtain working capital  financing for any Borrower from any Person other than Lenders under  Section  364(d) of the  Bankruptcy  Code; or (b) other than as permitted  under Section 7.2, to obtain  financing for any Borrower from any Person other than the Lenders under Section  364(c) of the  Bankruptcy  Code
(other than with respect to a financing used, in whole or part, to repay in full the  Obligations);  or (c) to grant any Lien other than  those  permitted  under
Section 7.1 upon or affecting any  Collateral;  or (d) to use cash Collateral of the Agent or Lenders under  Section  363(c) of the  Bankruptcy  Code without the prior  written  consent of the  Majority  Lenders (as  provided in Section  10.1 except to pay the  Carve-Out);  or (ii) any Borrower shall bring a motion in the
Cases (a) to recover from any portions of the  Collateral  any costs or expenses of  preserving  or  disposing of such  Collateral  under  Section  506(c) of the
Bankruptcy  Code;  or (b) to effect any other  action or actions  adverse to the
Agent or Lenders or their rights and remedies hereunder or their interest in the
Collateral that would, individually or in the aggregate, have a Material Adverse
Effect; or

            (q) The  Bankruptcy  Court  shall  enter  an order  granting  relief pursuant to Section 362(d) of the Bankruptcy  Code other than as permitted under
Section 8.1(f)(i); or

            (r) The entry of the Final Order shall not have  occurred  within 45 days after the Filing Date; or

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            (s) Any  challenge  by any  Borrower  to the  validity  of any  Loan
Document or the  applicability or  enforceability  of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto; or

            (t)  The  determination  of any  Borrower,  whether  by vote of such
Borrower's  board of directors or  otherwise,  to suspend the  operation of such
Borrower's  business in the ordinary course,  liquidate all or substantially all of such  Borrower's  assets,  or employ an agent or other third party to conduct any so-called  "Going-Out-of-Business" sales, or the filing of a motion or other application in the Cases, seeking authority to do any of the foregoing.

            8.2.  Remedies.  If there shall occur and be  continuing an Event of
Default,  the Agent (i) shall at the request,  or may with the  consent,  of the
Majority  Lenders,  by notice to the  Borrowers  (with a copy to counsel for any statutory  committee  of unsecured  creditors  appointed to the Cases and to the
United States  Trustee),  terminate the  obligation of each Lender to make Loans and of each  Issuer  to issue  Letters  of  Credit,  whereupon  the  same  shall forthwith terminate,  and (ii) shall at the request, or may with the consent, of the  Majority  Lenders,  by notice to the  Borrowers,  declare  the  Loans,  all interest  thereon and all other  Obligations  payable under this Agreement to be forthwith due and payable,  whereupon the Notes,  all such interest and all such
Obligations shall become and be forthwith due and payable,  without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the  Borrowers;  provided,  however,  that upon the  occurrence of the
Event of Default specified in subparagraph (e) above, (A) the obligation of each
Lender  to make  Loans  and of each  Issuer to issue  Letters  of  Credit  shall automatically  be terminated  and (B) the Notes,  all such interest and all such
Obligations  shall  automatically  become  and  be  due  and  payable,   without
presentment,  demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.  In addition to the remedies set forth above, the Agent may, or at the request of the Majority Lenders shall, after the giving of notice as provided in clause (ii) above,  exercise any remedies  provided for by the  Collateral  Documents in accordance  with the terms thereof or any other remedies  provided  by  applicable  law.  Upon the  occurrence  and  during  the continuance  of an Event of Default,  the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed  automatically  vacated and the Agent, on behalf of the Lenders,  shall,  upon five Business Days' prior written notice to any Borrower and any  creditors'  committee  appointed in the Cases  pursuant to
Section 1102 of the Bankruptcy  Code, be  immediately  permitted to, among other things,  pursue  any  and  all of  its  remedies  against  any  Borrower  or the
Collateral and seek payment in respect of all Obligations.

            8.3.  Actions in  Respect of Letters of Credit.  (a) If any Event of
Default shall have occurred and be continuing, the Agent may, from time to time, irrespective of whether it is taking any of the actions described in Section 8.2 or otherwise,  make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Agent on behalf of the Lender Parties in same day funds at the Agent's office,  for deposit in a special cash  collateral  account
(Account #40688567) maintained in the name of the Agent on behalf of the Secured
Parties at Citibank (the "L/C Cash Collateral Account"), an amount equal to 105%
all outstanding Letter of Credit Obligations. In the Agent's discretion, the L/C
Cash Collateral Account may be an interest or a non-interest bearing account.

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            (b) The Borrowers  hereby  pledge,  and grant to the Agent a Lien on and security  interest in, all of their right,  title and interest in and to the
L/C Cash Collateral  Account,  all funds held in the L/C Cash Collateral Account from time to time and all proceeds  thereof,  as security for the payment of all amounts due and to become due from any Borrower to the Secured Parties under the
Loan Documents.

            (c) The Agent shall,  from time to time after funds are deposited in the L/C  Cash  Collateral  Account,  apply  funds  then  held  in the  L/C  Cash
Collateral   Account  to  the  Issuer  for  the  payment  of  any  Reimbursement
Obligations owing to it and then in such order as the Agent shall determine,  as shall have  become or shall  become  due and  payable  by the  Borrowers  to the
Secured Parties in respect of the Obligations.

            (d) Neither  any  Borrower  nor any Person  claiming on behalf of or through any  Borrower  shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account.

            (e) Each  Borrower  agrees  that it will  not (i) sell or  otherwise dispose of any  interest  in the L/C Cash  Collateral  Account or any funds held therein or (ii)  create or permit to exist any Lien upon or with  respect to the
L/C Cash Collateral Account or any funds held therein,  except as provided in or contemplated by this Agreement.

            (f) The Agent may also exercise, in its sole discretion,  in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC in effect in the State of New York at that time, and the Agent may, without notice except as specified below, sell the
L/C Cash Collateral Account or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, or credit or for  future  delivery,  and  upon  such  other  terms as the  Agent  may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrowers of the time and place of any public sale or the time after  which any private  sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of the L/C Cash  Collateral  Account,  regardless  of notice of sale having been  given.  The Agent may adjourn any public or private  sale from time to time by announcement at the time and place fixed therefor, and such sale may,  without further  notice,  be made at the time and place to which it was so adjourned.

            (g) Any cash held in the L/C Cash Collateral  Account,  and all cash proceeds  received  by the Agent in respect of any sale of,  collection  from or other realization upon all or any part of the L/C Cash Collateral Account,  may, in the discretion of the Agent, then or at any time thereafter be applied (after the  expiration  of all  outstanding  Letters of Credit  and the  payment of any amounts payable pursuant to Sections 8.3(c) and 10.4) in whole or in part by the
Agent  against  all or any  part  of the  any  outstanding  Swing  Loans  or the
Revolving  Credit Loans,  and then to all or any part of the  Obligations now or hereafter  existing  under any of the Loan  Documents in such order as the Agent shall  elect.  Any surplus of such cash or cash  proceeds  held by the Agent and remaining after the indefeasible  cash payment in full of all of the Obligations shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive such surplus.

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            8.4. Term Loan  Actionable  Events.  If any of the following  events occurs:

            (a) any Event of Default  described in Section  8.1(a) (with respect to the Term Loans); or

            (b) acceleration of the Revolving Credit Loans; or

            (c) an Overadvance shall occur and be continuing for more than three consecutive Business Days; or

            (d) the breach of Section 5.2 shall occur and be continuing for more than three consecutive Business Days;

then, so long as such event is  continuing,  the Agent shall at the request,  or may with the consent of the Majority  Term  Lenders,  by notice to the Borrowers
(with a copy to each  Lender  and to  counsel  for any  statutory  committee  of unsecured  creditors appointed to the Cases and to the United States Trustee) if either  (i) the  Revolving  Credit  Loans  have been  declared  due and  payable pursuant  to  Section  8.2 or (ii) ten  Business  Days  have  elapsed  since the occurrence  of such  event (A)  declare  the Term Loans  then  outstanding,  all interest  thereon and all other  Obligations  payable under this  Agreement with respect to the Term Loan to be  forthwith  due and  payable  whereupon  the Term
Notes, all such interest and all such Obligations  shall become and be forthwith due and payable,  without presentment,  demand, protest or further notice of any kind,  all of which  are  hereby  expressly  waived  by the  Borrowers,  and (B)
exercise remedies provided by applicable law. Upon the occurrence and during the continuance  of an Event of Default,  the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed  automatically  vacated and the Agent, on behalf of the Lenders,  shall,  upon five Business Days' prior written notice to any Borrower and any  creditors'  committee  appointed in the Cases  pursuant to
Section 1102 of the Bankruptcy  Code, be  immediately  permitted to, among other things,  pursue  any  and  all of  its  remedies  against  any  Borrower  or the
Collateral  and seek  payment in respect of all  Obligations.  If the  Revolving
Credit  Loans are declared to be due and payable  pursuant to Section 8.2,  then the Agent shall follow the  instructions of the Majority Lenders (subject to the provisions of Section 9.7 and 10.1 hereof).

            8.5.  Application  of Proceeds.  After the occurrence of an Event of
Default and  acceleration  of the  Obligations,  all proceeds  realized from any
Borrower or on account of any Collateral  shall be applied first, to the payment in full of amounts owing to the Agent  pursuant to Section 22(b) of the Security
Agreement,  second,  to the payment of expenses,  fees and interest  owed to the
Lenders and the Agent and third, to the payment of the principal  amounts of the
Loans, with any surplus to be deposited into the L/C Cash Collateral  Account in accordance with Section 21(b) of the Security Agreement. All amounts required to be applied to  Revolving  Credit  Loans  hereunder  shall be applied  ratably in accordance with each Revolving Credit Lender's Ratable Portion,  and all amounts required to be applied to the Term Loans  hereunder  shall be applied ratably in accordance  with  each Term  Lender's  Ratable  Portion.  Without  limiting  the foregoing,  the Term Lenders acknowledge that, except for proceeds realized from
the  sale  or  disposition   of  the  Term  Priority   Collateral  and  for  the
reimbursement  of any expenses to which the Term  Lenders may be  entitled,  the
Revolving  Credit  Lenders  shall be  entitled  to be repaid in full  (including

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principal,  interest,  fees,  and the cash  collateralization  of all Letters of
Credit Obligations) prior to the delivery of any proceeds to the Term Lenders.

                                   ARTICLE IX

                                    THE AGENT

            9.1.  Authorization and Action. Each Lender Party (in its capacities as a Lender,  the Swing Bank and an Issuer,  as applicable)  hereby appoints and authorizes  the Agent to take such action as agent on its behalf and to exercise such powers and discretion  under this Agreement and the other Loan Documents as are  delegated to the Agent by the terms hereof and thereof,  together with such powers and discretion as are reasonably  incidental  thereto.  As to any matters not  expressly  provided  for by this  Agreement  and the other  Loan  Documents
(including,  without  limitation,  enforcement or collection of the Notes),  the
Agent shall not be required to exercise any  discretion or take any action,  but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining  from acting) upon the  instructions  of the Majority
Lenders or, solely in the  circumstances  requiring action by all of the Lenders in accordance with the first proviso to Section 10.1(a), all of the Lenders, and such  instructions  shall be binding upon all Lender  Parties and all holders of
Notes;  provided,  however,  that the Agent  shall not be  required  to take any action which the Agent in good faith believes  exposes it to personal  liability or is contrary to this Agreement or applicable  law. The Agent agrees to give to each  Lender  Party  prompt  notice of each notice  given to it by any  Borrower pursuant to the terms of this Agreement or the other Loan Documents.

            9.2.  Agent's  Reliance,  Etc  None  of  the  Agent  or  any  of its
Affiliates or any of the respective directors,  officers, agents or employees of the Agent or any such Affiliate  shall be liable for any action taken or omitted to be taken by it or them  under or in  connection  with this  Agreement  or the other Loan  Documents,  except for its or their own gross  negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i)
may treat the payee of any Note as the holder  thereof  until such Note has been assigned in accordance  with Section 10.7;  (ii) may rely on the Register to the extent set forth in  Section  10.7(c),  (iii) may  consult  with  legal  counsel
(including,  without limitation,  counsel to the Borrowers),  independent public accountants and other experts reasonably  selected by it and shall not be liable for any action  taken or  omitted to be taken in good faith by it in  accordance with the advice of such counsel,  accountants or experts; (iv) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender
Party for any statement,  warranty or  representation  (whether written or oral)
made in or in connection with this Agreement or any of the other Loan Documents;
(v) shall not have any duty to ascertain or to inquire as to the  performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other  Loan  Documents  on the part of any  Borrower  or to  inspect  the property (including, without limitation, the books and records) of any Borrower;
unless  specifically so requested by the Lenders;  (vi) shall not be responsible to any Lender Party for the due execution,  legality, validity,  enforceability, genuineness,  sufficiency or value of, or the perfection or priority of any lien or security  interest  created or purported to be created under or in connection with any Loan Document,  of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii)

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shall incur no  liability  under or in respect of this  Agreement  or any of the other Loan  Documents by acting upon any notice,  consent,  certificate or other instrument  or writing  (which  may be by  telegram,  telecopy,  cable or telex)
believed by it to be genuine and signed or sent by the proper party or parties.

            9.3.  Citibank,   Citicorp  and  Affiliates.  With  respect  to  its
Commitments,  the Loans  (including,  without  limitation,  the Revolving Credit
Loans,  Swing  Loans and Term  Loans)  made by it,  each Note and any Letters of
Credit issued by it,  Citicorp  shall have the same rights and powers under this
Agreement  as any other Lender Party and may exercise the same as though it were not an Affiliate of the Agent;  and the term "Lender Party" or "Lender  Parties"
shall, unless otherwise expressly indicated,  include Citicorp in its individual capacity.  Citibank and its Affiliates may accept  deposits from, lend money to, act as trustee under indentures of, accept investment  banking  engagements from and generally  engage in any kind of business with, any Borrower or any of their respective  Subsidiaries  and  any  Person  who  may  do  business  with  or own securities of any Borrower or any of its  Subsidiaries,  all as if Citibank were not the Agent and without any duty to account therefor to the Lender Parties.

            9.4. Lender Party Credit  Decision.  Each Lender Party  acknowledges that it has,  independently  and  without  reliance  upon the Agent or any other
Lender Party and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate,  made its own credit  analysis  and decision to enter into this  Agreement.  Each Lender Party also  acknowledges  that it will,  independently  and without  reliance upon the
Agent or any other Lender Party and based on such  documents and  information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

            9.5.  Indemnification.  (a) The Lender  Parties  severally  agree to indemnify the Agent,  its Affiliates and their respective  directors,  officers, employees,  agents and advisors (to the extent not reimbursed by the Borrowers), from and against  such Lender  Party's  ratable  share  (determined  as provided below) of any and all  liabilities,  obligations,  losses,  damages,  penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation,  fees and  disbursements  of legal  counsel)  of any kind or  nature whatsoever which may be imposed on, incurred by, or asserted against,  the Agent in any way relating to or arising out of this Agreement or any of the other Loan
Documents  or any action  taken or omitted by the Agent under this  Agreement or any of the other Loan Documents including,  without limitation,  the preparation of reports with respect to the  Collateral;  provided,  however,  that no Lender
Party shall be liable for any portion of such liabilities,  obligations, losses, damages, penalties,  actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's (or any of its agent's)  gross  negligence or willful misconduct.  Without  limitation of the  foregoing,  each Lender Party agrees to reimburse  the  Agent  promptly  upon  demand  for  its  ratable  share  of  any out-of-pocket expenses (including, without limitation, fees and disbursements of legal  counsel)  incurred  by the  Agent in  connection  with  the  preparation,
execution,  delivery,   administration  (including,  without  limitation,  field
examinations of  Collateral),  modification,  amendment or enforcement  (whether through  negotiations,  legal  proceedings  or otherwise) of, or legal advice in respect of its rights or  responsibilities  under,  this Agreement or any of the other Loan  Documents,  to the extent that the Agent is not  reimbursed for such expenses by the  Borrowers  except to the extent such  expenses  result from the
Agent's (or any of its agent's)  gross  negligence  or willful  misconduct.  For purposes of this Section 9.5, the Lender Parties'  respective  ratable shares of

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any amount  shall be  determined,  at any time,  according to the sum of (a) the aggregate  principal  amount of the Loans  outstanding at such time and owing to the respective  Lender Parties,  (b) their  respective  Ratable  Portions of the aggregate Letter of Credit  Obligations  outstanding at such time plus (c) their respective Ratable Portions of the Excess Availability at such time. The failure of any Lender Party to reimburse the Agent  promptly upon demand for its ratable share of any  amount  required  to be paid by the  Lender  Party to the Agent as provided  herein  shall not relieve  any other  Lender  Party of its  obligation hereunder to reimburse  the Agent for its ratable  share of such amount,  but no
Lender Party shall be  responsible  for the failure of any other Lender Party to reimburse the Agent for such other Lender Party's  ratable share of such amount.
Without  prejudice  to the  survival of any other  agreement of any Lender Party hereunder,  the agreement and obligations of each Lender Party contained in this
Section 9.5(a) shall survive the payment in full of principal,  interest and all other amounts payable hereunder and under the other Loan Documents.

            (b) Each Lender Party severally  agrees to indemnify each Issuer (to the extent not  promptly  reimbursed  by the  Borrowers)  from and against  such
Lender  Party's  ratable  share  (determined  as provided  below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,  expenses or disbursements  of any kind or nature  whatsoever that may be imposed on, incurred by, or asserted  against such Issuer in any way relating to or arising  out of the Loan  Documents  or any  action  taken or omitted by such
Issuer under the Loan Documents;  provided,  however, that no Lender Party shall be liable for any portion of such  liabilities,  obligations,  losses,  damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from  such  Issuer's  (or  any of  its  agent's)  gross  negligence  or  willful misconduct.  Without  limitation of the  foregoing,  each Lender Party agrees to reimburse  such Issuer  promptly  upon demand for its ratable share of any costs and  expenses  (including,  without  limitation,  fees and  expenses of counsel)
payable by the  Borrowers  under Section 10.4, to the extent that such Issuer is not promptly  reimbursed for such costs and expenses by the Borrowers  except to the extent such expenses result form such Issuer's (or any of its agent's) gross negligence  or willful  misconduct.  For  purposes of this Section  9.5(b),  the
Lender Parties' respective ratable shares of any amount shall be determined,  at any time,  according  to the sum of (a) the  aggregate  principal  amount of the
Loans outstanding at such time and owing to the respective  Lender Parties,  (b)
their respective  Ratable Portions of the aggregate Letter of Credit Obligations outstanding  at such time  plus (c) their  respective  Ratable  Portions  of the
Excess  Availability  at such time. The failure of any Lender Party to reimburse such Issuer promptly upon demand for its ratable share of any amount required to be paid by the  Lender  Parties  to such  Issuer as  provided  herein  shall not relieve any other Lender  Party of its  obligation  hereunder to reimburse  such
Issuer  for its  ratable  share of such  amount,  but no Lender  Party  shall be responsible  for the failure of any other Lender Party to reimburse  such Issuer for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and  obligations  of each Lender Party  contained  in this Section  9.5(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            9.6.  Successor  Agent.  The Agent may  resign at any time by giving written notice  thereof to the Lender  Parties and the Borrowers.  Upon any such resignation,  the Majority  Lenders  shall have the right to appoint a successor
Agent; provided, that if no Default shall have occurred and be continuing,  such successor Agent shall be reasonably  satisfactory to the Borrowers,  which shall be (a) a  commercial  bank  organized  under  the laws of the  United  States of

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America or any State thereof and having total assets of at least  $1,000,000,000 and a combined capital and surplus of at least $50,000,000 or (b) a Lender as of the Effective  Date.  If no successor  Agent shall have been so appointed by the
Majority Lenders, and shall have accepted such appointment, within 30 days after the  retiring  Agent's  giving of notice of  resignation  or the  removal of the retiring  Agent at the request of all of the  Lenders  (other than the Agent and its  Affiliates),  then the retiring Agent may, on behalf of the Lender Parties, appoint a successor  Agent  approved,  as long as no Default has occurred and is continuing,  by the  Borrowers,  such approval not be  unreasonably  withheld or delayed, which successor shall be (a) a commercial bank organized under the laws of the United  States of America or of any State thereof and having total assets of at least  $1,000,000,000  and a  combined  capital  and  surplus  of at least
$50,000,000 or (b) a Lender as of the Effective Date. Upon the acceptance of any appointment as Agent  hereunder by a successor  Agent and upon the execution and filing or recording of such financing  statements,  or amendments  thereto,  and such other instruments or notices,  as may be necessary or desirable,  or as the
Majority  Lenders may request,  in order to continue the perfection of the Liens granted or purported to be granted by the Collateral  Documents,  such successor
Agent shall thereupon succeed to and become vested with all the rights,  powers, discretions, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other  Loan  Documents.  After  any  retiring  Agent's  resignation  or  removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any  actions  taken or omitted to be taken by it while it was Agent  under this Agreement and the other Loan Documents.

            9.7.  Agreement  of  Required  Lenders.  (a) (i) Upon  any  occasion requiring or permitting an approval,  consent,  waiver, election or other action on the part of only the  Majority  Term  Lenders,  action  shall be taken by the
Agent for and on behalf or for the benefit of all Lenders upon the  direction of the Majority Term  Lenders,  and any such action shall be binding on all Lenders and (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Majority Lenders,  action shall be taken by the Agent for and on behalf or for the benefit of all  Lenders  upon the direction of the Majority  Lenders,  and any such action shall be binding on all Lenders. No amendment,  modification,  consent, or waiver shall be effective except in accordance with the provisions of Section 10.01.

            (b) Upon the  occurrence  of an Event of  Default,  the Agent  shall
(subject  to the  provisions  of Section  10.1) take such  action  with  respect thereto as may be  reasonably  directed by the Majority  Lenders or the Majority
Term Lenders  pursuant to Section 8.4, as  applicable;  provided that unless and until the Agent shall have  received such  directions,  the Agent may (but shall not be  obligated  to) take such action as it shall deem  advisable  in the best interests of the Lenders. In no event shall the Agent be required to comply with any such  directions  to the extent  that the Agent  believes  that the  Agent's compliance with such directions would be unlawful or commercially unreasonable.

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                                    ARTICLE X

                                  MISCELLANEOUS

            10.1. Amendments, Etc (a) No amendment or waiver of any provision of this Agreement or any other Loan Document  (including,  without limitation,  the waiver of any Default),  the Interim Order or the Final Order nor consent to any departure by any Borrower  therefrom shall in any event be effective  unless the same  shall  be in  writing  and  signed  (or,  in the  case  of the  Collateral
Documents, consented to) by the Borrowers and the Majority Lenders, and then any such waiver or consent shall be effective only in the specific  instance and for the specific purpose for which given; provided, however, that

            (i) no  amendment,  waiver or consent  shall,  unless in writing and signed by all the Lenders,  do any of the following at any time: (A) waive any of the conditions specified in Sections 3.1 or 3.2 except as otherwise provided  therein;  (B)  change the  percentage  of the  Commitments,  the aggregate  unpaid  principal  amount of the Loans or the  Letter of Credit
      Obligations,  or the number of Lenders  which  shall be  required  for the
      Lenders or any of them to take any action  hereunder;  (C)  release any of the  Collateral  except  that,  so long as no Default has  occurred and is continuing or would result  therefrom,  (1) as shall otherwise be provided in the Collateral Documents and (2) in any Fiscal Year,  Collateral having an aggregate Fair Market Value not in excess of $10,000,000  shall require only the  consent  of the  Agent;  (D)  materially  reduce  or  limit  the
      Obligations of any material Borrower or release any material Borrower from any material  Obligations;  (E) approve any material change in the Interim
      Order or the Final Order;  (F) release or subordinate  any Lien in respect of the  Obligations;  (G) effect a change to the  Lenders'  Super-Priority
      Claim in respect of the Obligations; or (H) amend this Section 10.1;

            (ii) no amendment,  waiver or consent  shall,  unless in writing and signed by each  Lender  affected  thereby do any of the  following  at any time: (A) increase,  or extend the expiration  date of, the Commitments of the  Lenders or subject  the Lenders to any  additional  obligations;  (B)
      reduce (1) the amount of any payment of any  principal of, or interest on, the Loans due under this  Agreement,  (2) the stated rate of any  interest payable  hereunder or (3) the amount of any fees or other amounts  payable hereunder; (C) postpone any date fixed for any payment of principal of, or interest  on, the Loans or any fees or other  amounts  payable  hereunder, including any mandatory repayment or mandatory prepayment;

            (iii) no  amendment,  waiver or consent  shall  without  the written consent of the  Majority  Term  Lenders (A)  accelerate  the  principal or interest payment, or maturity,  dates of the Revolving Credit Loans (other than in connection with an acceleration of the Loans in connection with an
      Event of Default),  (B) waive any event described in Section 8.4 hereof or amend any  provision of Section 8.1,  (C) create any  additional  Event of
      Default  which is not also an event  subject to the  provisions of Section
      8.4 hereof, (D) modify the provisions of Section 5.2 hereof or (E) release any  portion  of the  Term  Priority  Collateral  from  the  Liens  of the
      Collateral  Documents or permit any sale thereof except as shall otherwise be provided in the Collateral Documents;

            (iv) no amendment,  waiver or consent  shall,  unless in writing and signed  by the  Super-Majority  Revolving  Credit  Lenders,  do any of the
      following  at any time:  (A)  increase the advance rate of any category of
      Collateral  by more  than 5% over  the  applicable  advance  rate for such

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      category of Collateral set forth in Exhibit F; or (B) reduce the amount of
      Excess Availability required under Section 5.2;

            (iv) no amendment,  waiver or consent  shall,  unless in writing and signed by the Swing Bank or each  Issuer,  as the case may be, in addition to the Lenders  required  above to take such action,  affect the rights or obligations of the Swing Bank or of the Issuers, as the case may be, under this Agreement, and

            (v) no  amendment,  waiver or consent  shall,  unless in writing and signed by the Agent in addition to the Lenders required above to take such action,  affect the rights or duties of the Agent under this  Agreement or the other Loan Documents.

            (b) Each Lender  Party grants (x) to the Agent the right to purchase all (but not less than all) of such Lender Party's Commitments and Loans and all other Obligations owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate  amount of outstanding  Loans and all other  Obligations  owed to such
Lender  Party  (together  with all accrued and unpaid  interest and fees and all other amounts owed to such Lender),  and (y) to the Borrowers the right to cause an assignment of all (but not less than all) of such Lender Party's  Commitments and Loans and all other Obligations owing to it and the Notes held by it and all other Obligations and all of its rights and obligations  hereunder and under the other  Loan  Documents,  which  right  may  be  exercised  by the  Agent  or the
Borrowers,  as the case may be, if such  Lender  Party  refuses to  execute  any amendment,  waiver or consent  which  requires  the  written  consent of all the
Lenders and to which the Agent and the Borrowers have agreed.  Each Lender Party agrees that if the Agent or the  Borrowers,  as the case may be,  exercises  its option  hereunder,  it shall  promptly  execute and deliver all  agreements  and documentation  necessary to effectuate  such  assignment as set forth in Section
10.7.  Any purchase of such Lender Party's  Commitments  and Loans and all other
Obligations  owing to it and the  Notes  held by it must  (i)  occur  within  30
Business  Days from the date that such  Lender  Party  refuses  to  execute  any amendment,  waiver or consent  which  requires  the  written  consent of all the
Lenders and to which the Agent and the Borrowers have agreed and (ii) include an amount  payable to such Lender  Party which is  sufficient  to  compensate  such
Lender Party for any loss,  expense, or liability as a result of any purchase of such Lender Party's  Commitments and Loans and all other Obligations owing to it and the Notes held by it under this Section  10.1(b)  which arises out of, or is in connection  with, any funds acquired by such Lender Party to make,  continue, or maintain  any portion of the  principal  amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan.

            10.2. Notices, Etc All notices and other communications provided for hereunder  shall be in  writing  (including,  without  limitation,  telegraphic, telex,  telecopy  or cable  communication)  and  mailed,  telegraphed,  telexed, telecopied,  cabled or delivered by hand, if to the Borrowers, at the address of
WPSC at 1134 Market Street,  Wheeling,  West Virginia  26003,  Attention:  Chief
Financial  Officer with copy to WHX or WPN Corp.  at 110 East 59th  Street,  New
York, New York 10022,  Attention:  Mr. Stewart Tabin;  if to any Lender,  at its
Domestic Lending Office specified opposite its name on Schedule III hereto or in the  Assumption  Agreement or  Assignment  and  Acceptance  pursuant to which it became a party hereto;  and if to the Agent,  at its address at 399 Park Avenue,
6th Floor, Zone 4, New York, New York 10043, Attention:  Keith R. Karako; or, as

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to the  Borrowers or the Agent,  at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be  designated by such party in a written  notice to the Borrowers and the Agent. All such notices and communications  shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails,  delivered to the telegraph company,  confirmed by telex answerback,  telecopied  with  confirmation  of receipt,  delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and  communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

            Delivery by telecopier of an executed  counterpart  of any amendment or waiver of any  provision  of this  Agreement  or the Notes or of any  Exhibit hereto to be executed and delivered  hereunder shall be effective as delivery of a manually executed counterpart thereof.

            10.3.  No  Waiver;  Remedies.  No  failure on the part of any Lender
Party or the Agent to exercise, and no delay in exercising,  any right hereunder or under any Note  shall  operate as a waiver  thereof;  nor shall any single or partial  exercise  of any such  right  preclude  any other or  further  exercise thereof or the exercise of any other right.  The  remedies  herein  provided are cumulative and not exclusive of any remedies provided by law.

            10.4. Costs; Expenses;  Indemnities.  (a) The Borrowers agree to pay on demand (i) the reasonable  costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this  Agreement,  each of the  other  Loan  Documents  and each of the  other
documents  to  be  delivered  hereunder  and  thereunder,   including,   without
limitation,   (A)   all   due   diligence,   collateral   review,   syndication,
transportation,  computer, duplication, appraisal, audit, insurance, consultant, search,  filing and recording fees and expenses and (B) the reasonable  fees and out-of-pocket  expenses  of counsel to the Agent with  respect  thereto and with respect  to  advising  the Agent as to its rights  and  responsibilities  or the perfection,  protection  or  preservation  of rights  or  interests  under  this
Agreement and the other Loan  Documents  with respect to  negotiations  with any
Borrower or with other  creditors  of any  Borrower  or any of its  Subsidiaries arising  out of any  Default or any events or  circumstances  that may give rise thereto and with respect to any review of pleadings and documents related to the
Cases,  attendance at meetings related to the Cases,  general  monitoring of the
Cases and any subsequent  Chapter 7 case, (ii) the per diem cost of any audit or collateral  evaluation  (of not more than  $1000 per day) of the Agent and (iii)
the  reasonable  costs and expenses of the Lender  Parties  (including,  without limitation,  reasonable  counsel  fees  and  expenses)  in  connection  with the enforcement  (whether through  negotiation,  legal  proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder or thereunder.

            (b) The  Borrowers  agree to indemnify  and hold harmless the Agent, each Lender Party and their respective Affiliates, and the directors,  officers, employees,  agents,  attorneys,  consultants  and  advisors  of or to any of the foregoing (including,  without limitation, those retained in connection with the

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satisfaction  or attempted  satisfaction  of any of the  conditions set forth in
Article III) (each of the foregoing being an "Indemnitee")  from and against any and all claims, damages, liabilities,  obligations,  losses, penalties, actions, judgments,  suits,  costs,  disbursements  and  expenses  of any kind or  nature
(including, without limitation,  reasonable fees and disbursements of counsel to any such  Indemnitee)  which may be imposed on, incurred by or asserted  against any such  Indemnitee  in  connection  with or arising out of any  investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether  direct,  indirect or  consequential  and whether  based on any federal, state or local law or other statutory  regulation,  securities or commercial law or  regulation,  or under  common  law or in  equity,  or on  contract,  tort or otherwise, in any manner relating to or arising out of this Agreement, any other
Loan  Document,  any  Obligation,  any  Letter of  Credit  or any act,  event or transaction  related  or  attendant  to any  thereof or in  connection  with any investigation  by any  Governmental  Authority of any potential  matter  covered hereby or thereby (collectively,  the "Indemnified Matters"), including, without limitation,  (i)  all  Environmental  Liabilities  and  Costs  arising  from  or connected with the past,  present or future operations of any Borrower or any of its Subsidiaries, or damage to real or personal property or natural resources or harm or injury  alleged to have  resulted  from any  Release;  (ii) any costs or liabilities  incurred in connection  with the  investigation,  removal,  cleanup and/or  remediation of any Contaminant  present or arising out of the operations of any facility of any Borrower or any of its  Subsidiaries;  (iii) any costs or liabilities  incurred in connection with any Environmental  Lien; (iv) any costs or  liabilities  incurred in  connection  with any other  matter  affecting  any facility pursuant to Environmental Laws, including,  without limitation,  CERCLA and applicable  state property  transfer laws,  including,  without  limitation, whether,  with respect to any of the foregoing,  such  Indemnitee is a mortgagee pursuant to any mortgage,  a mortgagee in possession,  the successor in interest to any Borrower or any of its Subsidiaries,  or the owner, lessee or operator of any  facility  of  any  Borrower  or  any  of  its  Subsidiaries  by  virtue  of foreclosure, except, with respect to any of the foregoing referred to in clauses
(i),  (ii),  (iii) and (iv),  to the extent  attributable  solely to acts of the
Agent or such  Indemnitee  or any agent on  behalf  of the Agent or such  Lender following (x)  foreclosure by the Agent or any  Indemnitee,  or (y) the Agent or
any Lender having become the successor in interest to any Borrower or any of its
Subsidiaries; (v) the management of the Loans and Letters of Credit, or (vi) the use or intended use of the proceeds of the Loans or Letters of Credit; provided, however,  that the Borrowers  shall not have any  obligation  under this Section
10.4(b) to an  Indemnitee  with respect to any  Indemnified  Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee.

            (c) If any  Lender  receives  any  payment  of  principal  of, or is subject to a conversion of, any Eurodollar Rate Loan, other than on the last day of an  Interest  Period  relating  to such Loan,  as a result of any  payment or conversion  made by the  Borrowers  (other  than a  payment  made  to the  Agent pursuant  to  Section  2.2(f))  or  acceleration  of the  maturity  of the Notes pursuant to Section 8.2 or for any other reason or a conversion  of a Eurodollar
Rate Loan does not occur by reason of the fourth  sentence of Section  2.8,  the
Borrowers  shall,  upon demand by such Lender (with a copy of such demand to the
Agent),  pay to the Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably  have  incurred or in the future incur as a result of such payment or conversion,  including,  without limitation, any actual out-of-pocket loss, cost or expense  incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

            (d) The Agent and each Lender  agree that in the event that any such investigation,  litigation or proceeding set forth in subparagraph  (b) above is asserted  or  threatened  in  writing  or  instituted  against  it or any  other
Indemnitee,  or any remedial,  removal or response  action is requested of it or

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any of its officers,  directors,  agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrowers in writing.

            (e) The Borrowers, at the request of any Indemnitee,  shall have the obligation  to defend  against such  investigation,  litigation or proceeding or requested remedial, removal or response action, and the Borrowers, in any event, may control the defense thereof with legal counsel of the Borrowers'  choice. In the event that such  Indemnitee  requests the  Borrowers to defend  against such investigation,  litigation  or  proceeding  or  requested  remedial,  removal or response  action,  the Borrowers shall promptly do so and such Indemnitee  shall have the right to have legal counsel of its choice  participate  in such defense at such Indemnitee's  expense.  If, without the Borrowers' prior written consent which consent shall not be unreasonably withheld, an Indemnitee shall settle any such  investigation,  litigation,  proceeding or other action,  such  Indemnitee shall be deemed to have waived its rights to indemnity and defense hereunder.

            (f) The  obligations  of the  Borrowers  under this Section 10.4 and under  Sections  2.10 and 2.12 shall  survive the repayment of the Loans and the termination of the Commitments.

            10.5.  Right  of  Set-off.   Upon  the  occurrence  and  during  the
continuance  of any  Event  of  Default,  each  Lender  Party  and  each  of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest  extent  permitted by law, to set off and apply any and all deposits
(general or special, time or demand,  provisional or final) at any time held and other  indebtedness  at any time owing by such Lender Party or such Affiliate to or for the credit or the  account  of any  Borrower  against  any and all of the
Obligations now or hereafter existing irrespective of whether or not such Lender
Party  shall  have  made  any  demand  under  this  Agreement,  any  Note or any
Reimbursement Agreement or any other Loan Document and although such Obligations may be  unmatured.  Each Lender  Party agrees  promptly to notify such  Borrower after  any  such  set-off  and  application  made by such  Lender  Party  or its
Affiliate;  provided,  however,  that the failure to give such notice  shall not affect the validity of such set-off and  application.  The rights of each Lender
Party and its  respective  Affiliates  under this Section are in addition to the other  rights and  remedies  (including,  without  limitation,  other  rights of set-off) which such Lender Party and its respective Affiliates may have.

            10.6. Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrowers and the Agent and when the Agent shall have been  notified by each Lender  Party that such Lender Party has executed it and thereafter  shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender  Party and their  respective  successors  and assigns, except  that the  Borrowers  shall  not have the right to  assign  their  rights hereunder or any interest herein without the prior written consent of the Lender
Parties.

            10.7.  Assignments  and  Participations.  (a) Each  Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its  Commitments,  commitment to issue Letters of Credit and the Loans and Letter of Credit  Obligations owing to it and Notes held by it and a  commensurate  portion of its rights and  obligations  hereunder and under the other Loan Documents;  provided,  however,  that (i) if such an assignment is of
Loans and  Commitments  under either the Revolving  Credit  Facility or the Term

                                       94

Facility,  each  such  assignment  shall be of a  constant,  and not a  varying, percentage of the assigning Lender's rights and obligations under this Agreement with respect to Loans,  Letters of Credit and Commitments,  as applicable,  (ii)
the aggregate  amount of the  Commitments,  Letters of Credit,  Letter of Credit
Obligations   and  Loans  being  assigned   pursuant  to  each  such  assignment
(determined as of the date of the Assignment and Acceptance with respect to such assignment)  shall  in no  event  be less  than  $5,000,000,  in the  case of an assignment of any Revolving Credit Commitment,  or $1,000,000, in the case of an assignment of any Term Loan Commitment,  or, in each case, an integral  multiple of  $1,000,000  in excess  thereof,  unless such  assignment  is of the Lender's entire Commitment under a Facility,  and (iii) each assignee  hereunder shall be an Eligible  Assignee.  The parties to each assignment shall execute and deliver to the Agent,  for its acceptance  and recording in the Register,  an Assignment and  Acceptance,  together with a fee of $3,500 and the Note (or an affidavit of loss and indemnity with respect to such Note, satisfactory to the Agent) subject to such  assignment.  Upon such execution,  delivery,  acceptance and recording, from and after the effective date specified in such  Assignment and  Acceptance,
(A) the assignee  thereunder shall become a party hereto and, to the extent that rights and  obligations  under the Loan  Documents  have been  assigned  to such assignee  pursuant  to such  Assignment  and  Acceptance,  have the  rights  and obligations  of a  Lender,  and if  such  Lender  was an  Issuer,  of an  Issuer hereunder  and  thereunder  with respect to Letters of Credit  issued after such effective date, and (B) the assignor thereunder shall, to the extent that rights and  obligations  under this Agreement have been assigned by it pursuant to such
Assignment and Acceptance,  relinquish its rights (except for those rights which survive the payment in full of principal and interest hereunder) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or
Issuer's rights and obligations under the Loan Documents,  such Lender or Issuer shall cease to be a party hereto).

            (b) By executing and  delivering an Assignment and  Acceptance,  the
Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties  hereto as follows:  (i) other than as provided in such  Assignment  and  Acceptance,  such  assigning  Lender  Party  makes  no representation  or warranty  and assumes no  responsibility  with respect to any statements,  warranties or  representations  made in or in connection  with this
Agreement  or any  other  Loan  Document  or any  instrument  or other  document furnished  pursuant  hereto or thereto  or the  execution,  legality,  validity, enforceability,  genuineness,  sufficiency  or value  of, or the  perfection  or priority of any lien or security  interest  created or  purported  to be created under or in connection  with,  this  Agreement or any other Loan Document or any other  instrument or document  furnished  pursuant hereto or thereto;  (ii) such assigning  Lender  Party  makes no  representation  or  warranty  and assumes no responsibility  with respect to the  financial  condition of any Borrower or the performance or observance by any Borrower of any of its  obligations  under this
Agreement  or any other Loan  Document  or of any other  instrument  or document furnished  pursuant hereto or thereto;  (iii) such assignee confirms that it has received a copy of this Agreement and each of the other Loan Documents  together with a copy of any of the  financial  statements  referred  to in Section 4.5 of this  Agreement  and such  other  documents  and  information  as it has  deemed appropriate  to make its own credit  analysis  and  decision  to enter into such
Assignment and Acceptance;  (iv) such assignee will,  independently  and without reliance upon the Agent,  such assigning Lender Party or any other Lender Party, and based on such documents and information as it shall deem  appropriate at the time,  continue to make its own credit  decisions in taking or not taking action under  this  Agreement;  (v)  such  assignee  confirms  that  it is an  Eligible

                                       95

Assignee;  (vi) such  assignee  appoints and  authorizes  the Agent to take such action as agent on its behalf and to exercise such powers and  discretion  under this Agreement and the other Loan Documents as are delegated to the Agent by the terms  hereof and  thereof,  together  with such  powers and  discretion  as are reasonably  incidental  thereto;  and (vii) such  assignee  agrees  that it will perform in accordance with their terms all of the obligations which by the terms of this  Agreement  are  required  to be  performed  by it as a Lender  and,  if appropriate, an Issuer.

            (c) The Agent shall  maintain at its address  referred to in Section
10.2 a copy of each  Assumption  Agreement and each  Assignment  and  Acceptance delivered to and accepted by it and a register for the  recordation of the names and  addresses of the Lender  Parties and the  Commitments  of, Letter of Credit
Obligations  owing to, and  principal  amount of the Loans  owing to each Lender
Party from time to time (the  "Register").  The entries in the Register shall be conclusive  and  binding  for  all  purposes,  absent  manifest  error,  and the
Borrowers,  the Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender  Party for all purposes of this  Agreement.
The Register shall be available for  inspection by the  Borrowers,  the Agent or any Lender Party at any  reasonable  time and from time to time upon  reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance  executed by an assigning  Lender  Party and an  assignee  representing  that it is an  Eligible
Assignee,  together with the Note or Notes subject to such assignment, the Agent shall,  if such  Assignment and Acceptance has been  completed,  (i) accept such
Assignment and Acceptance,  (ii) record the information contained therein in the
Register  and (iii) give prompt  notice  thereof to the  Borrowers.  Within five
Business  Days after its receipt of such  notice,  the  Borrowers,  at their own expense,  shall  execute  and  deliver  to  the  Agent,  in  exchange  for  such surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning  Lender Party has retained a Commitment  hereunder,  a new
Note to the  order  of the  assigning  Lender  Party in an  amount  equal to the
Commitment retained by it hereunder.  Such new Note shall be dated the same date as the surrendered Note and be in  substantially  the form of Exhibit A-1 or A-2 hereto, as applicable.

            (e) Each Lender Party may sell  participations  to one or more banks or other Persons in or to all or a portion of its rights and  obligations  under the Loan  Documents  (including,  without  limitation,  all or a portion  of its
Commitment,  the Letter of Credit Obligations owing to it and the Loans owing to it and the Note held by it). The terms of such  participation  shall not, in any event,  require  the  participant's  consent to any  amendment,  waiver or other modification of any provision of any Loan Document, the consent to any departure by any Borrower therefrom,  or to the exercising or refraining from the exercise of any powers or rights  which such Lender Party may have under or in respect of the Loan  Documents  (including,  without  limitation,  the right to enforce the obligations of the  Borrowers),  except if any such  amendment,  waiver or other modification or consent would (i) reduce the amount,  or postpone any date fixed for,  any  amount  (whether  of  principal,  interest  or fees)  payable to such participant  under the Loan Documents to which such participant  would otherwise be entitled under such participation or (ii) result in the release of any of the
Collateral,  except  (A) as  shall  otherwise  be  provided  in  the  Collateral
Documents and (B) Collateral having an aggregate Fair Market Value not in excess

                                       96

of $25,000,000 in any Fiscal Year. In the event of the sale of any participation by any  Lender  Party,  (i)  such  Lender  Party's  obligations  under  the Loan
Documents (including, without limitation, its Revolving Credit Commitment) shall remain unchanged,  (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,  (iii) such Lender
Party shall remain the holder of such Note and  Obligations  for all purposes of this Agreement,  (iv) such Lender Party shall disclose to the Agent the identity of each bank or other entity purchasing a participation and the principal amount of such  participation  within five Business Days after the sale and purchase of such  participation,  and (v) the  Borrowers,  the Agent  and the  other  Lender
Parties  shall  continue  to deal  solely  and  directly  with  such  Lender  in connection with such Lender Party's rights and obligations under this Agreement.

            (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time  create a security  interest in all or any portion of its rights under this Agreement (including,  without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal  Reserve Bank in accordance  with  Regulation A of the Board of Governors of the Federal  Reserve
System.

            10.8. Governing Law. This Agreement and the Notes and the rights and obligations  of the  parties  hereto  and  thereto  shall be  governed  by,  and construed  in  accordance  with,  the law of the State of New York  and,  to the extent applicable, the Bankruptcy Code.

            10.9. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document  related thereto may be brought in the Bankruptcy  Court or the courts of the State of New York or of the United  States of America for the  Southern  District  of New York,  and, by
execution  and delivery of this  Agreement,  each  Borrower  hereby  accepts for itself  and in respect  of its  property,  generally  and  unconditionally,  the jurisdiction  of the aforesaid  courts.  The parties  hereto hereby  irrevocably waive any objection,  including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens,  which any of them may now or hereafter  have to the bringing of any such action or  proceeding in such respective jurisdictions.

            (b) Each Borrower  irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of a copy thereof by registered or certified  mail,  postage  prepaid,  to WPC at its address provided herein.

            (c) Nothing contained in this Section 10.9 shall affect the right of the Agent or any Lender  Party or any  holder of a Note to serve  process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

            10.10.   Section  Titles.  The  Section  titles  contained  in  this
Agreement  are and shall be without  substantive  meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

            10.11. Execution in Counterparts.  This Agreement may be executed in any  number  of  counterparts  and  by  different  parties  hereto  in  separate counterparts,  each of which when so executed  shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                       97

            10.12. No Liability of the Issuers.  The Borrowers  assume all risks of the acts or  omissions  of any  beneficiary  or  transferee  of any Letter of
Credit with respect to its use of such Letter of Credit.  Neither any Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that  may be made of any  Letter  of  Credit  or any  acts or  omissions  of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or  genuineness  of  documents,  or of any  endorsement  thereon,  even  if such documents  should  prove  to be in any or all  respects  invalid,  insufficient, fraudulent  or  forged;  (c)  payment by such  Issuer  against  presentation  of documents  that do not comply  with the terms of a Letter of  Credit,  including failure of any  documents  to bear any  reference  or adequate  reference to the
Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against such Issuer,  and such Issuer shall be liable to the  Borrowers, to the extent of any  direct,  but not  consequential,  damages  suffered by the
Borrowers  that the  Borrowers  prove were caused by (i) such  Issuer's  willful misconduct or gross negligence in determining  whether documents presented under any Letter of Credit  comply with the terms of the Letter of Credit or (ii) such
Issuer's  willful  failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates  strictly  complying with the terms  and  conditions  of the  Letter  of  Credit.  In  furtherance  and not in limitation of the  foregoing,  such Issuer may accept  documents  that appear on their face to be in order,  without  responsibility  for further  investigation, regardless of any notice or information to the contrary.

            10.13.  Entire Agreement.  This Agreement,  together with all of the other Loan Documents and all certificates and documents  delivered  hereunder or thereunder,  the Interim  Order,  the Final Order,  the  proposal  letter by and between  the Agent and the  Borrowers,  and the fee  letter by and  between  the
Borrowers  and each of the Lender  Parties  embody the entire  agreement  of the parties and supersedes all prior agreements and  understandings  relating to the subject matter hereof.

            10.14.  Confidentiality.  Each  Lender  Party and the Agent agree to keep  information  obtained by it pursuant  hereto and the other Loan  Documents confidential in accordance with such Lender Party's or the Agent's,  as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender Party's or the Agent's, as the case may be, Affiliates,  employees,  representatives  and agents who are or are expected to be involved in the evaluation of such  information in connection with the transactions  contemplated by this Agreement and who are advised of the confidential  nature of such  information,  (ii) to the extent such  information presently is or hereafter  becomes  available to such Lender Party or the Agent, as the case may be, on a  non-confidential  basis  from a source  other than the
Borrowers,  (iii) to the extent  disclosure  is required by law,  regulation  or judicial  order (which  requirement  or order shall be promptly  notified to the
Borrowers) or requested or required by bank  regulators or auditors,  or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section.

            10.15. Additional Term Loan; Amendment and Restatement.  Each of the
Borrowers and each Revolving  Credit Lender hereby agree that, at the discretion of the Agent,  up to  $50,000,000  of the Revolving  Credit  Commitments  may be

                                       98

converted  to  commitments  under a  non-amortizing  term  loan  that  will have substantially  the same  terms and  conditions  as,  and shall be pari  passu in respect of Collateral and priority of payment with, the Revolving  Credit Loans.
Each Revolving Credit Lender may, at its discretion, agree to convert any or all of its Revolving Credit  Commitment to commitments under such new term loan, and the Agent may, in its  discretion,  request such banks and other  entities as it shall identify to participate in such new term loan. Each Borrower,  each Lender
Party and the Agent  hereby  agree that,  prior to the entry of the Final Order, this  Agreement  may be amended and restated in its entirety to document the new term loan contemplated by this Section 10.15.

            10.16.  Waiver of Jury Trial.  Each of the Borrowers,  the Agent and
the Lender Parties  irrevocably waives all right to trial by jury in any action, proceeding  or  counterclaim  (whether  based on  contract,  tort or  otherwise)
arising  out of or  relating  to any of the  Loan  Documents,  the  Loans or the actions of the Agent or any  Lender  Party in the  negotiation,  administration, performance or enforcement thereof.

                                       99

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their  respective  officers  thereunto duly  authorized as of the date first above written.

                                    BORROWERS

                                        WHEELING-PITTSBURGH
                                        CORPORATION

                                        By:_______________________________
                                              Name:
                                              Title:

                                        WHEELING-PITTSBURGH STEEL
                                        CORPORATION

                                        By:_______________________________
                                              Name: Paul Mooney
                                              Title: Executive Vice President and
                                                       Chief Financial Officer

                                        W-P STEEL VENTURE CORPORATION

                                        By:_______________________________
                                              Name:
                                              Title:

                                        CONSUMERS MINING COMPANY

                                        By:_______________________________
                                              Name:
                                              Title:

                                              W-P COAL COMPANY
                                        By:_______________________________
                                              Name:
                                              Title:

                                        MINGO OXYGEN COMPANY

                                        By:_______________________________
                                              Name:
                                              Title:

                                        MONESSEN SOUTHWESTERN
                                        RAILWAY COMPANY

                                        By:_______________________________
                                              Name:
                                              Title:

                                        WHEELING-EMPIRE COMPANY

                                        By:_______________________________
                                              Name:
                                              Title:

                                        PITTSBURGH-CANFIELD
                                        CORPORATION

                                        By:_______________________________
                                              Name:
                                              Title:

                                      AGENT
                                        CITICORP USA, INC., as Agent

                                        By:_______________________________
                                              Name:
                                              Title:

                                     LENDERS

                                        CITICORP USA, INC.

                                        By:_______________________________
                                              Name:
                                              Title:

                                        THE CIT GROUP/BUSINESS CREDIT, INC.

                                        By:_______________________________
                                              Name:
                                              Title:

                                        NATIONAL CITY COMMERCIAL
                                        FINANCE

                                        By:_______________________________
                                              Name:
                                              Title:

                                        FOOTHILL CAPITAL CORPORATION

                                        By:_______________________________
                                              Name:
                                              Title:

                                        HELLER FINANCIAL, INC.

                                        By:_______________________________
                                              Name:
                                              Title:

                              ISSUER (AND NOT LENDER)

                                        CITIBANK, N.A.

                                        By:_____________________________
                                              Name:
                                              Title:

                                   SCHEDULE I
                                 LIST OF ISSUERS

Name of Issuer
--------------

Citibank, N.A.

                                   SCHEDULE II
                                   COMMITMENTS

Name of Lender                    Revolving Credit Commitment    Term Commitment
--------------                    ---------------------------    ---------------

Citicorp USA, Inc.                      $65,000,000.00           $35,000,000.00

The CIT Group/Business Credit, Inc.     $50,000,000.00

National City Commercial Finance        $45,000,000.00

Foothill Capital Corporation            $45,000,000.00

Heller Business Credit                  $50,000,000.00

                                  SCHEDULE III
          LIST OF APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES

Name of Lender               Domestic Lending Office          Eurodollar Lending Office

Citicorp USA, Inc.           399 Park Avenue                  399 Park Avenue
                             New York, NY 10043               New York, NY 10043
                             Attn:  Keith Karako              Attn:  Keith Karako
                             T:  212 559-3149                 T:  212 559-3149
                             F:  212 793-1290                 F:  212 793-1290

The CIT Group/Business       1211 Avenue of the Americas
Credit                       New York, NY 10036
                             T:
                             F:

National City Commercial     National City Center
Finance                      PO Box 5756
                             Cleveland, OH  44101-0756
                             T:
                             F:

Foothill Capital Corporation 2450 Colorado Ave
                             Suite 3000 West
                             Santa Monica, CA  90404
                             T:
                             F:

Heller Business Credit       150 East 42nd Street
                             New York, NY  10017
                             T:
                             F:

                                   SCHEDULE IV
                            TERM PRIORITY COLLATERAL

         All fixed assets of all Borrowers and the related intellectual property of all Borrowers as described in Section 4.19.